Prospectus supplement to prospectus dated September 4, 1998
--------------------------------------------------------------------------------

                                  $79,200,000
                        ABFS Mortgage Loan Trust 1998-4
                     $64,350,000 6.505%(1) Class A-1 Notes
                   $14,850,000 Variable Rate Class A-2 Notes
                  (1)Subject to increase as set forth herein

                               [GRAPHIC OMITTED]

              Prudential Securities Secured Financing Corporation
                                   Depositor

                      Mortgage Backed Notes, Series 1998-4
--------------------------------------------------------------------------------

The ABFS Mortgage Loan Trust 1998-4 will issue two classes of notes, each of which will be backed solely by a pledge of assets of the trust. The assets of the trust consist primarily of two pools of fixed-rate, closed-end, monthly-pay, business and consumer purpose home equity loans secured by first- or second-lien mortgages or deeds of trust on residential real properties. Each class of notes will be secured primarily by one of these two pools of mortgage loans.

|------------------------------------------------------------------------------|
| You should read the section entitled "Risk Factors" starting on page S-8 of | | this prospectus supplement and page 12 of the accompanying prospectus and | | consider these factors before making a decision to invest in the notes. The |
| notes represent non-recourse obligations of the trust only and are not       |
| interests in or obligations of any other person. Neither the notes nor the | | underlying mortgage loans will be insured or guaranteed by any governmental |
| agency or instrumentality.                                                   |
|------------------------------------------------------------------------------|

The notes --

o Interest and principal on the notes is scheduled to be paid monthly, on the 25th day of the month, or the business day immediately following if such 25th day is not a business day. The first scheduled distribution date is December 28, 1998.

Credit enhancement --

o The notes will be unconditionally and irrevocably guaranteed as to the payment of scheduled interest and ultimate principal pursuant to the terms of a financial guaranty insurance policy to be issued by

[GRAPHIC OMITTED]

o On each distribution date, excess interest from one of the pools of mortgage loans may be utilized to cover credit losses and certain interest shortfalls on the class of notes relating to the other pool of the mortgage loans. The availability of such cross-collateralization provides credit enhancement for each class of notes.

o The trust is also issuing two classes of trust certificates, which are not offered by this prospectus supplement, each representing the entire beneficial ownership interest in the portion of the trust consisting of one of the pools of mortgage loans. Payments on the trust certificates are subordinated to the payments due on the notes. Subordination of the trust certificates provides credit enhancement for each class of notes.

                Original Note
   Class      Principal Balance     Price to the Public     Underwriting Discount     Proceeds to the Depositor(2)
----------   -------------------   ---------------------   -----------------------   -----------------------------
     A-1         $64,350,000                100.00%(1)           0.35%                        $64,124,775
     A-2         $14,850,000                100.00%              0.35%                        $14,798,025
  -------        -----------              --------               ----                         -----------
    Total        $79,200,000           $79,200,000           $277,200                         $78,922,800

(1) Plus accrued interest, if any, from November 1, 1998.
(2) Before deducting expenses estimated to be $300,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.


                      Prudential Securities Incorporated

           The date of this prospectus supplement is December 4, 1998

           Important notice about the information presented in this prospectus supplement and the accompanying prospectus

     We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

     This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the accompanying prospectus. You are urged to read both this prospectus supplement and the accompanying prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

     If the terms of your series of notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     Prudential Securities Secured Financing Corporation has filed with the Securities and Exchange Commission a registration statement (Registration No. 333-61939) under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the Securities and Exchange Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

     The Securities and Exchange Commission allows us to "incorporate by reference" certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading "Incorporation of Certain Information by Reference" and the financial statements of Financial Security Assurance Inc. included in, or as exhibits to, the following documents, which have been filed by Financial Security Assurance Holdings Ltd.:

     o the Annual Report on Form 10-K for the year ended December 31, 1997; and

     o the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

     You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Principal Defined Terms" beginning on page S-84 in this prospectus supplement and under the caption "Index of Significant Definitions" beginning on page 104 in the accompanying prospectus.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

                                TABLE OF CONTENTS

SUMMARY...............................................1
     The Notes and the Trust Certificates.............1
         Description of the Notes.....................1
         Description of the Trust Certificates........2
     Distributions....................................2
         General......................................2
         Distributions of Interest....................2
         Distributions of Principal...................3
         Flow of Funds................................3
     Credit Enhancement...............................4
         Over-collateralization Provisions............4
         Cross-collateralization Provisions...........4
         The Note Insurance Policy....................5
     The Mortgage Loans...............................5
         General......................................5
         The Initial Mortgage Loans...................6
         The Subsequent Mortgage Loans................6
     Servicing of the Mortgage Loans..................6
         Servicing Fee................................6
         Option of the Servicer to Call the
            Class A-2 Notes...........................7
         Option of the Servicer to Terminate the
            Trust.....................................7
     ERISA Considerations.............................7
     Federal Income Tax Status........................7
         General......................................7
         The Class A-1 Notes..........................7
         The Class A-2 Notes..........................7
     Ratings..........................................7

RISK FACTORS..........................................8
     The Subsequent Mortgage Loans and the
            Pre-Funding Account.......................9
     Underwriting Standards and Potential
            Delinquencies............................10
     Geographic Concentration........................10
     Balloon Payments................................11
     Nature of Collateral; Second Lien Mortgage
            Loans....................................11
     Decline in Real Estate Values...................13
     Payments on the Mortgage Loans..................13
     Effect of Mortgage Loan Yield on the
            Class A-2 Note Rate......................13
     Legal Considerations............................14

TRANSACTION OVERVIEW.................................16
     Parties.........................................16
     The Transaction.................................17

THE MORTGAGE LOAN POOLS..............................17
     General.........................................17
     The Pool I Mortgage Loans.......................18
     The Pool II Mortgage Loans......................27
     Conveyance of Subsequent Mortgage Loans
            to Pool I................................34

THE ORIGINATORS, THE SELLER AND THE SERVICER.........34
     General.........................................34
     The Originators.................................35
     Underwriting Guidelines.........................37
     The Servicer....................................39
     Delinquency and Loan Loss Experience............40

THE OWNER TRUSTEE....................................42

THE INDENTURE TRUSTEE................................42

DESCRIPTION OF THE NOTES AND THE
     TRUST CERTIFICATES..............................42
     General.........................................42
     Book-Entry Registration.........................43
     Definitive Notes................................47
     Assignment and Pledge of Initial Mortgage Loans.47
     Assignment and Pledge of Subsequent Mortgage
            Loans....................................47
     Delivery of Mortgage Loan Documents.............48
     Representations and Warranties of the Seller....50
     Payments on the Mortgage Loans..................51
     Calculation of LIBOR............................52
     Over-collateralization Provisions...............53
     Cross-collateralization Provisions..............55
     Flow of Funds...................................56
     Definitions.....................................57
     Events of Default...............................60
     Reports to Noteholders..........................61
     Amendment.......................................62

SERVICING OF THE MORTGAGE LOANS......................62
     The Servicer....................................62
     Servicing Fees and Other Compensation and
            Payment of Expenses......................62
     Periodic Advances and Servicer Advances.........63
     Prepayment Interest Shortfalls..................63
     Civil Relief Act Interest Shortfalls............64
     Optional Purchase of Defaulted Mortgage Loans...64
     Servicer Reports................................64
     Collection and Other Servicing Procedures.......65
     Hazard Insurance................................65
     Realization Upon Defaulted Mortgage Loans.......66
     Removal and Resignation of the Servicer.........66
     Optional Clean-up Call on the Class A-2 Notes...68
     Termination; Purchase of Mortgage Loans.........68

THE NOTE INSURANCE POLICY............................69

THE NOTE INSURER.....................................72
     The Note Insurer................................72
     Reinsurance.....................................72
     Ratings.........................................73
     Capitalization..................................73
     Insurance Regulation............................74

PREPAYMENT AND YIELD CONSIDERATIONS..................74

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS............77
     Treatment of the Class A-1 Notes................77
     Treatment of the Class A-2 Notes................79

ERISA CONSIDERATIONS.................................80

LEGAL INVESTMENT.....................................82

UNDERWRITING.........................................82

EXPERTS..............................................83

RATINGS..............................................83

LEGAL MATTERS........................................84

INDEX OF PRINCIPAL DEFINED TERMS.....................84

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

                         -------------------------------


The Notes and the Trust Certificates

The ABFS Mortgage Loan Trust 1998-4 (the "Trust") will issue two classes of its Mortgage Backed Notes, Series 1998-4 (the "Notes"), the "Class A-1 Notes" and the "Class A-2 Notes". The Notes are being offered to you by this prospectus supplement.

The Trust will also issue two classes of trust certificates (the "Trust Certificates"), together representing the entire beneficial ownership interest in the Trust. The Trust Certificates are not offered by this prospectus supplement.

Description of the Notes

Each class of Notes will be secured by a pledge of a separate portion of the assets of the Trust. The assets of the Trust (the "Trust Estate") will consist primarily of two pools of fixed-rate, closed-end, monthly-pay, business and consumer purpose home equity loans secured by first- or second-lien mortgages or deeds of trust on residential real properties (the "Mortgage Loans"). The Class A-1 Notes will be secured by the Mortgage Loans in the first pool ("Pool I") and the Class A-2 Notes will be secured by the Mortgage Loans in the second pool ("Pool II"). Each pool will constitute a separate sub-trust of the Trust.

Each class of Notes will accrue interest at an interest rate (each, a "Note Rate"), have an original principal balance and final stated maturity date, as follows:

                     Original Note      Final Stated
 Class  Note Rate  Principal Balance  Maturity Date(1)
------- ---------  -----------------  ----------------
  A-1    6.505%(2)     $64,350,000    January 25, 2030
  A-2   Variable(3)    $14,850,000    January 25, 2030

(1) It is expected that the actual last Distribution Date for each class of Notes will occur significantly earlier than such final stated maturity date.

(2) If the Servicer does not exercise its option to terminate the Trust as described in this Summary under "Servicing of the Mortgage Loans -- Option of the Servicer to Terminate the Trust," the Note Rate on the Class A-1 Notes will be equal to the rate set forth above plus 0.50% per annum.

(3) The Note Rate on the Class A-2 Notes will equal the lesser of (i) one-month LIBOR plus a margin of 0.95% per annum (the "Class A-2 Formula Note Rate") and (ii) the weighted average interest rate on the Mortgage Loans in Pool II less the sum of (x) the sum of the per annum rates at which the fees and premium amounts payable to the Servicer, the Indenture Trustee, the Collateral Agent and the Note Insurer are calculated and (y) 0.75% (the "Available Funds Note Rate"). If the Servicer does not exercise its option to either terminate the Trust or call the Class A-2 Notes, as described in this Summary under "Servicing of the Mortgage Loans -- Option of the Servicer to Terminate the Trust" or "Servicing of the Mortgage Loans -- Option of the Servicer to Call the Class A-2 Notes," the margin applicable to the Class A-2 Formula Note Rate will double to 1.90% per annum. For a description of the calculation of LIBOR, see "Description of the Notes--Calculation of LIBOR" herein.

The Trust will issue the Notes in book-entry form in minimum denominations of $1,000 in original principal balance and integral multiples of $1,000 in excess thereof (except for one Note of each class which may be issued in a different amount).

Description of the Trust Certificates

One class of Trust Certificates will represent the ownership interest in the sub-trust of the Trust consisting of the Mortgage Loans in Pool I. The other class of Trust Certificates will represent the ownership interest in the sub-trust of the Trust consisting of the Mortgage Loans in Pool II. The holders of the Trust Certificates are entitled to receive certain payments consisting of Excess Interest from the related pool of Mortgage Loans, but only to the extent all payments have been made on each Distribution Date in respect of the Notes.

o Excess Interest. Generally, because more interest is anticipated to be paid by the Mortgage Loan borrowers than is necessary to pay the interest which accrues on the Notes, there is expected to be Excess Interest each month. Excess Interest may be used to cover shortfalls of interest, to create over-collateralization, for cross-collateralization or to pay amounts due the Note Insurer. After all such distributions are made on each Distribution Date, any remaining Excess Interest will be distributed to the holders of the Trust Certificates. For a description of the over-collateralization provisions and cross-collateralization provisions of this transaction, see "Credit Enhancement" in this Summary.

Distributions

General

Distributions on the Notes will be made on each Distribution Date to the holders of record on the related Record Date. Distributions to a holder will be made in an amount equal to such holder's percentage interest of the total amount distributed in respect of such holder's class of Notes on such Distribution Date.

o Distribution Date. Distributions on the Notes will be made on the 25th day of each month (or, if such 25th day is not a business day, on the next succeeding business day), beginning on December 28, 1998.

o Record Date. The Record Date for the Class A-1 Notes will be the last business day of the month preceding the related Distribution Date (or, in the case of the December 28, 1998 Distribution Date, the closing date). The Record Date for the Class A-2 Notes will be the business day immediately preceding each Distribution Date.

Distributions of Interest

On each Distribution Date, each class of Notes is entitled to receive its Current Interest.

o Current Interest. The Current Interest for a Distribution Date is the interest which accrues on a class of Notes at the applicable Note Rate on the outstanding principal balance of such class during the related Accrual Period.

o Accrual Period. The Accrual Period for the Class A-1 Notes is the calendar month preceding the applicable Distribution Date. The Accrual Period for the Class A-2 Notes is the period from, and including, the prior Distribution Date (or, in the case of the December 28, 1998 Distribution Date, the closing date) to, but excluding, the current Distribution Date.

All computations of interest accrued on the Class A-1 Notes shall be made on the basis of a 360-day year consisting of twelve 30-day months. All computations of interest accrued on the Class A-2 Notes shall be made on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

The amount of Current Interest due to the holders of the Class A-2 Notes may be reduced on each Distribution Date by the amount of any shortfalls in the collection of interest caused by prepayments or as a result of the imposition of the Civil Relief Act, to the extent such shortfalls are not advanced by the Servicer ("Mortgage Loan Interest Shortfalls"). The amount of any such reduction in the Current Interest is not covered by the Note Insurance Policy.

Conversely, the amount of Current Interest due to the holders of the Class A-1 Notes will not be reduced due to Mortgage Loan Interest Shortfalls. However, in the event the full amount of Current Interest is not available on any Distribution Date due to Mortgage Loan Interest Shortfalls in Pool I, the amount of the shortfall in Current Interest will not be covered by the Note Insurance Policy. Such shortfall in Current Interest will be paid from the Excess Interest, if any, before such Excess Interest is used for over-collateralization, cross-collateralization or paid to the holder of the Trust Certificate relating to Pool I.

For a description of the Civil Relief Act, see "Risk Factors -- Legal Considerations" herein. For a description of the Servicer's limited obligation to advance in respect of interest shortfalls, see "Servicing of the Mortgage Loans -- Advancing" herein.

Class A-2 Note Rate Cap. Because the Class A-2 Notes are variable-rate Notes which are backed by fixed-rate Mortgage Loans, it is possible that a rise in the level of LIBOR could result in a situation where the Mortgage Loans in Pool II would not generate enough interest to pay the scheduled interest on the Class A-2 Notes at the Class A-2 Formula Note Rate. If such a situation occurs, the Note Rate on the Class A-2 Notes will be capped at the Available Funds Note Rate, if any, which results in there being enough interest available for payment to the holders of the Class A-2 Notes.

Available Funds Carry-Forward Amounts. On each Distribution Date, the amount of the positive difference, if any, between the interest due at the Class A-2 Formula Note Rate and the interest due at the Available Funds Note Rate will be paid to the holders of the Class A-2 Notes from the Excess Interest relating to Pool II. If the full amount of such difference is not paid on such Distribution Date, then the unpaid amount will be carried forward and be due and payable on future Distribution Dates and shall accrue interest at the Class A-2 Formula Note Rate (such amount, together with the accrued interest on such amount, being the "Available Funds Carry-Forward Amount"). The Note Insurance Policy does not guarantee the payment of any Available Funds Carry-Forward Amounts.

Distributions of Principal

The holders of each class of Notes are entitled to receive distributions of principal on each Distribution Date which generally reflect collections of principal during the preceding calendar month on the Mortgage Loans in the related pool.

In addition, in accordance with the over-collateralization features of the transaction, Excess Interest otherwise distributable to the holders of the Trust Certificates during the early months of the transaction will be distributed to the holders of the related class of Notes as an additional distribution of principal, until the level of over-collateralization for such class has reached its target level. For a description of the over-collateralization features of the transaction, see "Credit Enhancement -- Over-collateralization" in this Summary.

Flow of Funds

On each Distribution Date, the Indenture Trustee will make the following payments in respect of each pool of Mortgage Loans to the holders of the related class of Notes, to the extent of the funds available therefor, in the following order of priority:

first payment of the expenses of the Trust relating to such pool of Mortgage Loans, including the fees, premiums and amounts owed to the Servicer, the Indenture Trustee, the Collateral Agent and the Note Insurer;

second to the holders of the related class of Notes, payment of interest on the related class of Notes;

third to the holders of the related class of Notes, payment of principal of the related class of Notes, but not including payments of principal constituting over-collateralization payments;

fourth to the holders of the other class of Notes, cross-collateralization payments equal to the amount of any credit losses or certain interest shortfalls;

fifth to the holders of the related class of Notes, payments of principal constituting over-collateralization payments;

sixth to the Cross-collateralization Reserve Account relating to the other class of Notes, payment of the amount required for the balance of such account to equal its required level;

seventh with respect to Pool II only, to the holders of the Class A-2 Notes, payment of any Available Funds Carry-Forward Amount; and

eighth to the holders of the Trust Certificates relating to such pool of Mortgage Loans, payment of any remaining amount.

In each case, payments to the holders of a class of Notes, other than cross-collateralization payments, will be made solely from amounts collected in respect of the related pool of Mortgage Loans.

For a detailed description of the distribution of funds, see "Description of the Notes -- Flow of Funds" herein.


Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Notes consists solely of: (a) over-collateralization, (b) cross-collateralization and
(c) the Note Insurance Policy.

Over-collateralization Provisions

On the closing date, each class of Notes will be issued with an aggregate original principal balance which is approximately 1.0% less than the sum of the aggregate outstanding principal balance of the Mortgage Loans purchased on the closing date and the original amount on deposit in the Pre-Funding Account, resulting in initial over-collateralization.

Over-collateralization is increased in the early months of the transaction, starting with the second Distribution Date, through a limited acceleration of the Notes relative to the amortization of the related pool of Mortgage Loans and other collateral. The accelerated amortization results from the application of Excess Interest to the payment of principal on the Notes. Starting with the second Distribution Date until the required level of over-collateralization of each pool of Mortgage Loans is reached, available Excess Interest from each pool of Mortgage Loans will be used as a payment of principal to accelerate the amortization of the related class of Notes. Once the required level of over-collateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of over-collateralization.

The over-collateralization provisions of the transaction provide that, subject to certain trigger tests, the required level of over-collateralization may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the Notes to increase the actual level of over-collateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of over-collateralization to its required level.

For a detailed description of the over-collateralization provisions of the transaction, including the required levels of over-collateralization and relevant triggers, see "Description of the Notes -- Over-collateralization Provisions" herein.

Cross-collateralization Provisions

In certain circumstances, Excess Interest from one pool of Mortgage Loans may be used to make payments with respect to the class of Notes relating to the other pool of Mortgage Loans.

Pursuant to the cross-collateralization provisions of the transaction, Excess Interest from a pool of Mortgage Loans which would otherwise be payable to the holder of the Trust Certificate relating to such pool will instead be paid to the holders of the class of Notes relating to the other pool of Mortgage Loans, to the extent of any credit losses or certain interest shortfalls on such other pool.

The cross-collateralization provisions of the transaction are limited to the payment of credit losses, certain interest shortfalls and amounts owed to the
Note Insurer. Thus, Excess Interest from one pool of Mortgage Loans may not be used to build over-collateralization with respect to the other pool of Mortgage Loans.

Cross-collateralization Reserve Account. Each class of Notes will have the benefit of a Cross-collateralization Reserve Account. In the event that the required level of over-collateralization for a pool of Mortgage Loans has not been reached, Excess Interest from the other pool of Mortgage Loans may be used to fund the Cross-collateralization Reserve Account with respect to such pool of Mortgage Loans, up to an amount equal to the shortfall in the required level of over-collateralization. Funds on deposit in this account will be used to pay credit losses, certain interest shortfalls and amounts owed to the Note Insurer with respect to either pool of Mortgage Loans after the level of over-collateralization for such pool has been reduced to zero.

For a detailed description of the cross-collateralization provisions of the transaction, including the Cross-collateralization Reserve Account, see "Description of the Notes -- Cross-collateralization Provisions" herein.

The Note Insurance Policy

On the closing date, Financial Security Assurance Inc. (the "Note Insurer") will issue a financial guaranty insurance policy (the "Note Insurance Policy") for the benefit of the holders of the Notes, pursuant to which it will irrevocably and unconditionally guaranty payment on each Distribution Date of scheduled interest on the Notes and payment on the final stated maturity date of the outstanding principal balance of the related class of Notes.

On any Distribution Date, the Note Insurer will generally be required to make available the amount, if any, by which the amount required to be distributed on such Distribution Date, including

o    scheduled interest on the Notes,
o the amount, if any, by which the aggregate outstanding principal balance of the Notes exceeds the sum of the aggregate principal balance of the Mortgage Loans and amounts on deposit in the Pre-Funding Account and Cross-collateralization Reserve Accounts, and
o on the final stated maturity date for a class of Notes, the outstanding principal balance of such class of Notes, exceeds the amount available for distribution on such Distribution Date. The
Note Insurer will be entitled to reimbursement from the Trust Estate for all payments made in respect of the Note Insurance Policy.

The Note Insurance Policy does not guarantee the Notes any specified rate of principal repayment. In addition, shortfalls in interest due to prepayments, the imposition of the Civil Relief Act and Available Funds Carry-Forward Amounts will not be covered under the Note Insurance Policy.

So long as the Note Insurer is not in default of its obligations under the Note Insurance Policy, the Note Insurer shall have the right to exercise all rights of the holders of the Notes without any consent of such holders. Such holders may exercise their rights only with the prior written consent of the Note Insurer, except as provided in the Indenture.

For a detailed description of the of the Note Insurer and the Note Insurance Policy, including selected financial information of the Note Insurer, see "The
Note Insurer" and "The Note Insurance Policy" herein.


The Mortgage Loans

General

The Mortgage Loans to be included in the Trust Estate will be primarily fixed-rate, closed-end, monthly pay, business and consumer purpose home equity loans secured by first, second or multiple mortgages or deeds of trust on residential real properties. Each of the Mortgage Loans were underwritten in accordance with the underwriting standards described herein under "The Originators, the Seller and the Servicer."

For statistical information regarding the Mortgage Loans, see "The Mortgage Loan Pools" herein.

The majority of the Mortgage Loans have a prepayment fee clause. Such prepayment fee clauses generally provide that the mortgagor pay, upon prepayment, one or more of the following: (i) a fee equal to a percentage (negotiated at origination) of the outstanding principal balance of the Mortgage Loan, (ii) a fee which is designed to allow the holder of the mortgage note to earn interest on the Mortgage Loan as if the Mortgage Loan remained outstanding until a designated point in time, or (iii) a fee equal to the amount of interest on the outstanding principal balance of the Mortgage Loan calculated pursuant to a Rule of 78's calculation, which has the effect of requiring the mortgagor to pay a greater amount of interest than would be required to be paid if the actuarial method of calculating interest was utilized.

For a discussion of the operation of certain prepayment fees, see "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in the accompanying prospectus.

The Initial Mortgage Loans

On the closing date, the Trust will purchase the Mortgage Loans. The aggregate principal balance of the Pool I Mortgage Loans will be approximately $51,902,848.57 and the aggregate principal balance of the Pool II Mortgage Loans will be approximately $15,000,264.20.

The aggregate principal balance of the Pool I Mortgage Loans purchased by the Trust on the closing date will be less than the amount required to the held by the Trust. The amount of such difference will be taken from the proceeds of the sale of the Class A-1 Notes and placed in a Pre-Funding Account and used for the purchase of Mortgage Loans by the Trust after the closing date.

The Pre-Funding Account. On the closing date, the difference between the amount of Pool I Mortgage Loans required to be held by the Trust and the amount of Pool I Mortgage Loans actually purchased by the Trust on such date, will be taken from the proceeds of the sale of the Class A-1 Notes and deposited in the Pre-Funding Account. Amounts on deposit in the Pre-Funding Account may be used to acquire Mortgage Loans after the closing date to be added to Pool I. However, if any amount remains on deposit in the Pre-Funding Account at the close of business on January 31, 1998, such amount will be used to prepay the principal of the Class A-1 Notes on the following Distribution Date.

The Capitalized Interest Account. On the closing date, the Indenture Trustee will be required to deposit a portion of the proceeds of the sale of the Class A-1 Notes in the Capitalized Interest Account. The amount deposited therein will be used, as necessary, to fund the aggregate amount of interest accruing on the amount on deposit in the Pre-Funding Account during the related Accrual Period, at the Class A-1 Note Rate plus the rate at which the premium of the Note Insurer is calculated.

The Subsequent Mortgage Loans

The Mortgage Loans to be purchased by the Trust after the closing date, as well as all of the Mortgage Loans in Pool I following the purchase of such Mortgage Loans, must conform to certain specified characteristics, as described herein under "The Mortgage Pools -- Conveyance of Subsequent Mortgage Loans."


Servicing of the Mortgage Loans

American Business Credit, Inc. (the "Servicer") will be obligated to service and administer the Mortgage Loans on behalf of the Trust, for the benefit of the
Note Insurer and the holders of the Notes. The Servicer will be required to use the same care as it customarily employs in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions, and giving due consideration to the reliance of the Note Insurer and the holder of the Notes on the Servicer.

Servicing Fee

The Servicer is entitled to a servicing fee of 0.50% per annum of the outstanding principal balance of each Mortgage Loan, calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other proceeds.

Option of the Servicer to Call the Class A-2 Notes

The Servicer may, at its option, call the Class A-2 Notes on any Distribution Date on which the aggregate outstanding principal balance of the Class A-2 Notes is equal to or less than 10% of the aggregate original principal balance of the Class A-2 Notes. In order to exercise its call, the Servicer must pay off the aggregate outstanding principal balance of the Class A-2 Notes on such Distribution Date, plus accrued and unpaid interest thereon, and any unpaid amounts due the Note Insurer in respect of the Class A-2 Notes.

Option of the Servicer to Terminate the Trust

The Servicer may, at its option, terminate the Trust on the Distribution Date on which the aggregate outstanding principal balance of all Mortgage Loans is less than 10% of the sum of the aggregate original principal balance of the Mortgage Loans purchased on the closing date and the amount on deposit in the Pre-Funding Account on the closing date. In order to exercise its option, the Servicer must purchase from the Trust all of the Mortgage Loans at a price equal to the sum of the principal and interest due on the Mortgage Loans and any unpaid amounts due the Note Insurer. No such termination is permitted without the prior written consent of the Note Insurer if it would result in a draw on the Note Insurance Policy. See "Servicing of the Mortgage Loans -- Termination; Purchase of Mortgage Loans" herein.


ERISA Considerations

Subject to the conditions described under "ERISA Considerations" herein, the Notes may be purchased by any employee benefit plan or other retirement arrangement subject to ERISA or the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" herein.


Federal Income Tax Status

General

In the opinion of Dewey Ballantine LLP, the Trust will be characterized as neither an association (or a publicly traded partnership) taxable as a corporation nor a taxable mortgage pool.

The Class A-1 Notes

No election will be made to treat the sub-trust of the Trust consisting of the Pool I Mortgage Loans as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Class A-1 Notes will evidence debt obligations under the Internal Revenue Code of 1986, as amended (the "Code") and interest paid or accrued thereon, including original issue discount, if any, will be taxable to nonexempt holders.

The Class A-2 Notes

An election will be made to treat the sub-trust of the Trust consisting of the Pool II Mortgage Loans as a REMIC for federal income tax purposes. The Class A-2 Notes will be designated as the "regular interests" in the REMIC, and the Trust Certificate relating to the Pool II Mortgage Loans will be designated as the sole "residual interest" in the REMIC.

The Class A-2 Notes generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Class A-2 Notes will be required to report income thereon in accordance with the accrual method of accounting.

See "Certain Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences" in the accompanying prospectus.


Ratings

In order to be issued, the Notes must be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc., taking into account the Note Insurance Policy issued with respect to the Notes.

For a discussion of the ratings, see "Ratings" herein and "Prepayment and Yield Considerations" in the accompanying prospectus.

                                  RISK FACTORS

         Investors should consider, among other things, the following factors (as well as the factors set forth under "Risk Factors" in the accompanying prospectus) before deciding to invest in the Notes.

Prepayment and            Borrowers may prepay their loans at any time and may
Maturity                  be required to pay a prepayment fee if permitted by
Considerations            applicable law and the applicable mortgage note. The
                          majority of the Mortgage Loans contain substantial prepayment fees. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including state and federal income tax policies, interest rates and the availability of alternative financing. No assurance can be given as to the level of prepayments that the Mortgage Loans in the Trust will experience.

                          A number of factors, in addition to the prepayment fees, may impact the prepayment rate of loans such as the Mortgage Loans. One such factor is whether the principal balance of the Mortgage Loans is relatively small. A small principal balance may be easier for a borrower to prepay than a large balance and therefore a higher prepayment rate may result for loans such as the Mortgage Loans. In addition, in order to refinance a first priority mortgage loan, the borrower must generally repay any subordinate mortgage loans. However, a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant.

                          Other factors that might affect the prepayment rate include:

                          o general economic conditions and the general interest
                            rate environment,
                          o possible future changes affecting the deductibility
                            for federal income tax purposes of interest payments on home equity loans,
                          o the amounts of, and interest rates on, any
                            underlying senior mortgage loans, and
                          o the tendency of borrowers to use first priority
                            mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

                          Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans.

                          Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of any related senior mortgage loan or loans), sales of mortgaged properties subject to "due-on-sale" clauses and liquidations due to default, as well as the receipt of proceeds from physical damage. In addition, repurchases of Mortgage Loans from the Trust are required in certain circumstances and will have the same effect on the holders of the Notes as a prepayment of the related Mortgage Loans. Prepayments and such repurchases may also accelerate the actual final maturity date of the Notes. All of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer will enforce such provisions to the extent permitted by applicable law.

                          The timing of principal distributions to each class of Notes and the weighted average life of each class of Notes may be affected by the rates of prepayment on the Mortgage Loans in the related pool. In addition, to the extent funds in the Pre-Funding Account are not used to purchase Mortgage Loans by January 31, 1999, such funds will be used on the following Distribution Date to make a mandatory prepayment of principal to the holders of the Class A-1 Notes.

                          In general, if prevailing interest rates fall significantly below the interest rates for similar loans at the time of origination, fixed-rate Mortgage Loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such Mortgage Loans were originated. Should prepayments on the Mortgage Loans increase because of such interest rate reductions, the weighted average life and final maturity date of the Notes may be shortened. See "Prepayment and Yield Considerations" herein.

                          The weighted average life of a pool of loans is the average amount of time that will elapse from the date such Pool is formed until each dollar of principal is scheduled to be repaid. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average life of each class of Notes is expected to vary substantially from the weighted average remaining term to stated maturity of the related pool of Mortgage Loans. Certain information, based on specified prepayment assumptions, as to the possible weighted average life of the Notes is set forth herein under "Prepayment and Yield Considerations."

                          The Originators maintain only limited records of the historical prepayment experience for their portfolio of loans which they believe do not provide meaningful information with respect to the Mortgage Loans. The Originators are not aware of any publicly available reliable information regarding prepayment experience of mortgage loans. No assurance can be given that prepayments on the Mortgage Loans will conform to any historical experience and no prediction can be made as to the actual prepayment experience on the Mortgage Loans.

                          Investors in the Notes should consider the associated risks, including, in the case of Notes purchased at a discount (or premium), the risk that a slower (or faster) than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans could result in an actual yield that is lower than anticipated. See "Description of the Notes -- Flow of Funds" herein and "Prepayment and Yield Considerations" herein and in the accompanying Prospectus.

The Subsequent            If the principal balance of the eligible Mortgage
Mortgage Loans            Lonas available for purchase by the Trust on January
and the Pre-              31, 1999 is less than the amount on deposit in the
Funding                   Pre-Funding Account on such date, such remaining
Account                   amount will be applied as a prepayment of principal
                          paid to the holders of the Class A-1 Notes on the following Distribution Date. Although no assurances can be given, it is anticipated that the aggregate principal balance of the Mortgage Loans sold to the Trust after the closing date will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the holders of the Class A-1 Notes. In addition, any purchase of Mortgage
                          Loans by the Trust using funds on deposit in the Pre-Funding Account is subject to the following conditions, among others:

                          o each such Mortgage Loan must satisfy certain
                            statistical criteria and representations and warranties specified herein;

                          o such Mortgage Loans will not be selected in a manner
                            that is believed to be adverse to the interests of the holders of the Class A-1 Notes and the Note Insurer;
                          o certain opinions of counsel will be delivered with
                            respect to the validity of the conveyance of such Mortgage Loans.

                          Each Mortgage Loan purchased after the closing date must satisfy the eligibility criteria referred to above at the time of its addition. However, such Mortgage Loans may have been originated using credit criteria different from those which were applied to the Mortgage Loans purchased on the closing date, and may be of a different credit quality. Therefore, following the transfer of such Mortgage Loans to the Trust, the aggregate characteristics of the Mortgage Loans then held in Pool I may vary from those of the Mortgage Loans included in Pool I on the closing date. For a description of the requirements for Mortgage Loans purchased after the closing date, see "The Mortgage Pool -- Conveyance of Subsequent Mortgage Loans" herein.

Underwriting              The Mortgage Loans were made, in part, to borrowers
Standards and             who, for one reason or another, are not able, or do
Potential                 not wish, to obtain financing from traditional sources
Delinquencies             such as commercial banks. Such loans may be considered
                          to be of a riskier nature than loans made by traditional sources of financing, so that the holders of the Notes may be deemed to be at greater risk than if the Mortgage Loans were made to other types of borrowers.

                          As described herein, the underwriting standards used in the origination of the Mortgage Loans generally are less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the Mortgage Loans purchased by the Trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Geographic                Certain geographic regions of the United States from
Concentration             time to time will experience weaker regional economic
                          conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on loans generally. Any concentration of the Mortgage
                          Loans in such a region may present risk considerations in addition to those generally present for similar mortgage backed securities without such concentration.
                          The mortgage properties underlying the Mortgage Loans are located primarily on the eastern seaboard of the United States. This may subject a pool of Mortgage
                          Loans to the risk that a downturn in the economy in this area of the country would more greatly affect the pool than if the pool were more diversified.

                          In particular, the percentages of Mortgage Loans in Pool I and Pool II (measured by the aggregate principal balance of the Mortgage Loans in the related pool that existed on November 22, 1998 (the "Statistical Calculation Date Aggregate Principal Balance")) which are secured by mortgaged properties located in certain states are set forth below:


                                 New Jersey    New York   Pennsylvania   Georgia
                                 ----------    --------   ------------   -------
                        Pool I     29.19%       22.94%        17.06%      8.52%
                        Pool II    35.48%       15.18%        15.03%     20.90%

                          Because of the relative geographic concentration of the Mortgage Loans within the States of New Jersey, New York, Pennsylvania and Georgia losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more geographically diversified. For example, certain of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of New Jersey, New York, Pennsylvania and Georgia may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the New Jersey, New York, Pennsylvania and Georgia residential real estate markets experience an overall decline in property values after the dates of origination of the respective Mortgage Loans, then the rates of delinquencies, foreclosures and losses on the Mortgage Loans may be expected to increase and such increase may be substantial.

Balloon                   Approximately 38.19% of the Mortgage Loans in Pool I
Payments                  (measured by Pool I Statistical Calculation Date
                          Aggregate Principal Balance) and 42.21% of the
                          Mortgage Loans in Pool II (measured by Pool II
                          Statistical Calculation Date Aggregate Principal
                          Balance) are not fully amortized over their terms and instead require substantial balloon payments on their maturity dates (such Mortgage Loans being referred to herein as the "Balloon Loans"). Because the principal balances of such Mortgage Loans do not fully amortize over the term of the Mortgage Loan, such Mortgage
                          Loans may involve greater risks of default than Mortgage Loans whose principal balance is fully amortized over the term of the Mortgage Loan. The borrower's ability to pay the balloon amount due at maturity of such a Mortgage Loan will depend on the borrower's ability to obtain adequate refinancing or funds from other sources to repay the Mortgage Loan.

                          The Originators believe that the Mortgage Loans are or will be adequately collateralized. In light of the collateralization and the relatively small average size of the Mortgage Loans, they believe the borrowers are likely to have the ability to obtain adequate refinancing or secure funds from other sources. However, the Originators have only limited historical default data with respect to their balloon loans and they do not believe that their data is sufficient to predict the default experience of such balloon loans.

                          Even assuming that the mortgaged properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the holders of the Notes could occur.

Nature of                 General economic conditions have an impact on the
Collateral;               ability of borrowers to repay loans. Loss of earnings,
Second Lien               illness and other similar factors may lead to an
Mortgage Loans            increase in delinquencies and bankruptcy filings by
                          borrowers. In the event of a bankruptcy of a mortgagor, it is possible that the Trust could experience a loss with respect to such mortgagor's
                          Mortgage Loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage
                          Loan. Moreover, in the event a bankruptcy court rejects the transfer of the related mortgaged property to the Trust, any remaining balance on such Mortgage
                          Loan may not be recoverable.

                          Approximately 8.73% of the Mortgage Loans in Pool I (measured by Pool I Statistical Calculation Date Aggregate Principal Balance) and 22.69% of the Mortgage Loans in Pool II (measured by Pool II Statistical Calculation Date Aggregate Principal Balance) are secured by subordinate or junior mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of such a Mortgage Loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it forecloses subject to the related senior mortgages, in which case it must either pay the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing business and consumer purpose home equity loans in its portfolio, it is the Servicer's practice to satisfy or reinstate each such first mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on the related loans or otherwise. The Trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

                          An overall decline in the residential real estate market could adversely affect the values of the mortgaged properties such that the outstanding principal balances of the Mortgage Loans, together with the primary senior financing thereon, equals or exceeds the value of the mortgaged properties. Such a decline would adversely affect the position of a second mortgagee before having such an effect on that of the related first mortgagee. A rise in interest rates over a period of time and the general condition of the mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the Mortgage Loan to the value of the mortgaged property may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan after satisfaction of any first liens.

                          Even assuming that the mortgaged properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by holders of the Notes. An action to foreclose on the mortgaged property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are presented, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the mortgaged property or to obtain proceeds from a foreclosure sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from collections received during the preceding calendar month all expenses reasonably incurred in attempting to recover amounts due on such Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing collections available to the holder of the Notes. See "The Originators, the Seller and the Servicer -- Delinquency and Loan Loss Experience" and "Description of the Notes" herein.

                          Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is relatively small, proceeds from foreclosure actions on such Mortgage Loans may be smaller as a percentage of the outstanding principal balance of a Mortgage Loan than foreclosure proceeds on loans from a pool of mortgage loans that have a larger average outstanding principal balance.

Decline in Real           No assurance can be given that the values of the
Estate Values             mortgaged properties have remained or will remain at
                          their levels as of the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans (and, in the case of second mortgages, the outstanding balance of the related first mortgage) become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on these mortgaged properties could be higher than losses now generally experienced in the mortgage lending industry.

Payments on the           The scheduled monthly payment dates with respect to
Mortgage Loans            the Mortgage Loans occur throughout a month. When a
                          principal prepayment in full is made on a Mortgage
                          Loan, the mortgagor is charged interest only up to the date of such prepayment, instead of for a full month.
                          However, such principal receipts will only be passed through to the holders of the Notes once a month, on the Distribution Date which follows the calendar month in which such prepayment was received by the Servicer.
                          The Servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Notes that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and thirty (30) days' interest on such Mortgage Loan, but only to the extent of the servicing fee for the such calendar month.

                          If the Servicer fails to make such payments or the shortfall exceeds the related servicing fee, there will be less funds available for the payment of interest on the related class of Notes. In the case of the Class A-1 Notes, such shortfall in interest will not be allocated among the holders of the Class A-1 Notes to reduce the interest due on the Class A-1 Notes. In the case of the Class A-2 Notes, such shortfall in interest will be allocated among the holders of the Class A-2 Notes to reduce the interest due on the Class A-2 Notes. Such shortfalls of interest are not covered by the Note Insurance Policy. See "Description of the Notes -- Flow of Funds" herein.

Effect of                 The Note Rate for the Class A-2 Notes is based upon
Mortgage Loan             the value of an adjustable index (one-month LIBOR),
Yield on the              while the interest rates on the Mortgage Loans in Pool
Class A-2 Note            II are fixed. Consequently, the interest which becomes
Rate                      due on such Mortgage Loans (net of the per annum rate
                          at which the fees or premiums of the Servicer, the Indenture Trustee, the Collateral Agent and the Note
                          Insurer are paid and a spread of 0.75%) during any calendar month may be less than the amount of interest that would accrue at one-month LIBOR plus the margin on the Class A-2 Notes during the related Accrual
                          Period, and will be limited to such lower amount.
                          While the Class A-2 Notes do have a "carry-forward" or "catch-up" feature if the amount of interest paid is so limited, the amount of any shortfall or carry-forward is not guaranteed by the Note Insurance
                          Policy.

Legal                     Applicable state laws generally regulate interest
Considerations            rates and other charges, require certain disclosures,
                          and may require licensing of originators. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the Mortgage Loans.
                          Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trust to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the accompanying prospectus.

                          The Mortgage Loans are also subject to federal laws, including:

                          o the Federal Truth in Lending Act and Regulation Z
                            issued under that Act, as to consumer purpose Mortgage Loans, which require certain disclosures to the borrowers regarding the terms of such Mortgage Loans;
                          o the Equal Credit Opportunity Act and Regulation B
                            issued under that Act, as to the business and consumer purpose Mortgage Loans, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and
                          o the Fair Credit Reporting Act as to the business and
                            consumer purpose Mortgage Loans, which regulates the use and reporting of information related to the borrower's credit experience.

                          Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust to damages and administrative enforcement.

                          In addition, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act") or similar state legislation, the interest charged and the ability of the Servicer to foreclose on loans to certain mortgagors may be limited. Generally, under the Civil Relief Act, a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), shall not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Civil Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Civil Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Civil Relief Act. Application of the Civil Relief Act would adversely affect, for an indeterminate period of time until cessation of active duty status, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans to which it applies, if any. Any shortfall in interest collections on any Mortgage Loan resulting from the application of the Civil Relief Act will result in a reduction of the amounts available for distribution in respect of interest on the related class of Notes. In the case of the Class A-1 Notes, such shortfall in interest will not be allocated among the holders of the Class A-1 Notes to reduce the interest due on the Class A-1 Notes. In the case of the Class A-2 Notes, such shortfall in interest will be allocated among the holders of the Class A-2 Notes to reduce the interest due on the Class A-2 Notes. Such shortfalls are not covered by Servicer advances or the Note Insurance Policy. The Servicer is not obligated to offset any of its fees against, or to provide any other funds to cover, any such shortfalls. In addition, the Civil Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status and, under certain circumstances, during an additional period thereafter. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the accompanying prospectus.

                          It is possible that some of the consumer purpose Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to the Truth in Lending Act which additions are reflected in Regulation Z, the implementing regulation of the Truth in Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to certain non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates ten percentage points over the yield on U.S. Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. These provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Year 2000 Issues          There is a significant uncertainty regarding the
                          effect of the Year 2000 problem because computer systems that do not properly recognize date sensitive information when the year changes to 2000 could generate erroneous data or altogether fail. The
                          Servicer and its affiliates have assessed their internal systems, programs and data processing applications as well as those provided to them by third-party vendors with respect to Year 2000 data processing issues. The Servicer and its affiliates believe that the computer equipment and software used by them will function properly with respect to dates in the Year 2000 and thereafter. The Servicer and its affiliates have not incurred significant expense to date, and do not anticipate incurring significant future expense, to address Year 2000 issues although there can be no assurance that the Servicer and its affiliates will not incur significant future expenses.
                          However, third parties that have relationships with them, including vendors and borrowers, may experience significant Year 2000 issues. These issues may have a serious adverse effect on the operations of such third parties, including a shut-down of operations for a period of time, which may, in turn, have a material adverse effect on their business, financial condition and results of operations.

                              TRANSACTION OVERVIEW

Parties

         The Trust. ABFS Mortgage Loan Trust 1998-4, a Delaware business trust. The principal executive office of the Trust is in Wilmington, Delaware, in care of the Owner Trustee, at the address of the Owner Trustee specified below.

         The Depositor. Prudential Securities Secured Financing Corporation, a Delaware corporation. The principal executive office of the Depositor is located at One New York Plaza, 14th Floor, New York, New York 10292, and its telephone number is (212) 778-1000.

         The Seller. ABFS 1998-4, Inc., a Delaware corporation, which is owned by the Originators. The principal executive office of the Seller is at Balapointe Centre, 111 Presidential Boulevard, Suite 215, Bala Cynwyd, Pennsylvania 19004, and its telephone number is (610) 668-2440.

         The Originators. American Business Credit, Inc. ("ABC"), a Pennsylvania corporation, Home American Credit, Inc. d/b/a Upland Mortgage ("Upland"), a Pennsylvania corporation, and New Jersey Mortgage and Investment Corp. ("NJMIC"), a New Jersey corporation, originated or purchased the Mortgage Loans. For a description of the business of the Originators, see "The Originators, the Seller and the Servicer" herein.

         The Servicer and the Subservicers. ABC will act as servicer of the Mortgage Loans, and Upland and NJMIC will act as subservicers with respect to different portions of the Mortgage Loans. For a description of the business of the Servicer, see "The Originators, the Seller and the Servicer" herein.

         The Indenture Trustee. The Bank of New York, a New York banking corporation. The corporate trust office of the Indenture Trustee is located at 101 Barclay Street, New York, New York 10286, and its telephone number is (212) 946-3216. For a description of the Indenture Trustee and its responsibilities with respect to the Notes, see "The Indenture Trustee" herein.

         The Owner Trustee. First Union Trust Company, National Association, a national banking association. The corporate trust office of the Owner Trustee is located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801, and its telephone number is (302) 888-7539. For a description of the Owner Trustee and its responsibilities with respect to the Notes and the Mortgage Loans, see "The Owner Trustee" herein.

         The Collateral Agent. Chase Bank of Texas, N.A., a national banking association. The corporate trust office of the Collateral Agent is located at 801 West Greens Road, Houston, Texas 77067, and its telephone number is (281) 775-5400.

         The Note Insurer. Financial Security Assurance Inc., a New York financial guaranty insurance company. The Note Insurer will issue a financial guaranty insurance policy (the "Note Insurance Policy") for the benefit of the holders of the Notes. For a description of the business and selected financial information of the Note Insurer, see "The Note Insurance Policy" and "The Note Insurer" herein.

         The Rating Agencies. Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") will issue ratings with respect to each class of Notes.

The Transaction

         Formation of the Trust and Issuance of the Trust Certificates. The Trust will be formed pursuant to the terms of a Trust Agreement, dated as of November 1, 1998 (the "Trust Agreement"), between the Owner Trustee, the Depositor and the Seller. Pursuant to the terms of the Trust Agreement, the Trust will also issue the Trust Certificates to the Seller, each evidencing the entire beneficial ownership interest in the sub-trust of the Trust consisting of the related pool of Mortgage Loans of the Trust.

         Sale and Servicing of the Mortgage Loans. The Mortgage Loans have been originated or purchased by the Originators pursuant to their respective underwriting guidelines, as set forth herein under "The Originators, the Seller and the Servicer." The Originators will sell the Mortgage Loans to the Seller, and the Seller will sell the Mortgage Loans to the Depositor, pursuant to an Unaffiliated Seller's Agreement, dated as of November 1, 1998 (the "Unaffiliated Seller's Agreement"), among the Originators, the Seller and the Depositor. The Depositor will sell the Mortgage Loans to the Trust pursuant to a Sale and Servicing Agreement, dated as of November 1, 1998 (the "Sale and Servicing Agreement"), among the Depositor, the Trust, the Servicer, the Collateral Agent and the Indenture Trustee. The Servicer will service the Mortgage Loans pursuant to the terms of the Sale and Servicing Agreement.

         Issuance of the Notes. Pursuant to the terms of an Indenture, dated as of November 1, 1998 (the "Indenture"), between the Trust and the Indenture Trustee, the Trust will pledge the Trust Estate to the Indenture Trustee, for the benefit of the holders of the Notes and the Note Insurer, and issue the Notes. In the Indenture, the Trust will make a REMIC election with respect to the sub-trust of the Trust consisting of the Pool II Mortgage Loans.

         Issuance of the Note Insurance Policy. The Note Insurer will issue the
Note Insurance Policy pursuant to the terms of an Insurance and Indemnity Agreement, dated as of November 1, 1998 (the "Insurance Agreement") among the
Note Insurer, the Trust, the Depositor, the Seller, the Originators and the Servicer.

                             THE MORTGAGE LOAN POOLS

General

         Difference between Statistical Calculation Date and Closing Date Pools. The statistical information presented in this prospectus supplement concerning the Mortgage Loans is based on the pools of Mortgage Loans that existed on November 22, 1998 (such date, the "Statistical Calculation Date"). Pool I aggregated $41,236,547.48 as of the Statistical Calculation Date and Pool II aggregated $10,158,340.00 as of the Statistical Calculation Date. The Seller expects that the actual pools as of the closing date will represent approximately $51,902,848.57 in aggregate principal balance of Mortgage Loans in Pool I, as of the close of business on October 31, 1998 (the "Cut-Off Date") and approximately $15,000,264.20 in aggregate principal balance of Mortgage Loans in Pool II, as of the Cut-Off Date. The additional Mortgage Loans will represent Mortgage Loans acquired or to be acquired by the Trust on or prior to the closing date. In addition, with respect to the pools as of the Statistical Calculation Date as to which statistical information is presented herein, some amortization will occur prior to the closing date. Moreover, certain Mortgage Loans included in the pools as of the Statistical Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pools, and may not be included in the final pools. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final Mortgage Loan pools will vary somewhat from the statistical distribution of such characteristics as of the Statistical Calculation Date as presented in this prospectus supplement, although such variance will not be material. In the event that the Depositor does not, as of the closing date, have the full amount of Mortgage Loans which the Depositor expects to sell to the Trust for allocation to Pool I on such date, the Seller will increase the size of the Pre-Funding Account and the Capitalized Interest Account. Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by Statistical Calculation Date Aggregate Principal Balance for each pool.

         Additional Mortgage Loans (the "Subsequent Mortgage Loans") are intended to be purchased by the Trust for inclusion in Pool I from time to time on or before January 31, 1999 from funds on deposit in the Pre-Funding Account. The Initial Mortgage Loans and the Subsequent Mortgage Loans are referred to herein collectively as the "Mortgage Loans." The Subsequent Mortgage Loans to be purchased by the Trust for inclusion in Pool I, if available, will be originated or purchased by the Originators, sold by the Originators to the Seller, sold by the Seller to the Depositor and then sold by the Depositor to the Trust. The Indenture will provide that the Mortgage Loans, following the conveyance of the Subsequent Mortgage Loans, must in the aggregate conform to certain specified characteristics described below under " -- Conveyance of Subsequent Mortgage Loans."

         Unless otherwise noted, all statistical percentages in this prospectus supplement are approximate and are measured by the aggregate principal balance of the related Mortgage Loans in relation to the Statistical Calculation Date Aggregate Principal Balance for each pool, in each case, as of the Statistical Calculation Date.

         The Mortgage Loans will be predominantly business or consumer purpose residential home equity loans used (x) to refinance an existing mortgage loan,
(y) to consolidate debt, or (z) to obtain cash proceeds by borrowing against the mortgagor's equity in the related mortgaged property in order to provide funds for (i) working capital for business, (ii) business expansion, (iii) equipment acquisition, or (iv) personal acquisitions. The mortgaged properties securing the Mortgage Loans consist primarily of single-family residences (which may be detached, part of a multi-family dwelling, a condominium unit, a townhouse, a mobile home or a unit in a planned unit development) and commercial or mixed use property. The mortgaged properties may be owner-occupied properties (which includes second and vacation homes), non-owner occupied investment properties or business purpose properties.

The Pool I Mortgage Loans

         As of the Statistical Calculation Date, each of the Mortgage Loans in Pool I had a remaining term to maturity of no greater than 360 months and had a mortgage interest rate of at least 7.75% per annum.

         The combined loan-to-value ratios ("CLTV") described herein were calculated based upon the appraised values of the related mortgaged properties at the time of origination. No assurance can be given that such appraised values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding principal balances of the Mortgage Loans, together with the outstanding principal balances of any first liens, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer, as set forth below under "The Originators, the Seller and the Servicer -- Delinquency and Loan Loss Experience," and in the mortgage lending industry generally.

         As of the Statistical Calculation Date, the Mortgage Loans in Pool I consisted of 560 Mortgage Loans under which the related mortgaged properties are located in 18 states, as set forth herein. As of the Statistical Calculation Date, the Mortgage Loans in Pool I had an aggregate principal balance, after application of all payments due on or before November 22, 1998, of $41,236,547.48, the minimum principal balance of any of the Mortgage Loans was $10,000.00, the maximum principal balance thereof was $226,800.00, and the average principal balance of the Mortgage Loans was $73,636.69. As of the Statistical Calculation Date, mortgage interest rates on the Mortgage Loans in Pool I ranged from 7.75% to 16.99% per annum, and the weighted average mortgage interest rate of the Mortgage Loans was approximately 11.26% per annum. As of the Statistical Calculation Date, the original term to stated maturity of the Mortgage Loans in Pool I ranged from 24 months to 360 months, the remaining term to stated maturity ranged from 24 months to 360 months, the weighted average original term to stated maturity was approximately 260 months and the weighted average remaining term to stated maturity was approximately 260 months. As of the Statistical Calculation Date, no Mortgage Loan in Pool I had a maturity later than December 1, 2028. Approximately 61.81% of the aggregate principal balance of the Mortgage Loans in Pool I as of the Statistical Calculation Date require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity dates, and approximately 38.19% of the aggregate principal balance of the Mortgage Loans are Balloon Loans. The weighted average CLTV of the Mortgage Loans in Pool I as of the Statistical Calculation Date was approximately 77.03%. As of the Statistical Calculation Date, the Mortgage Loans in Pool I consisted of approximately 91.27% of Mortgage Loans secured by first lien mortgages ("First Liens") on the related Mortgaged Properties, and approximately 8.73% of Mortgage Loans secured by second lien mortgages ("Second Liens") on the related mortgaged properties.

         Approximately 29.19%, 22.94%, 17.06% and 8.52%of the Mortgage Loans in Pool I are secured by mortgaged properties located in the States of New Jersey, New York, Pennsylvania and Georgia, respectively. See "Risk Factors -- Geographic Concentration" herein.

         On or prior to January 31, 1999, the Trust is expected to purchase, subject to availability, Subsequent Mortgage Loans to be added to Pool I. The maximum aggregate principal balance of Subsequent Mortgage Loans that may be purchased is expected to be approximately $13,097,151.43.

         The following tables set forth certain statistical information with respect to the Mortgage Loans in Pool I. Due to rounding, the percentages shown may not precisely total 100.00%.

                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                     Pool I

                                           Number of              Aggregate Unpaid          % of Statistical Calculation Date
                State                    Mortgage Loans          Principal Balance             Aggregate Principal Balance
----------------------------------       --------------         --------------------         --------------------------------
California                                     1                $        66,300.00                          0.16%
Connecticut                                   10                        764,000.00                          1.85
Delaware                                      11                        576,525.00                          1.40
Florida                                       47                      3,101,959.58                          7.52
Georgia                                       46                      3,515,091.00                          8.52
Illinois                                      16                      1,122,144.06                          2.72
Indiana                                        2                         70,259.54                          0.17
Kentucky                                       1                         52,000.00                          0.13
Maryland                                      10                        691,565.13                          1.68
Mississippi                                    6                        419,389.50                          1.02
New Jersey                                   147                     12,037,786.40                         29.19
New York                                      94                      9,457,967.50                         22.94
North Carolina                                 4                        185,960.00                          0.45
Ohio                                          12                        601,400.00                          1.46
Pennsylvania                                 126                      7,036,440.30                         17.06
South Carolina                                 3                        156,650.00                          0.38
Tennessee                                      2                        114,300.00                          0.28
Virginia                                      22                      1,266,809.47                          3.07
                                             ---                ------------------                        ------
     TOTAL                                   560                $    41,236,547.48                        100.00%
                                             ===                ==================                        ======

                           DISTRIBUTION OF CLTV RATIOS

                                     Pool I

               Original                     Number of             Aggregate Unpaid           % of Statistical Calculation Date
              CLTV Range                 Mortgage Loans          Principal Balance              Aggregate Principal Balance
  ----------------------------------    ----------------        -------------------          ----------------------------------
  10.000%  < CLTV < =    15.000%                3               $        93,500.00                          0.23%
  15.000   < CLTV < =    20.000                 0                             0.00                          0.00
  20.000   < CLTV < =    25.000                11                       386,490.78                          0.94
  25.000   < CLTV < =    30.000                 6                       238,500.00                          0.58
  30.000   < CLTV < =    35.000                 4                       248,000.00                          0.60
  35.000   < CLTV < =    40.000                 5                       198,894.45                          0.48
  40.000   < CLTV < =    45.000                 9                       387,277.08                          0.94
  45.000   < CLTV < =    50.000                21                       952,365.61                          2.31
  50.000   < CLTV < =    55.000                12                       542,300.27                          1.32
  55.000   < CLTV < =    60.000                18                     1,040,250.00                          2.52
  60.000   < CLTV < =    65.000                32                     1,889,840.65                          4.58
  65.000   < CLTV < =    70.000                48                     3,421,009.39                          8.30
  70.000   < CLTV < =    75.000                77                     5,490,299.31                         13.31
  75.000   < CLTV < =    80.000               114                     8,760,642.96                         21.24
  80.000   < CLTV < =    85.000                85                     7,169,844.01                         17.39
  85.000   < CLTV < =    90.000               109                     9,972,732.97                         24.18
  90.000   < CLTV < =    95.000                 6                       444,600.00                          1.08
                                              ---               ------------------                        ------
     TOTAL                                    560               $    41,236,547.48                        100.00%
                                              ===               ==================                        ======

                                      S-20

                  DISTRIBUTION OF GROSS MORTGAGE INTEREST RATES

                                     Pool I

           Gross Mortgage                  Number of             Aggregate Unpaid          % of Statistical Calculation Date
         Interest Rate Range             Mortgage Loans          Principal Balance            Aggregate Principal Balance
------------------------------------   ------------------       -------------------        ----------------------------------
   7.50%  < Gross Coupon <=    7.75%            1                 $     100,800.00                          0.24%
   7.75   < Gross Coupon < =   8.00             2                       304,795.85                          0.74
   8.00   < Gross Coupon < =   8.25             2                       299,000.00                          0.73
   8.25   < Gross Coupon < =   8.50             3                       310,735.97                          0.75
   8.50   < Gross Coupon < =   8.75             7                       799,479.05                          1.94
   8.75   < Gross Coupon < =   9.00            28                     2,834,527.73                          6.87
   9.00   < Gross Coupon < =   9.25             8                       662,050.00                          1.61
   9.25   < Gross Coupon < =   9.50            29                     2,406,707.05                          5.84
   9.50   < Gross Coupon < =   9.75            21                     1,507,092.90                          3.65
   9.75   < Gross Coupon < =  10.00            48                     3,946,136.91                          9.57
  10.00   < Gross Coupon < =  10.25            10                       579,750.00                          1.41
  10.25   < Gross Coupon < =  10.50            44                     3,892,339.36                          9.44
  10.50   < Gross Coupon < =  10.75            11                       902,694.98                          2.19
  10.75   < Gross Coupon < =  11.00            65                     5,411,772.75                         13.12
  11.00   < Gross Coupon < =  11.25            14                     1,110,618.00                          2.69
  11.25   < Gross Coupon < =  11.50            28                     2,606,289.00                          6.32
  11.50   < Gross Coupon < =  11.75            16                     1,184,103.30                          2.87
  11.75   < Gross Coupon < =  12.00            45                     2,853,929.47                          6.92
  12.00   < Gross Coupon < =  12.25            10                       378,550.00                          0.92
  12.25   < Gross Coupon < =  12.50            31                     2,097,789.50                          5.09
  12.50   < Gross Coupon < =  12.75             8                       414,200.00                          1.00
  12.75   < Gross Coupon < =  13.00            28                     1,212,093.90                          2.94
  13.00   < Gross Coupon < =  13.25             5                       295,494.45                          0.72
  13.25   < Gross Coupon < =  13.50            12                       393,782.92                          0.95
  13.50   < Gross Coupon < =  13.75             2                        59,000.00                          0.14
  13.75   < Gross Coupon < =  14.00            12                       680,900.00                          1.65
  14.00   < Gross Coupon < =  14.25             4                       102,382.00                          0.25
  14.25   < Gross Coupon < =  14.50             1                       171,700.00                          0.42
  14.50   < Gross Coupon < =  14.75             1                        30,000.00                          0.07
  14.75   < Gross Coupon < =  15.00             1                        70,200.00                          0.17
  15.00   < Gross Coupon < =  15.25             2                        27,000.00                          0.07
  15.25   < Gross Coupon < =  15.50             0                             0.00                          0.00
  15.50   < Gross Coupon < =  15.75             1                        56,000.00                          0.14
  15.75   < Gross Coupon < =  16.00            56                     3,210,132.39                          7.78
  16.00   < Gross Coupon < =  16.25             1                        45,000.00                          0.11
  16.25   < Gross Coupon < =  16.50             0                             0.00                          0.00
  16.50   < Gross Coupon < =  16.75             0                             0.00                          0.00
  16.75   < Gross Coupon < =  17.00             3                 $     279,500.00                          0.68
                                              ---                 ----------------                        ------
     TOTAL                                    560                 $  41,236,547.48                        100.00%
                                              ===                 ================                        ======

                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
                                   (in months)

                                     Pool I

       Range of Original Terms             Number of             Aggregate Unpaid          % of Statistical Calculation Date
             (in months)                Mortgage Loans           Principal Balance            Aggregate Principal Balance
-------------------------------------  ------------------      --------------------        ---------------------------------
     12   < Orig. Term < =  24                 1                  $      55,000.00                          0.13%
     24   < Orig. Term < =  36                 1                         20,000.00                          0.05
     36   < Orig. Term < =  48                 0                              0.00                          0.00
     48   < Orig. Term < =  60                20                        580,277.08                          1.41
     60   < Orig. Term < =  72                 0                              0.00                          0.00
     72   < Orig. Term < =  84                 6                        106,194.45                          0.26
     84   < Orig. Term < =  96                 1                         25,000.00                          0.06
     96   < Orig. Term < = 108                 1                         25,000.00                          0.06
    108   < Orig. Term < = 120                27                      1,065,291.21                          2.58
    120   < Orig. Term < = 132                 1                        144,000.00                          0.35
    132   < Orig. Term < = 144                 0                              0.00                          0.00
    144   < Orig. Term < = 156                 0                              0.00                          0.00
    156   < Orig. Term < = 168                 0                              0.00                          0.00
    168   < Orig. Term < = 180               235                     16,118,180.34                         39.09
    180   < Orig. Term < = 192                 1                         87,500.00                          0.21
    192   < Orig. Term < = 204                 0                              0.00                          0.00
    204   < Orig. Term < = 216                 5                        359,140.65                          0.87
    216   < Orig. Term < = 228                 0                              0.00                          0.00
    228   < Orig. Term < = 240                74                      4,312,647.82                         10.46
    240   < Orig. Term < = 252                 1                        123,239.87                          0.30
    252   < Orig. Term < = 288                 0                              0.00                          0.00
    288   < Orig. Term < = 300                19                      1,462,922.98                          3.55
    300   < Orig. Term < = 312                 0                              0.00                          0.00
    312   < Orig. Term < = 324                 0                              0.00                          0.00
    324   < Orig. Term < = 336                 0                              0.00                          0.00
    336   < Orig. Term < = 348                17                      1,403,911.82                          3.40
    348   < Orig. Term < = 360               150                     15,348,241.26                         37.22
                                             ---                  ----------------                        ------
     TOTAL                                   560                  $  41,236,547.48                        100.00%
                                             ===                  ================                        ======


                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
                                   (in months)

                                     Pool I

      Range of Remaining Terms             Number of             Aggregate Unpaid           % of Statistical Calculation Date
            (in months)                 Mortgage Loans           Principal Balance             Aggregate Principal Balance
--------------------------------------  --------------           -----------------          ----------------------------------
    12    < Rem. Term < =   24                 1                  $      55,000.00                          0.13%
    24    < Rem. Term < =   36                 1                         20,000.00                          0.05
    36    < Rem. Term < =   48                 0                              0.00                          0.00
    48    < Rem. Term < =   60                20                        580,277.08                          1.41
    60    < Rem. Term < =   72                 0                              0.00                          0.00
    72    < Rem. Term < =   84                 6                        106,194.45                          0.26
    84    < Rem. Term < =   96                 1                         25,000.00                          0.06
    96    < Rem. Term < =  108                 1                         25,000.00                          0.06
   108    < Rem. Term < =  120                27                      1,065,291.21                          2.58
   120    < Rem. Term < =  132                 1                        144,000.00                          0.35
   132    < Rem. Term < =  144                 0                              0.00                          0.00
   144    < Rem. Term < =  156                 0                              0.00                          0.00
   156    < Rem. Term < =  168                 0                              0.00                          0.00
   168    < Rem. Term < =  180               235                     16,118,180.34                         39.09
   180    < Rem. Term < =  192                 1                         87,500.00                          0.21
   192    < Rem. Term < =  204                 0                              0.00                          0.00
   204    < Rem. Term < =  216                 5                        359,140.65                          0.87
   216    < Rem. Term < =  228                 0                              0.00                          0.00
   228    < Rem. Term < =  240                74                      4,312,647.82                         10.46
   240    < Rem. Term < =  252                 1                        123,239.87                          0.30
   252    < Rem. Term < =  288                 0                              0.00                          0.00
   288    < Rem. Term < =  300                19                      1,462,922.98                          3.55
   300    < Rem. Term < =  312                 0                              0.00                          0.00
   312    < Rem. Term < =  324                 0                              0.00                          0.00
   324    < Rem. Term < =  336                 0                              0.00                          0.00
   336    < Rem. Term < =  348                17                      1,403,911.82                          3.40
   348    < Rem. Term < =  360               150                     15,348,241.26                         37.22
                                             ---                  ----------------                        ------
     TOTAL                                   560                  $  41,236,547.48                        100.00%
                                             ===                  ================                        ======


                   DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES

                                     Pool I

    Range of Original Mortgage Loan         Number of             Aggregate Unpaid          % of Statistical Calculation Date
          Principal Balances             Mortgage Loans          Principal Balance             Aggregate Principal Balance
---------------------------------------  --------------          ------------------         ----------------------------------
 $  5,000  < Balance < = $ 10,000               2                  $     20,000.00                          0.05%
   10,000  < Balance < =   15,000              17                       230,533.28                          0.56
   15,000  < Balance < =   20,000              25                       471,695.23                          1.14
   20,000  < Balance < =   25,000              26                       612,680.45                          1.49
   25,000  < Balance < =   30,000              34                       958,233.89                          2.32
   30,000  < Balance < =   35,000              30                       984,712.84                          2.39
   35,000  < Balance < =   40,000              42                     1,587,904.92                          3.85
   40,000  < Balance < =   45,000              24                     1,040,725.00                          2.52
   45,000  < Balance < =   50,000              35                     1,716,250.19                          4.16
   50,000  < Balance < =   55,000              15                       797,739.05                          1.93
   55,000  < Balance < =   60,000              30                     1,747,585.00                          4.24
   60,000  < Balance < =   65,000              21                     1,333,872.19                          3.23
   65,000  < Balance < =   70,000              21                     1,423,916.91                          3.45
   70,000  < Balance < =   75,000              23                     1,676,599.96                          4.07
   75,000  < Balance < =   80,000              18                     1,409,800.00                          3.42
   80,000  < Balance < =   85,000              15                     1,240,650.00                          3.01
   85,000  < Balance < =   90,000              10                       878,708.17                          2.13
   90,000  < Balance < =   95,000               8                       743,500.00                          1.80
   95,000  < Balance < =  100,000              15                     1,474,646.57                          3.58
  100,000  < Balance < =  105,000              15                     1,534,736.45                          3.72
  105,000  < Balance < =  110,000              17                     1,828,096.82                          4.43
  110,000  < Balance < =  115,000               9                     1,018,074.52                          2.47
  115,000  < Balance < =  120,000              10                     1,176,257.05                          2.85
  120,000  < Balance < =  125,000              15                     1,847,489.87                          4.48
  125,000  < Balance < =  130,000              10                     1,267,720.65                          3.07
  130,000  < Balance < =  135,000               5                       667,250.00                          1.62
  135,000  < Balance < =  140,000               7                       965,325.00                          2.34
  140,000  < Balance < =  145,000              10                     1,429,962.10                          3.47
  145,000  < Balance < =  150,000               5                       746,394.98                          1.81
  150,000  < Balance < =  200,000              32                     5,391,825.00                         13.08
  200,000  < Balance < =  250,000              14                     3,013,661.39                          7.31
                                              ---                  ---------------                        ------
      TOTAL                                   560                  $ 41,236,547.48                        100.00%
                                              ===                  ===============                        ======

                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES

                                     Pool I

    Range of Current Mortgage Loan          Number of             Aggregate Unpaid           % of Statistical Calculation Date
          Principal Balances             Mortgage Loans           Principal Balance             Aggregate Principal Balance
---------------------------------------  --------------           -----------------          ----------------------------------
   $  5,000  < Balance < = $ 10,000               2               $      20,000.00                          0.05%
     10,000  < Balance < =   15,000              17                     230,533.28                          0.56
     15,000  < Balance < =   20,000              25                     471,695.23                          1.14
     20,000  < Balance < =   25,000              26                     612,680.45                          1.49
     25,000  < Balance < =   30,000              34                     958,233.89                          2.32
     30,000  < Balance < =   35,000              30                     984,712.84                          2.39
     35,000  < Balance < =   40,000              42                   1,587,904.92                          3.85
     40,000  < Balance < =   45,000              24                   1,040,725.00                          2.52
     45,000  < Balance < =   50,000              35                   1,716,250.19                          4.16
     50,000  < Balance < =   55,000              15                     797,739.05                          1.93
     55,000  < Balance < =   60,000              30                   1,747,585.00                          4.24
     60,000  < Balance < =   65,000              21                   1,333,872.19                          3.23
     65,000  < Balance < =   70,000              21                   1,423,916.91                          3.45
     70,000  < Balance < =   75,000              23                   1,676,599.96                          4.07
     75,000  < Balance < =   80,000              18                   1,409,800.00                          3.42
     80,000  < Balance < =   85,000              15                   1,240,650.00                          3.01
     85,000  < Balance < =   90,000              10                     878,708.17                          2.13
     90,000  < Balance < =   95,000               8                     743,500.00                          1.80
     95,000  < Balance < =  100,000              15                   1,474,646.57                          3.58
    100,000  < Balance < =  105,000              15                   1,534,736.45                          3.72
    105,000  < Balance < =  110,000              17                   1,828,096.82                          4.43
    110,000  < Balance < =  115,000               9                   1,018,074.52                          2.47
    115,000  < Balance < =  120,000              10                   1,176,257.05                          2.85
    120,000  < Balance < =  125,000              15                   1,847,489.87                          4.48
    125,000  < Balance < =  130,000              10                   1,267,720.65                          3.07
    130,000  < Balance < =  135,000               5                     667,250.00                          1.62
    135,000  < Balance < =  140,000               7                     965,325.00                          2.34
    140,000  < Balance < =  145,000              10                   1,429,962.10                          3.47
    145,000  < Balance < =  150,000               5                     746,394.98                          1.81
    150,000  < Balance < =  200,000              32                   5,391,825.00                         13.08
    200,000  < Balance < =  250,000              14                   3,013,661.39                          7.31
                                                ---               ----------------                         -----

      TOTAL                                     560               $  41,236,547.48                        100.00%
                                                ===               ================                        ======


                           DISTRIBUTION BY LIEN STATUS

                                     Pool I

                                           Number of             Aggregate Unpaid           % of Statistical Calculation Date
             Lien Status                Mortgage Loans           Principal Balance             Aggregate Principal Balance
--------------------------------------  --------------           -----------------          ---------------------------------
First Lien                                     457                $  37,636,017.40                         91.27%
Second Lien                                    103                    3,600,530.08                          8.73
                                               ---                ----------------                        ------
     TOTAL                                     560                $  41,236,547.48                        100.00%
                                               ===                ================                        ======


                        DISTRIBUTION BY AMORTIZATION TYPE

                                     Pool I

                                          Number of              Aggregate Unpaid           % of Statistical Calculation Date
         Amortization Type              Mortgage Loans          Principal Balance              Aggregate Principal Balance
-------------------------------------   --------------          ------------------          ---------------------------------
Fully Amortizing                              340                 $  25,489,719.83                         61.81%
Balloon Loans                                 220                    15,746,827.65                         38.19
                                              ---                 ----------------                        ------
     TOTAL                                    560                 $  41,236,547.48                        100.00%
                                              ===                 ================                        ======



                        DISTRIBUTION BY OCCUPANCY STATUS

                                     Pool I

                                          Number of             Aggregate Unpaid           % of Statistical Calculation Date
          Occupancy Status             Mortgage Loans          Principal Balance              Aggregate Principal Balance
-------------------------------------  --------------          -----------------           ---------------------------------
Owner Occupied                                491               $   36,782,139.53                         89.20%
Investor                                       40                    2,462,677.60                          5.97
Vacation/Second Home                            4                      259,000.00                          0.63
Business                                       25                    1,732,730.35                          4.20
                                             ----               -----------------                        ------
      TOTAL                                   560               $   41,236,547.48                        100.00%
                                              ===               =================                        ======


                          DISTRIBUTION BY PROPERTY TYPE

                                     Pool I

                                         Number of              Aggregate Unpaid          % of Statistical Calculation Date
           Property Type               Mortgage Loans          Principal Balance             Aggregate Principal Balance
------------------------------------   --------------          -----------------          ---------------------------------
Mixed Use                                    18                 $    1,227,730.35                          2.98%
PUD                                           1                         32,000.00                          0.08
Commercial                                    7                        505,000.00                          1.22
Townhouses                                   35                      1,664,970.00                          4.04
2-4 Residential                              50                      4,221,901.06                         10.24
Condominiums                                 13                        888,919.00                          2.16
Single Family                               431                     32,459,916.21                         78.72
Mobile Homes                                  5                        236,110.86                          0.57
                                           ----                 -----------------                        ------
     TOTAL                                  560                 $   41,236,547.48                        100.00%
                                            ===                 =================                        ======

The Pool II Mortgage Loans

         As of the Statistical Calculation Date, each of the Mortgage Loans in Pool II had a remaining term to maturity of no greater than 360 months and had a mortgage interest rate of at least 8.49% per annum.

         The CLTVs described herein were calculated based upon the appraised values of the related mortgaged properties at the time of origination. No assurance can be given that such appraised values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding principal balances of the Mortgage Loans, together with the outstanding principal balances of any first liens, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer, as set forth below under "The Originators, the Seller and the Servicer -- Delinquency and Loan Loss Experience," and in the mortgage lending industry.

         As of the Statistical Calculation Date, the Mortgage Loans in Pool II consisted of 54 Mortgage Loans under which the related mortgaged properties are located in 11 states, as set forth herein. As of the Statistical Calculation Date, the Mortgage Loans in Pool II had an aggregate principal balance, after application of all payments due on or before November 22, 1998, of $10,158,340.00, the minimum principal balance of any of the Mortgage Loans was $14,000.00, the maximum principal balance thereof was $420,000.00, and the average principal balance of the Mortgage Loans was $188,117.41. As of the Statistical Calculation Date, mortgage interest rates on the Mortgage Loans in Pool II ranged from 8.49% to 15.99% per annum, and the weighted average mortgage interest rate of the Mortgage Loans was approximately 11.17% per annum. As of the Statistical Calculation Date, the original term to stated maturity of the Mortgage Loans in Pool II ranged from 180 months to 360 months, the remaining term to stated maturity ranged from 179 months to 360 months, the weighted average original term to stated maturity was approximately 257 months and the weighted average remaining term to stated maturity was approximately 256 months. As of the Statistical Calculation Date, no Mortgage Loan in Pool II had a maturity later than November 16, 2028. Approximately 57.79% of the aggregate principal balance of the Mortgage Loans in Pool II as of the Statistical Calculation Date require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity dates, and approximately 42.21% of the aggregate principal balance of the Mortgage Loans are Balloon Loans. The weighted average CLTV of the Mortgage Loans in Pool II as of the Statistical Calculation Date was approximately 79.40%. As of the Statistical Calculation Date, the Mortgage Loans in Pool II consisted of approximately 77.31% of Mortgage Loans secured by First Liens, and approximately 22.69% of Mortgage Loans secured by Second Liens.

         Approximately 35.48%, 20.90%, 15.18% and 15.03% of the Mortgage Loans in Pool II are secured by mortgaged properties located in the States of New Jersey, Georgia, New York and Pennsylvania, respectively. See "Risk Factors -- Geographic Concentration" herein.

         The following tables set forth certain statistical information with respect to the Mortgage Loans in Pool II. Due to rounding, the percentages shown may not precisely total 100.00%.

                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                     Pool II

                                         Number of             Aggregate Unpaid          % of Statistical Calculation Date
            State                     Mortgage Loans          Principal Balance            Aggregate Principal Balance
-------------------------------      ----------------        -------------------        -----------------------------------
Connecticut                                   4                $   429,652.34                           4.23%
Florida                                       1                    350,246.72                           3.45
Georgia                                       9                  2,123,099.25                          20.90
Illinois                                      1                     75,000.00                           0.74
Maryland                                      1                     97,788.62                           0.96
New Jersey                                   18                  3,603,785.17                          35.48
New York                                      9                  1,542,368.01                          15.18
North Carolina                                1                    260,000.00                           2.56
Ohio                                          1                     55,000.00                           0.54
Pennsylvania                                  8                  1,526,399.89                          15.03
Virginia                                      1                     95,000.00                           0.94
                                           ----                --------------                         ------
      TOTAL                                  54                $10,158,340.00                         100.00%
                                           ====                ==============                         ======


                           DISTRIBUTION OF CLTV RATIOS

                                     Pool II

                                         Number of             Aggregate Unpaid          % of Statistical Calculation Date
      Original CLTV Ratio             Mortgage Loans          Principal Balance           Aggregate Principal Balance
-------------------------------      ----------------        -------------------        -----------------------------------
  40.000%   < CLTV <=    45.000%              1                $   325,000.00                             3.20%
  45.000    < CLTV <=    50.000               0                          0.00                             0.00
  50.000    < CLTV <=    55.000               1                     37,898.37                             0.37
  55.000    < CLTV <=    60.000               1                     55,000.00                             0.54
  60.000    < CLTV <=    65.000               1                    420,000.00                             4.13
  65.000    < CLTV <=    70.000               3                    505,000.00                             4.97
  70.000    < CLTV <=    75.000              10                  1,526,599.61                            15.03
  75.000    < CLTV <=    80.000              11                  1,898,074.84                            18.68
  80.000    < CLTV <=    85.000              11                  2,969,640.40                            29.23
  85.000    < CLTV <=    90.000              14                  2,407,126.78                            23.70
  90.000    < CLTV <=    95.000               1                     14,000.00                             0.14
                                           ----                --------------                           ------
     TOTAL                                   54                $10,158,340.00                           100.00%
                                           ====                ==============                           ======

                  DISTRIBUTION OF GROSS MORTGAGE INTEREST RATES

                                     Pool II

           Gross Mortgage                 Number of             Aggregate Unpaid           % of Statistical Calculation Date
         Interest Rate Range            Mortgage Loans          Principal Balance             Aggregate Principal Balance
------------------------------------   ----------------        -------------------        ------------------------------------
  8.25%  < Gross Coupon <=   8.50%             2                $     475,313.33                            4.68%
  8.50   < Gross Coupon <=   8.75              0                            0.00                            0.00
  8.75   < Gross Coupon <=   9.00              2                      602,265.35                            5.93
  9.00   < Gross Coupon <=   9.25              0                            0.00                            0.00
  9.25   < Gross Coupon <=   9.50              3                      755,500.00                            7.44
  9.50   < Gross Coupon <=   9.75              2                      568,260.58                            5.59
  9.75   < Gross Coupon <=  10.00              6                    1,350,260.81                           13.29
 10.00   < Gross Coupon <=  10.25              0                            0.00                            0.00
 10.25   < Gross Coupon <=  10.50              7                    1,277,196.00                           12.57
 10.50   < Gross Coupon <=  10.75              1                      220,000.00                            2.17
 10.75   < Gross Coupon <=  11.00              6                      693,706.25                            6.83
 11.00   < Gross Coupon <=  11.25              2                      295,000.00                            2.90
 11.25   < Gross Coupon <=  11.50              3                      952,692.45                            9.38
 11.50   < Gross Coupon <=  11.75              1                      280,000.00                            2.76
 11.75   < Gross Coupon <=  12.00              6                      971,424.96                            9.56
 12.00   < Gross Coupon <=  12.25              1                       70,000.00                            0.69
 12.25   < Gross Coupon <=  12.50              0                            0.00                            0.00
 12.50   < Gross Coupon <=  12.75              0                            0.00                            0.00
 12.75   < Gross Coupon <=  13.00              3                      372,788.62                            3.67
 13.00   < Gross Coupon <=  13.25              0                            0.00                            0.00
 13.25   < Gross Coupon <=  13.50              2                      169,931.65                            1.67
 13.50   < Gross Coupon <=  13.75              0                            0.00                            0.00
 13.75   < Gross Coupon <=  14.00              0                            0.00                            0.00
 14.00   < Gross Coupon <=  14.25              0                            0.00                            0.00
 14.25   < Gross Coupon <=  14.50              0                            0.00                            0.00
 14.50   < Gross Coupon <=  14.75              0                            0.00                            0.00
 14.75   < Gross Coupon <=  15.00              1                      100,000.00                            0.98
 15.00   < Gross Coupon <=  15.25              0                            0.00                            0.00
 15.25   < Gross Coupon <=  15.50              0                            0.00                            0.00
 15.50   < Gross Coupon <=  15.75              0                            0.00                            0.00
 15.75   < Gross Coupon <=  16.00              6                    1,004,000.00                            9.88
                                            ----                ----------------                          ------
      TOTAL                                   54                $  10,158,340.00                          100.00%
                                            ====                ================                          ======

                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
                                   (in months)

                                     Pool II

    Range of Original Terms               Number of            Aggregate Unpaid           % of Statistical Calculation Date
          (in months)                  Mortgage Loans          Principal Balance             Aggregate Principal Balance
--------------------------------      ----------------        -------------------        -----------------------------------
     168  < Orig. Term < = 180                29                $ 5,066,456.95                         49.87%
     180  < Orig. Term < = 228                 0                          0.00                          0.00
     228  < Orig. Term < = 240                 9                  1,010,331.21                          9.95
     240  < Orig. Term < = 288                 0                          0.00                          0.00
     288  < Orig. Term < = 300                 1                    295,000.00                          2.90
     300  < Orig. Term < = 348                 0                          0.00                          0.00
     348  < Orig. Term < = 360                15                  3,786,551.84                         37.28
                                             ---                --------------                        ------
      TOTAL                                   54                $10,158,340.00                        100.00%
                                            ====                ==============                        ======

                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
                                   (in months)

                                     Pool II

   Range of Remaining Terms              Number of             Aggregate Unpaid          % of Statistical Calculation Date
          (in months)                  Mortgage Loans          Principal Balance             Aggregate Principal Balance
--------------------------------      ----------------        -------------------        -----------------------------------
     168  < Rem. Term < =  180               29                 $ 5,066,456.95                           49.87%
     180  < Rem. Term < =  228                0                           0.00                            0.00
     228  < Rem. Term < =  240                9                   1,010,331.21                            9.95
     240  < Rem. Term < =  288                0                           0.00                            0.00
     288  < Rem. Term < =  300                1                     295,000.00                            2.90
     300  < Rem. Term < =  348                0                           0.00                            0.00
     348  < Rem. Term < =  360               15                   3,786,551.84                           37.28
                                            ---                 --------------                          ------
     TOTAL                                   54                 $10,158,340.00                          100.00%
                                           ====                 ==============                          ======

                   DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES

                                     Pool II

   Range of Remaining Terms              Number of             Aggregate Unpaid          % of Statistical Calculation Date
   Loan Principal Balances             Mortgage Loans          Principal Balance             Aggregate Principal Balance
----------------------------------    ----------------        -------------------        -----------------------------------
  $10,000   < Balance < = $ 15,000            1                 $    14,000.00                          0.14%
   15,000   < Balance < =   20,000            0                           0.00                          0.00
   20,000   < Balance < =   25,000            2                      49,000.00                          0.48
   25,000   < Balance < =   30,000            2                      59,498.78                          0.59
   30,000   < Balance < =   35,000            2                      69,250.00                          0.68
   35,000   < Balance < =   40,000            1                      37,898.37                          0.37
   40,000   < Balance < =   45,000            0                           0.00                          0.00
   45,000   < Balance < =   50,000            1                      47,652.34                          0.47
   50,000   < Balance < =   55,000            3                     156,841.83                          1.54
   55,000   < Balance < =   60,000            0                           0.00                          0.00
   60,000   < Balance < =   65,000            1                      63,096.00                          0.62
   65,000   < Balance < =   70,000            1                      70,000.00                          0.69
   70,000   < Balance < =   75,000            1                      75,000.00                          0.74
   75,000   < Balance < =   80,000            1                      80,000.00                          0.79
   80,000   < Balance < =   85,000            1                      85,000.00                          0.84
   85,000   < Balance < =   90,000            0                           0.00                          0.00
   90,000   < Balance < =   95,000            1                      95,000.00                          0.94
   95,000   < Balance < =  100,000            2                     197,788.62                          1.95
  100,000   < Balance < =  105,000            0                           0.00                          0.00
  105,000   < Balance < =  110,000            0                           0.00                          0.00
  110,000   < Balance < =  115,000            1                     115,000.00                          1.13
  115,000   < Balance < =  135,000            0                           0.00                          0.00
  135,000   < Balance < =  140,000            1                     139,932.87                          1.38
  140,000   < Balance < =  145,000            0                           0.00                          0.00
  145,000   < Balance < =  150,000            1                     150,000.00                          1.48
  150,000   < Balance < =  200,000            1                     159,715.36                          1.57
  200,000   < Balance < =  250,000           10                   2,373,360.91                         23.36
  250,000   < Balance < =  300,000           10                   2,664,864.47                         26.23
  300,000   < Balance < =  350,000            6                   1,936,967.07                         19.07
  350,000   < Balance < =  400,000            3                   1,098,473.38                         10.81
  400,000   < Balance < =  450,000            1                     420,000.00                          4.13
                                           ----                 --------------                        ------
      TOTAL                                  54                 $10,158,340.00                        100.00%
                                           ====                 ==============                        ======

                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES

                                     Pool II

  Range of Current Mortgage Loan         Number of            Aggregate Unpaid            % of Statistical Calculation
        Principal Balances            Mortgage Loans         Principal Balance          Date Aggregate Principal Balance
----------------------------------   ----------------       -------------------        ----------------------------------
  $10,000   < Balance < = $ 15,000           1                $    14,000.00                          0.14%
   15,000   < Balance < =   20,000           0                          0.00                          0.00
   20,000   < Balance < =   25,000           2                     49,000.00                          0.48
   25,000   < Balance < =   30,000           2                     59,498.78                          0.59
   30,000   < Balance < =   35,000           2                     69,250.00                          0.68
   35,000   < Balance < =   40,000           1                     37,898.37                          0.37
   40,000   < Balance < =   45,000           0                          0.00                          0.00
   45,000   < Balance < =   50,000           1                     47,652.34                          0.47
   50,000   < Balance < =   55,000           3                    156,841.83                          1.54
   55,000   < Balance < =   60,000           0                          0.00                          0.00
   60,000   < Balance < =   65,000           1                     63,096.00                          0.62
   65,000   < Balance < =   70,000           1                     70,000.00                          0.69
   70,000   < Balance < =   75,000           1                     75,000.00                          0.74
   75,000   < Balance < =   80,000           1                     80,000.00                          0.79
   80,000   < Balance < =   85,000           1                     85,000.00                          0.84
   85,000   < Balance < =   90,000           0                          0.00                          0.00
   90,000   < Balance < =   95,000           1                     95,000.00                          0.94
   95,000   < Balance < =  100,000           2                    197,788.62                          1.95
  100,000   < Balance < =  105,000           0                          0.00                          0.00
  105,000   < Balance < =  110,000           0                          0.00                          0.00
  110,000   < Balance < =  115,000           1                    115,000.00                          1.13
  115,000   < Balance < =  135,000           0                          0.00                          0.00
  135,000   < Balance < =  140,000           1                    139,932.87                          1.38
  140,000   < Balance < =  145,000           0                          0.00                          0.00
  145,000   < Balance < =  150,000           1                    150,000.00                          1.48
  150,000   < Balance < =  200,000           1                    159,715.36                          1.57
  200,000   < Balance < =  250,000          10                  2,373,360.91                         23.36
  250,000   < Balance < =  300,000          10                  2,664,864.47                         26.23
  300,000   < Balance < =  350,000           6                  1,936,967.07                         19.07
  350,000   < Balance < =  400,000           3                  1,098,473.38                         10.81
  400,000   < Balance < =  450,000           1                    420,000.00                          4.13
                                          ----                --------------                        ------
      TOTAL                                 54                $10,158,340.00                        100.00%
                                          ====                ==============                        ======

                           DISTRIBUTION BY LIEN STATUS

                                     Pool II

                                        Number of             Aggregate Unpaid         % of Statistical Calculation Date
        Lien Status                  Mortgage Loans          Principal Balance            Aggregate Principal Balance
-----------------------------       ----------------        -------------------       -----------------------------------
First Lien                                 28                 $ 7,853,665.83                        77.31%
Second Lien                                26                   2,304,674.17                        22.69
                                         ----                 --------------                       ------
        TOTAL                              54                 $10,158,340.00                       100.00%
                                         ====                 ==============                       ======


                        DISTRIBUTION BY AMORTIZATION TYPE

                                     Pool II

                                       Number of             Aggregate Unpaid         % of Statistical Calculation Date
      Amortization Type             Mortgage Loans          Principal Balance            Aggregate Principal Balance
-------------------------------    ----------------        -------------------       -----------------------------------
Fully Amortizing                          36                  $ 5,870,982.94                      57.79%
Balloon Loans                             18                    4,287,357.06                      42.21
                                        ----                  --------------                     ------
      TOTAL                               54                  $10,158,340.00                     100.00%
                                        ====                  ==============                     ======


                        DISTRIBUTION BY OCCUPANCY STATUS

                                     Pool II

                                      Number of             Aggregate Unpaid         % of Statistical Calculation Date
     Occupancy Status              Mortgage Loans          Principal Balance            Aggregate Principal Balance
------------------------------    ----------------        -------------------       -----------------------------------
Owner Occupied                           50                  $ 9,648,340.00                       94.98%
Investor                                  1                       35,000.00                        0.34
Business                                  3                      475,000.00                        4.68
                                       ----                  --------------                      ------
        TOTAL                            54                  $10,158,340.00                      100.00%
                                       ====                  ==============                      ======

                          DISTRIBUTION BY PROPERTY TYPE

                                     Pool II

                                    Number of             Aggregate Unpaid           % of Statistical Calculation
       Property Type              Mortgage Loans         Principal Balance         Date Aggregate Principal Balance
-----------------------------    ----------------       -------------------       ----------------------------------
Mixed Use                                3                 $   475,000.00                      4.68%
2-4 Family                               2                     499,500.00                      4.92
Single Family                           49                   9,183,840.00                     90.41
                                      ----                 --------------                    ------
        TOTAL                           54                 $10,158,340.00                    100.00%
                                      ====                 ==============                    ======

Conveyance of Subsequent Mortgage Loans to Pool I

         The Indenture permits the Trust to acquire Subsequent Mortgage Loans for inclusion in Pool I with the funds on deposit in the Pre-Funding Account. It is expected that the amount on deposit in the Pre-Funding Account on the closing date will be approximately $13,097,151.43. Accordingly, the statistical characteristics of the Mortgage Loans in Pool I will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans.

         The obligation of the Trust to purchase the Subsequent Mortgage Loans on any date (each, a "Subsequent Transfer Date") during the Pre-Funding Period is subject to the following requirements: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the close of business on the last day of the calendar month preceding the month in which such Subsequent Mortgage Loan was purchased by the Trust (such date, the "Subsequent Cut-Off Date"); (ii) the original term to maturity of such Subsequent Mortgage Loan may not exceed 360 months; (iii) such Subsequent Mortgage Loan must have a mortgage interest rate of at least 7.75%; (iv) the purchase of the Subsequent Mortgage Loans is consented to by the Note Insurer and the Rating Agencies, notwithstanding the fact that the Subsequent Mortgage Loans meet the parameters stated herein; (v) the principal balance of any such Subsequent Mortgage Loan may not exceed $227,150.00; (vi) no more than 9.50% of the aggregate principal balance of such Subsequent Mortgage Loans may be Second Liens; (vii) no such Subsequent Mortgage Loan shall have a CLTV of more than (a) for consumer purpose loans, 84.99%, and (b) for business purpose loans, 75%; (viii) no more than 45% of such Subsequent Mortgage Loans may be Balloon Loans; (ix) no more than 5% of such Subsequent Mortgage Loans may be secured by mixed-use properties, commercial properties, or five or more unit multifamily properties; and (x) following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans in Pool I (including the Subsequent Mortgage Loans), (a) will have a weighted average mortgage interest rate, (I) for consumer purpose loans, of at least 7.75% and (II) for business purpose loans, of at least 12%; and (b) will have a weighted average CLTV of not more than (I) for consumer purpose loans, 80%, and (II) for business purpose loans, 62%. The Indenture will provide that any of such requirements may be waived or modified in any respect upon prior written consent of the Note Insurer, with the exception of the requirements set forth in clause (v) above.

                  THE ORIGINATORS, THE SELLER AND THE SERVICER

General

         ABC, the Servicer and an Originator, is a wholly-owned subsidiary of American Business Financial Services, Inc., a Delaware corporation ("ABFS"). Upland, an Originator and a Subservicer, is a wholly-owned subsidiary of ABC. NJMIC, an Originator and a Subservicer, is a wholly-owned subsidiary of ABC. The Seller is owned by ABC, Upland and NJMIC.

         ABFS is a financial services company operating primarily in the eastern region of the United States. ABFS, through ABC, originates, sells and services loans to businesses secured by real estate and other business assets, and, through Upland and NJMIC, originates, sells and services non-conforming mortgage loans, typically to credit impaired borrowers, secured by mortgages on single-family residences. ABFS, through a subsidiary, also originates small ticket leases (generally $5,000 to $250,000) and, to a lesser extent, middle market leases (generally $250,001 to $1.0 million) for the acquisition of business equipment. In addition, ABFS, acting through Upland, has business arrangements with several financial institutions pursuant to which Upland will purchase home equity loans that do not meet the underwriting guidelines of the selling institution but meet Upland's underwriting criteria (the "Bank Alliance Program").

         ABFS's customers currently consist primarily of two groups. The first category of customers includes credit impaired borrowers who generally are unable to obtain financing from banks or savings and loan associations that have historically provided loans only to individuals with favorable credit characteristics. These borrowers generally have impaired or unsubstantiated credit characteristics and/or unverifiable income and respond favorably to ABFS's marketing efforts. The second category of customers includes borrowers who would qualify for loans from traditional lending sources but elect to utilize ABFS's products and services. ABFS's experience has indicated that these borrowers are attracted to ABFS's loan products as a result of its marketing efforts, the personalized service provided by ABFS's staff of lending officers and the timely response to loan requests. Historically, both categories of customers have been willing to pay ABFS's origination fees and interest rates which are generally higher than those charged by traditional lending sources. ABFS also markets mortgage loans to borrowers with favorable credit histories. ABFS' lease customers are typically small businesses or proprietorships with less than 100 employees with favorable credit histories.

         ABFS was incorporated in Delaware in 1985. ABFS is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "ABFI." The principal executive offices of ABFS and its operating entities are located at Balapointe Office Centre, 111 Presidential Boulevard, Suite 215, Bala Cynwyd, Pennsylvania 19004. Its telephone number at such address is (610) 668-2440.

The Originators

         The Mortgage Loans were or will be originated or purchased by the Originators directly in the ordinary course of their business. The Originators' primary source of loan product is retail marketing, directly targeting small businesses and consumers through various advertising media.

         The business purpose Mortgage Loans were or will be originated by ABC (except for Mortgage Loans which are secured by properties located in states where the originating or purchasing of mortgage loans requires a mortgage banking license, in which case Upland has or will originate or purchase such Mortgage Loans). The consumer purpose Mortgage Loans were or will be originated or purchased by Upland and NJMIC.

         None of ABC, Upland or NJMIC will insure or guarantee the Notes.

         American Business Credit, Inc. ABC originates, services and sells business purpose loans collateralized by real estate. ABC's operating subsidiaries include: (i) Upland, a consumer purpose residential mortgage company; (ii) Process Servicing Center, Inc., a loan processor for home equity loans generated by the Bank Alliance Program; (iii) American Business Leasing, Inc., a small-ticket equipment leasing company; (iv) ABC Holdings Corporation, a holder of foreclosed real estate; and (v) NJMIC, a residential mortgage company. ABC was incorporated in 1988 pursuant to the laws of the Commonwealth of Pennsylvania and maintains its corporate headquarters in the metropolitan Philadelphia area.

         ABC currently markets its financial services and originates business loans through a retail network of salespeople in Pennsylvania, Delaware, Maryland, New Jersey, New York, Virginia, Ohio and Connecticut. ABC's origination program is primarily a retail marketing program utilizing various forms of advertising and a direct sales force. ABC's marketing effort is principally undertaken by its commissioned sales staff, which consists of full time professional sales persons who are responsible for converting advertising leads into loan applications. ABC advertises through newspapers and radio as well as by conducting large direct mail campaigns targeted at owners of small businesses located in ABC's market area.

         ABC makes business purpose mortgage loans to corporations, partnerships, other business entities and sole proprietors. ABC primarily makes loans to borrowers with imperfect, impaired and/or unsubstantiated credit histories. As a result, ABC typically requires lower loan-to-value ratios than are generally required of borrowers with unblemished credit histories. All such loans are collateralized by a first or second mortgage lien on a principal residence or some other parcel of real property, such as office and apartment buildings and mixed use buildings owned by the borrower, a principal of the borrower, or a guarantor of the borrower. ABC, generally, further collateralizes its loans by obtaining a lien on the borrower's other tangible and intangible assets and by filing appropriate UCC financing statements.

         ABC makes loans for various business purposes including, but not limited to, working capital, business expansion, equipment acquisition and debt-consolidation. ABC does not target any particular industries or trade pools.

         Loans made by ABC generally range from $15,000 to $350,000 and average approximately $83,000.

         HomeAmerican Credit, Inc. d/b/a Upland Mortgage. Upland, ABC's home equity lending subsidiary, is a Pennsylvania corporation and was incorporated in May 1991. Upland primarily originates residential mortgages and consumer home equity loans. Upland is licensed to act and currently operates as a first and second mortgage banker/lender in Pennsylvania, New Jersey, Delaware, Georgia, Maryland, North Carolina, South Carolina, Georgia, Florida, Virginia, Connecticut, New York and Ohio.

         Upland originates business loans on behalf of ABC in instances where state licensing laws require a mortgage license in order to make such loans. In such circumstances, the credit criteria and collateral requirements utilized by Upland are identical to those utilized by ABC. As such, ABC's lending procedures and policies govern Upland when it is originating business purpose mortgage loans.

         Upland primarily markets its residential mortgage and consumer home equity loans through print advertisements in various newspapers, television and radio advertisements and through telemarketing and direct mail campaigns in the states where it originates or purchases mortgage loans. Upland takes applications from potential borrowers over the phone and in person. The loan request is then processed and closed. Upland attempts to provide its home equity borrowers with a loan approval within 24 hours and to close its home equity loans within approximately seven to ten days of obtaining a loan approval.

         Upland's growth strategy includes geographic expansion into the markets where it has recently been granted mortgage licenses and may include the acquisition of other mortgage bankers and brokers which compliment Upland's market. Toward this goal, HomeAmerican Credit, Inc., in February 1996, acquired all of the assets of Upland Mortgage Corp., a New Jersey and Pennsylvania licensed mortgage broker and commenced doing business as "Upland Mortgage" in August, 1996.

         Prior to 1995, each of the non-business residential mortgages and home equity consumer loans originated and funded by Upland was sold to one of several third party lenders, at a premium. Upland presently accumulates portfolios of such non-business loans for the purpose of retaining such loans, selling such loans in bulk or engaging in securitizations. The business loans made by Upland are either retained in Upland's portfolio, securitized or sold to third parties. Upland's residential mortgages and consumer home equity loans are currently made in accordance with loan-to-value standards set forth in the underlying credit manual. The loan-to-value ratios and terms and conditions utilized for its business loans are identical to those utilized by ABC.

         In fiscal 1996, Upland, in conjunction with the Processing Service Center, Inc., implemented the Bank Alliance Program, which is designed to provide an additional source of home equity loans. The

Bank Alliance Program targets traditional financial institutions, such as banks, which because of their strict underwriting and credit guidelines have generally provided mortgage financing only to the most credit-worthy borrowers. The Bank Alliance Program enables such financial institutions to originate loans to credit impaired borrowers in order to achieve certain community reinvestment objectives and subsequently sell such loans to Upland.

         Under the Bank Alliance Program, a borrower who fails to meet a financial institution's underwriting guidelines will be referred to the Processing Service Center, Inc. which will process the loan application and underwrite the loan pursuant to Upland's underwriting guidelines. If the borrower qualifies under Upland's underwriting standards, the loan will be originated by the financial institution and subsequently sold to Upland.

         Since the introduction of the Bank Alliance Program, agreements have been entered into with eight financial institutions which provide Upland with the opportunity to underwrite, process and purchase loans generated by the branch networks of such institutions, which consist of approximately 1,000 branches located in Pennsylvania, Delaware, New Jersey and Maryland. During the fiscal year ended June 30, 1998, $22.3 million of loans were purchased pursuant to the Bank Alliance Program. Upland continues to market this program to other regional and national banking institutions. Upland is also negotiating with other financial institutions regarding their participation in the program.

         New Jersey Mortgage and Investment Corp. ABFS acquired NJMIC, a mortgage and leasing company based in Roseland, New Jersey, and its subsidiaries, in October 1997. NJMIC is a full-service diversified residential lender, which directly and through its subsidiaries offers a broad range of loan and lease products, including home equity loans, first mortgage loans, and equipment leases. Historically, NJMIC originated loans for sale to third parties with servicing released. ABFS intends that NJMIC will continue to originate first mortgage loans for sale in the secondary market and the home equity loans originated by NJMIC will be securitized and sold pursuant to ABFS' current securitization program. Loans originated by NJMIC are secured by properties located in 29 states. Such loans are originated through its network of six branch sales offices and three satellite offices located in eight states. NJMIC's home equity loan customers primarily include credit-impaired borrowers while borrowers on its first mortgage loans are generally borrowers with favorable credit histories.

         ABFS' acquisition of NJMIC and its subsidiaries expanded the geographic scope of ABFS' loan origination activities to include states in the midwestern part of the United States and leasing activities to include the entire United States. ABFS believes that certain cross marketing opportunities exist between the two companies with respect to the products and services offered.

Underwriting Guidelines

         General. The Originators' loan underwriting standards are applied to evaluate prospective borrowers' credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Initially, the borrower is required to fill out a detailed application providing pertinent credit information. As part of the description of the borrower's financial condition, the borrower is required to provide information concerning assets, liabilities, income, credit, employment history and other demographic and personal information. If the application demonstrates the borrower's ability to repay the debt as well as sufficient income and equity, loan processing personnel obtain and review an independent credit bureau report on the credit history of the borrower and verification of the borrower's income by obtaining and reviewing one or more of the borrower's pay stubs, income tax returns, checking account statements, W-2 tax forms or verification of business or employment forms. Once all applicable employment, credit and property information is obtained, a determination is made as to whether sufficient unencumbered equity in the property exists and whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations.

         The Originators endeavor at all times to keep their interest and other charges competitive with the lending rates of other finance companies for similar type loans. Generally, loans are made at fixed rates for fixed terms ranging from 5 to 30 years. Generally, the Originators compute interest due on their outstanding loans by the simple interest method. The Originators require that title insurance be obtained in connection with their mortgage loans.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraisal is completed by an independent qualified appraiser and generally includes pictures of comparable properties and pictures of the subject property's interior. With respect to business and consumer purpose loans, the appraisal is completed by a qualified appraiser on a Fannie Mae form.

         The due dates for monthly payments on the Mortgage Loans occur throughout a month (each, a "Due Date"). The majority of the Mortgage Loans have a prepayment fee clause. Such prepayment fee clauses generally provide that the borrower pay one or more of the following: (i) a fee equal to a percentage of the outstanding principal balance of the Mortgage Loan, such percentage having been negotiated at the time of origination, (ii) a fee which is designed to allow the holder of the Mortgage Note to earn interest on the Mortgage Loan as if the Mortgage Loan remained outstanding until a designated point in time, or
(iii) a fee equal to the amount of interest on the outstanding principal balance of the Mortgage Loan calculated pursuant to a Rule of 78's calculation, which has the effect of requiring the mortgagor to pay a greater amount of interest than would be required to be paid if the actuarial method of calculating interest was utilized. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in the accompanying prospectus.

         Lending Policies and Practices for Business Purpose Mortgage Loans. Summarized below are the current lending policies and practices with respect to the business purpose loans originated or purchased by ABC. It should be noted that such policies and practices will be altered, amended and supplemented as conditions warrant. ABC reserves the right to make changes in its day-to-day practices and policies in its sole discretion.

         Generally, business purpose loans collateralized by residential real estate must have an overall loan-to-value ratio (based solely on the independent appraised fair market value of the real estate collateral securing the loan) on the properties collateralizing the loans of no greater than 70%. Business purpose loans collateralized by commercial real estate generally must have an overall loan-to-value ratio (based solely on the independent appraised fair market value of the real estate collateral securing the loan) of no greater than 55%. In addition, in substantially all instances, ABC receives additional collateral in the form of, among other things, pledges of securities, assignments of contract rights, life insurance and lease payments and liens on business equipment and other business assets, as available.

         Lending Policies and Practices for Consumer Purpose Mortgage Loans. The maximum allowed loan-to-value ratio for consumer purpose loans held in Upland's and NJMIC's portfolios is generally 90%. The consumer purpose loans originated by Upland and NJMIC had an average loan-to-value ratio of 76.6% for the fiscal year ended June 30, 1998. When the loan-to-value ratio is equal to 70% or greater, neither Upland nor NJMIC will make a second mortgage loan when the second mortgage loan amount is less than 15% of the existing first lien mortgage loan amount. When the fair market value of a property exceeds $450,000, Upland and NJMIC will only lend 50% of the property's value exceeding $450,000. Occasionally, exceptions to these maximum loan-to-value ratios are made if other collateral is available or if there are compensating factors. Title insurance generally is obtained in connection with all real estate secured loans.

         Upland and NJMIC attempt to keep their interest rates and other charges competitive with the lending rates of other finance companies and banks. Generally, its consumer purpose loans are made at fixed rates for fixed terms and may extend for a term of up to 30 years. In all instances, Upland and NJMIC permit borrowers to prepay such loans. Where permitted by applicable law, Upland and NJMIC may impose a prepayment fee. Whether a prepayment fee is imposed and the amount of such penalty, if any, is negotiated between Upland or NJMIC and the individual borrower prior to closing the loan.

         Terms of the Mortgage Loans. The principal amount of the Mortgage Loans outstanding bears interest at a fixed rate as indicated on the mortgage notes. Interest with respect to a majority of the Mortgage Loans included or to be included in the Mortgage Loan pools accrue interest on a simple interest method. The simple interest method provides for the amortization of the amount of such Mortgage Loan over a series of monthly payments. Each monthly interest payment is calculated by multiplying the outstanding principal balance of such Mortgage Loan by the stated interest rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is 360. Payments received on a Mortgage Loan are applied first to interest accrued to the date of payment, then to late fees and other charges and then to reduce the unpaid principal balance of such Mortgage Loan. The remainder of the Mortgage Loans are not fully amortized over their terms and instead require substantial balloon payments on their maturity dates.

         The mortgage notes provide the holder with the right to require the borrower to make immediate payment of the entire principal balance plus all accrued but unpaid interest under the loan agreement if, among other things, the borrower fails to make any payment under the loan agreement when due (subject to a grace period or right to cure a default required by state law), or if the borrower transfers any interest in the property securing the loan agreement.

         In the event of default on a mortgage that is senior to a mortgage loan, the second mortgagee has the right in many states to satisfy the defaulted first mortgage in full, or to cure such default and make the defaulted senior mortgage current as to payment, in either event adding any amounts expended in connection with such satisfaction or cure to the then current principal balance due for such Mortgage Loan. In such an event of default, the Servicer will either take the actions described above, take other appropriate actions, or refrain from taking any action based upon the Servicer's practices in connection with servicing loans for itself and others. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in the accompanying prospectus.

The Servicer

         ABC will be responsible for servicing the Mortgage Loans in accordance with its established servicing procedures and the terms of the Sale and Servicing Agreement. ABC will contract with Upland and NJMIC to act as Subservicers with respect to the servicing of the consumer purpose Mortgage Loans. Upland and NJMIC follow the same servicing procedures described below with respect to ABC.

         ABC begins the collection process twenty (20) days prior to the payment date by sending an invoice to the mortgagor. ABC generally initiates the telephone collection process one day after a borrower misses a monthly due date. ABC's daily automated collection system identifies delinquent mortgage loans and places them on a collector's delinquency file. A collector then attempts to call the delinquent borrower. The collector attempts to contact the delinquent borrower every day until either a promise to pay has been made by such borrower or such borrower makes all delinquent payments. When a delinquent borrower makes a promise to pay, the collector attempts to contact the borrower by phone on the expected payment date. If telephone contact is not made, the collector sends a computer generated reminder notice to the borrower. During any period of delinquency, ABC generates a payment reminder letter to the borrower three (3) days after a missed monthly due date, a late notice is sent to the borrower seven (7) days after the due date and if no payment or arrangement for payment has been made fifteen (15) days after the borrower's due date, an attorney referral letter is sent. When a mortgage loan is fifteen (15) days past due and no contact has been made with the borrower, a supervisor reviews the account of the borrower to ensure that all procedures and contacts have been made. At this time, new contact letters are sent to the delinquent borrower. With respect to second mortgage loans, the servicer of the first mortgage loan is contacted to determine if the borrower is also delinquent on the first mortgage loan. When a mortgage loan becomes forty-five (45) to sixty (60) days delinquent, it is transferred to ABC's loan work-out department.

         When a mortgage loan is received in the work-out department, telephone contact continues, a new default notice is sent to the borrower, an updated property value report is ordered for the collateral, the tax status of the mortgage loan is determined, and the first lien holder (if applicable) is contacted to determine the status of its loan. If a first mortgage is in default, ABC may advance funds to keep the first mortgage current or may choose to pay off the senior mortgage.

         If the borrower has declared bankruptcy or the first mortgagor is foreclosing, the matter is immediately referred to outside counsel. The work-out department will attempt to reinstate the loan, seek a payoff, or enter into a loan modification agreement with the borrower to avoid foreclosure.

         Supporting ABC's collection and accounting functions is a network of computer hardware and software. ABC's current computer system produces mortgage loan invoices, payment reminders and late notices. In addition to these collection functions, the computer provides an in-depth customer contact system which enables ABC's collectors to manage each borrower's loan history by individually logging all correspondence into the system's data base. The system also generates numerous management reports detailing collection activity and accounting information.

         ABFS is taking all action reasonably necessary to assess the risk that the computer applications it uses in its business may be unable to properly perform date sensitive functions on or after December 31, 1999. Further it is in the process of taking all remedial action reasonably necessary to avoid such risk and expects to complete such action in a timely fashion. Finally, ABFS is in the process of determining with its third party vendors, with which it has a material contractual relationship, the likelihood that a similar computer application risk which is not being addressed by the service provider, would likely have a material adverse effect on its operations.

Delinquency and Loan Loss Experience

         The following tables set forth information relating to the delinquency and loan loss experience on the mortgage loans included in ABC's, Upland's and NJMIC's servicing portfolio for the periods shown. The delinquency and loan loss experience represents the historical experience of ABC, Upland and NJMIC, and there can be no assurance that the future experience on the Mortgage Loans in the Trust will be the same as, or more favorable than, that of the mortgage loans in ABC's, Upland's and NJMIC's overall servicing portfolio.

                     Delinquency and Foreclosure Experience
                             (Dollars in Thousands)

                                At June 30, 1996                         At June 30, 1997
                      --------------------------------------  --------------------------------------
                      Number of  % of               % of      Number    % of                 % of
                       Loans     Loans     Amount    Amount   of Loans  Loans     Amount     Amount
                      Serviced  Serviced  Serviced  Serviced  Serviced  Serviced Serviced   Serviced
                      --------  --------  --------  --------  --------  -------- --------   --------
Servicing portfolio     1,368  100.00%    $55,284   100.00%    2,918   100.00%   $167,190   100.00%

Past due loans(1):
  60-89 days.......         5    0.37%    $   136     0.25%       11     0.38%   $    803     0.48%
  90 days or more..        15    1.10%    $ 1,083     1.96%       14     0.48%   $    833     0.50%
                        -----  ------     -------   ------     -----   ------    --------   ------

Total past due
loans(2)...........        20    1.46%    $ 1,219     2.20%       25     0.86%   $  1,636     0.98%


REO Properties(3)..         6    0.44%    $   444     0.80%        7     0.24%   $    443     0.26%
                        -----  ------     -------   ------     -----   ------    --------   ------

Total past due
loans,
foreclosures
pending and REO
Properties(3)......        26    1.90%    $ 1,663     3.01%       32     1.10%   $  2,079     1.25%
                        =====   =====     =======   ======     =====    =====    ========   =======

[TABLE RESTUBBED]

                               At June 30, 1998
                      --------------------------------------
                      Number of   % of                % of
                        Loans    Loans     Amount    Amount
                      Serviced  Serviced  Serviced  Serviced
                      --------  --------  --------  --------
Servicing portfolio    6,861    100.00%   $450,935   100.00%

Past due loans(1):
  60-89 days.......       29      0.42%   $  1,950     0.43%
  90 days or more..       98      1.43%   $  7,103     1.58%
                       -----    ------    --------   ------

Total past due
loans(2)...........      127      1.85%    $ 9,053     2.01%


REO Properties(3)..       19      0.28%    $ 1,840     0.41%
                       -----    ------    --------   ------

Total past due
loans,
foreclosures
pending and REO
Properties(3)......      146      2.13%    $10,893     2.42%
                       =====    =======    =======    =====


(1) The past due period is based on the actual number of days that a payment is contractually past due. A loan as to which a monthly payment was due 60-89 days prior to the reporting period is considered 60-89 days past due, etc.
(2) Includes pending foreclosures.
(3) An "REO Property" is a property acquired and held as a result of foreclosure or deed in lieu of foreclosure.

                           Loan Charge-Off Experience
                             (Dollars in Thousands)

                                                 At June 30,           At June 30,           At June 30,
                                                     1996                  1997                  1998
                                                 -----------           -----------          ------------

Servicing portfolio at period end.........       $   55,284             $ 167,190             $  450,935
Average outstanding(1)....................       $   35,514             $ 111,237             $  309,063
  Number of loans outstanding.............            1,368                 2,918                  6,861
  Gross losses(2).........................       $      129             $      81             $      203
  Loan recoveries.........................       $        0             $      47             $       65
                                                 ----------             ---------             ----------

  Net loan charge-offs....................       $      129             $      34             $      138

  Net loan charge-offs as a percentage
    of servicing portfolio at period end..            0.23%                 0.02%                  0.03%
  Net loan charge-offs as a percentage
    of average outstanding................            0.36%                 0.03%                  0.04%


(1) "Average outstanding" presented is the arithmetic average of the principal balances of the loans in the Originators' servicing portfolio outstanding at the opening and closing of business for such period.
(2) "Gross losses" means the outstanding principal balance plus accrued but unpaid interest on liquidated mortgage loans.

         While the above delinquency and foreclosure and loan charge-off experiences are typical of the Originators' experiences at the dates for the periods indicated, there can be no assurance that the delinquency and foreclosure and loan charge-off experiences on the Mortgage Loans will be similar. Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans included in the Trust, or as a basis of assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the tables is based on all of the mortgage loans in the Originators' servicing portfolio. The Mortgage Loans, in general, may have characteristics which distinguish them from the majority of the loans in the Originators' servicing portfolio.

                                THE OWNER TRUSTEE

         First Union Trust Company, National Association (the "Owner Trustee"), a national banking association, has its corporate trust offices located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801 (the "Owner Trust Office"). The Owner Trustee will perform limited administrative functions on behalf of the Trust pursuant to the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Notes are limited solely to its express obligations under the Trust Agreement.

                              THE INDENTURE TRUSTEE

         The Bank of New York (the "Indenture Trustee"), a New York banking corporation, has an office at 101 Barclay Street, New York, New York 10286 (the "Indenture Trust Office"). The Indenture Trustee will act as initial authenticating agent, paying agent and note registrar pursuant to the terms of the Indenture.

               DESCRIPTION OF THE NOTES AND THE TRUST CERTIFICATES

General

         Certain capitalized terms used in this section are defined herein under "Description of the Notes -- Definitions."

         On the closing date, the Trust will issue the Class A-1 Notes and the Class A-2 Notes pursuant to the Indenture. Each Class A-1 Note represents a debt obligation of the Trust secured by a pledge of the portion of the Trust Estate consisting of the Pool I Mortgage Loans and, to the extent provided herein, the Pool II Mortgage Loans. Each Class A-2 Note represents a debt obligation of the Trust secured by a pledge of the portion of the Trust Estate consisting of the Pool II Mortgage Loans and, to the extent provided herein, the Pool I Mortgage Loans. Pursuant to the Trust Agreement, the Trust will also issue two classes of Trust Certificates, together representing the entire beneficial ownership interest in the Trust. Each class of Trust Certificate will represent the entire beneficial ownership interest in one pool of Mortgage Loans. There will be two Trust Certificates relating to Pool I, which will be held by the Unaffiliated Seller and ABFS. There will be one Trust Certificate relating to Pool II, which will be held by the Unaffiliated Seller. None of the Trust Certificates may be transferred without the consent of the Note Insurer and compliance with the transfer provisions of the Trust Agreement. An election will be made to treat the sub-trust of the Trust consisting of the Pool II Mortgage Loans as a REMIC for federal income tax purposes. For purposes of the Code, the Class A-2 Notes will be designated as the "regular interests" in the REMIC, and the Trust Certificate relating to the Pool II Mortgage Loans will be designated as the sole "residual interest" in the REMIC. None of the Trust Certificates are being offered hereby.

         The Trust Estate consists of (a) the Mortgage Loans, together with the mortgage files relating thereto and all collections thereon and proceeds thereof collected after the Cut-Off Date, (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) assets that are deposited in the Accounts, including amounts on deposit in the Accounts and invested in accordance with the Indenture and the Sale and Servicing Agreement ("Permitted Investments"), (d) the Indenture Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to the Sale and Servicing Agreement and any insurance proceeds, (e) Liquidation Proceeds and (f) released mortgaged property proceeds. In addition, the Seller will cause the Note Insurer to issue the Note Insurance Policy under which it will guarantee payments to the holders of the Notes as described herein.

         The Notes will be issued only in book-entry form, in denominations of $1,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one Note of each class may be issued in a different amount.

Book-Entry Registration

         The Notes are sometimes referred to in this prospectus supplement as "Book-Entry Notes." No person acquiring an interest in the Book-Entry Notes will be entitled to receive a definitive note representing an obligation of the Trust, except under the limited circumstances described herein. Beneficial Owners may elect to hold their interests through The Depository Trust Company ("DTC" or the "Depository"), in the United States, or Centrale de Livraison de Valeurs Mobiliers, S.A. ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Notes are Book-Entry Notes, such Notes will be evidenced by one or more Notes registered in the name of Cede & Co. ("Cede"), which will be the "holder" of such Notes, as the nominee of DTC or one of the relevant depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through The Chase Manhattan Bank ("Chase"), the relevant depositories of CEDEL or Euroclear, respectively, and each a participating member of DTC. The Notes will initially be registered in the name of Cede. The interests of the holders of such Notes will be represented by book-entries on the records of DTC and participating members thereof. All references herein to any Notes reflect the rights of Beneficial Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Notes are held by DTC.

         The Beneficial Owners may elect to hold their Notes through DTC in the United States, or CEDEL or Euroclear if they are participants in such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Notes will be issued in one or more notes per class of Notes which in the aggregate equal the outstanding principal balance of the related class of Notes and will initially be registered in the name of Cede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Chase will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing principal amounts of $1,000. Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "holder" of such Notes will be Cede, as nominee of DTC. Beneficial Owners will not be "holders" or "noteholders" as those terms are used in the Indenture and the Sale and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the

Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Notes, such as the Notes, among Participants on whose behalf it acts with respect to the Book-Entry Notes and to receive and transmit distributions of principal of and interest on the Book-Entry Notes. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

         Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Notes may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Indenture Trustee, or a paying agent on behalf of the Indenture Trustee, through DTC Participants. DTC will forward such distributions to its Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Indenture Trustee, the Servicer or any paying agent as holders of the Notes, and Beneficial Owners will be permitted to exercise the rights of the holders of the Notes only indirectly through DTC and its Participants.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Certain Federal Income Tax Consequences -- REMIC Securities" in the accompanying prospectus.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The

Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Notes will be made on each Distribution Date by the Indenture Trustee to Cede, as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede, as nominee of DTC. Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

         Monthly and annual reports on the Trust provided by the Indenture Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such Beneficial Owners are credited.

         DTC has advised the Depositor and the Servicer that it will take any action permitted to be taken by a holder of the Notes under the Indenture only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Notes are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of Participants whose holdings of Book-Entry Notes evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that Participants whose holdings of Book-Entry Notes evidence such percentages of voting rights authorize divergent action.

         None of the Trust, the Depositor, the Servicer, the Note Insurer or the Indenture Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes

         The Notes, which will be issued initially as Book-Entry Notes, will be converted to Definitive Notes and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (a) the Depository or the Servicer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Notes and the Depository or the Servicer is unable to locate a qualified successor or (b) the Indenture Trustee, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all Participants of the availability through DTC of Definitive Notes. Upon delivery of Definitive Notes, the Indenture Trustee will reissue the Book-Entry Notes as Definitive Notes to Beneficial Owners. Distributions of principal of, and interest on, the Book-Entry Notes will thereafter be made by the Indenture Trustee, or a paying agent on behalf of the Indenture Trustee, directly to holders of Definitive Notes in accordance with the procedures set forth in the Indenture.

         Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or the note registrar. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Assignment and Pledge of Initial Mortgage Loans

         Pursuant to the Unaffiliated Seller's Agreement, the Originators will sell, transfer, assign, set over and otherwise convey the Mortgage Loans, without recourse, to the Seller and the Seller will sell, transfer, assign, set over and otherwise convey the Mortgage Loans, including all principal outstanding as of, and interest due after, the Cut-Off Date, without recourse, to the Depositor on the closing date. Pursuant to the Sale and Servicing Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trust, all right, title and interest in and to each Mortgage Loan, including all principal outstanding as of, and interest accrued after, the Cut-Off Date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the Cut-Off Date, and (b) interest due on each such Mortgage Loan after the Cut-Off Date; provided, however, that the Originators will not convey, and the Originators reserve and retain all their respective right, title and interest in and to, (i) principal (including principal prepayments in full and curtailments (i.e., partial prepayments)) received on each such Mortgage Loan on or prior to the Cut-Off Date and (ii) interest due on each Mortgage Loan on or prior to the Cut-Off Date.

         Pursuant to the Indenture, the Trust will pledge to the Indenture Trustee in trust for the benefit of the holders of the Notes and the Note Insurer, all right, title and interest in and to each Mortgage Loan, including all principal outstanding as of, and interest accrued after, the Cut-Off Date, as collateral security for the Notes.

Assignment and Pledge of Subsequent Mortgage Loans

         The Trust may acquire Subsequent Mortgage Loans with the funds on deposit in the Pre-Funding Account at any time during the period (the "Pre-Funding Period") from the closing date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000,
(ii) the date on which an Event of Default occurs under the terms of the Indenture, or (iii) the close of business on January 31, 1999. The amount on deposit in the Pre-Funding Account will be reduced during the Pre-Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the terms of the Indenture. The Seller expects that the amount on deposit in the Pre-Funding Account will be reduced to less than $100,000 by January 31,

1999. To the extent funds in the Pre-Funding Account are not used to purchase Subsequent Mortgage Loans by January 31, 1999, such funds will be used to prepay the principal of the Class A-1 Notes on the following Distribution Date. Subsequent Mortgage Loans will be transferred by the Originators to the Seller, transferred by the Seller to the Depositor and transferred by the Depositor to the Trust. The Trust will then pledge the Subsequent Mortgage Loans to the Indenture Trustee, on behalf of the holders of the Notes and the Note Insurer.

Delivery of Mortgage Loan Documents

         In connection with the sale, transfer, assignment or pledge of the Mortgage Loans to the Trust, the Trust will cause to be delivered to the Collateral Agent, on behalf of the Indenture Trustee, on the closing date the following documents (collectively, with respect to each Mortgage Loan, the "Indenture Trustee's Mortgage File") with respect to each Mortgage Loan:

         (a) the original mortgage note, endorsed without recourse in blank by the related Originator, including all intervening endorsements showing a complete chain of endorsement;

         (b) the related original mortgage with evidence of recording indicated thereon or, in certain limited circumstances, a copy thereof certified by the applicable recording office;

         (c) the recorded mortgage assignment(s), or copies thereof certified by the applicable recording office, if any, showing a complete chain of assignment from the originator of the related Mortgage Loan to the related Originator (which assignment may, at such Originator's option, be combined with the assignment referred to in clause (d) below);

         (d) a mortgage assignment in recordable form (which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments) of each mortgage from the related Originator to the Indenture Trustee;

         (e) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

         (f) an original title insurance policy (or (A) a copy of the title insurance policy, or (B) a binder thereof or copy of such binder together with a certificate from the Originator that the original mortgage has been delivered to the title insurance company that issued such binder for recordation).

         Pursuant to the Sale and Servicing Agreement, the Collateral Agent, on behalf of the Indenture Trustee, agrees to execute and deliver on or prior to the closing date, or, with respect to Subsequent Mortgage Loans, on or prior to the related Subsequent Transfer Date, an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the Mortgage Loans (with any exceptions noted). The Collateral Agent, on behalf of the Indenture Trustee, agrees, for the benefit of the holders of the Notes and the
Note Insurer, to review (or cause to be reviewed) each Indenture Trustee's Mortgage File within thirty (30) days after the closing date or the Subsequent Transfer Date, as applicable (or, with respect to any Qualified Substitute Mortgage Loan, within thirty (30) days after the receipt by the Collateral Agent thereof), and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the schedule of Mortgage Loans, (a) all documents required to be delivered to it pursuant to the Sale and Servicing Agreement are in its possession, (b) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such Mortgage Loan, and (c) based on its examination and only as to the foregoing documents, certain information set forth on the schedule of Mortgage Loans accurately reflects the information set forth in the Indenture Trustee's Mortgage File delivered on such date.

         If the Collateral Agent, during the process of reviewing the Indenture Trustee's Mortgage Files, finds any document constituting a part of an Indenture Trustee's Mortgage File which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description thereof as set forth in the schedule of Mortgage Loans, the Collateral Agent shall promptly so notify the Indenture Trustee, the Servicer, the Seller and the Note Insurer in writing with details thereof. The Seller agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of an Indenture Trustee's Mortgage File of which it is so notified by the Collateral Agent. If, however, within sixty (60) days after the Collateral Agent's notice to it respecting such defect the Seller has not caused to be remedied the defect and the defect materially and adversely affects the interest of the holders of the Notes in the Mortgage Loan or the interests of the Note Insurer, the Seller or the related Originator will either (a) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the Servicer as part of the related monthly remittance remitted by the Servicer the amount of any such shortfall (the "Substitution Adjustment") or (b) purchase such Mortgage Loan at a price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus the greater of (i) all accrued and unpaid interest thereon and
(ii) thirty (30) days' interest thereon, computed at the related mortgage interest rate, net of the Servicing Fee if the Servicer is effecting the repurchase, plus the amount of any unreimbursed Servicing Advances made by the Servicer, which purchase price shall be deposited in the related Distribution Account on the next succeeding Servicer Distribution Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Distribution Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan; provided, however, that the Seller may not purchase any Mortgage Loan in Pool II that is not in default or as to which no default is reasonably foreseeable pursuant to clause (b) preceding unless the Seller has theretofore caused to be delivered to the Indenture Trustee an opinion of counsel knowledgeable in federal income tax matters which states that such a purchase would not constitute a prohibited transaction under the Code. In addition, the Seller and the Originators shall be obligated to indemnify the Indenture Trustee, the Collateral Agent, the holders of the Notes and the Note Insurer for any third-party claims arising out of a breach by the Seller or the Originators of representations or warranties regarding the Mortgage Loans. The obligation of the Seller and the Originators to cure such breach or to substitute or purchase any Mortgage Loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the Notes, the Indenture Trustee, the Collateral Agent and the Note Insurer.

         A "Qualified Substitute Mortgage Loan" is defined in the Indenture as any mortgage loan or mortgage loans substituted for a deleted Mortgage Loan and which, among other things, (i) relates or relate to a detached one-family residence or to the same type of residential dwelling as the deleted Mortgage Loan and in each case has or have the same or a better lien priority as the deleted Mortgage Loan and has the same occupancy status or is an owner-occupied mortgaged property, (ii) matures or mature no later than (and not more than one year earlier than) the deleted Mortgage Loan, (iii) has or have a Loan-to-Value Ratio ("LTV") or LTVs at the time of such substitution no higher than the LTV of the deleted Mortgage Loan, (iv) has or have a CLTV or CLTVs at the time of such substitution no higher than the CLTV of the deleted Mortgage Loan, (v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the principal balance of the deleted Mortgage Loan as of such date, (vi) with respect to the Mortgage Loans in Pool II, satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto), (vii) has or have a mortgage interest rate of at least the same interest rate as the deleted Mortgage Loan and (viii) complies or comply as of the date of substitution with each representation and warranty set forth in the Indenture.

Representations and Warranties of the Seller

     The Seller will represent, among other things, with respect to each Mortgage Loan, as of the closing date or the Subsequent Transfer Date, as applicable, the following:

     1. the information set forth in the schedule of Mortgage Loans with respect to each Mortgage Loan is true and correct;

     2. all of the original or certified documentation constituting the Indenture Trustee's Mortgage Files (including all material documents related thereto) has been or will be delivered to the Collateral Agent, on behalf of the Indenture Trustee, on the closing date or the Subsequent Transfer Date, as applicable;

     3. the mortgaged property consists of a single parcel of real property separately assessed for tax purposes, upon which is erected a detached or an attached one-family residence or a detached two- to six-family dwelling, or an individual condominium unit in a low-rise condominium, or a mobile home unit, or an individual unit in a planned unit development, or a commercial property, or a mixed use or multiple purpose property. Such residence, dwelling or unit is not
(i) a unit in a cooperative apartment, (ii) a property constituting part of a syndication, (iii) a time share unit, (iv) a property held in trust, (v) a manufactured dwelling, (vi) a log-constructed home, or (vii) a recreational vehicle;

     4. each mortgage is a valid first or second lien on a fee simple (or its equivalent under applicable state law) estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to (i) the lien of current real property taxes and assessments which are not delinquent,
(ii) any related first mortgage loan, (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Seller and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

     5. immediately prior to the transfer and assignment by the Seller to the Depositor, the Seller had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other person, and the Seller has transferred all right, title and interest in each Mortgage Loan to the Depositor;

     6. each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in this prospectus supplement; and

     7. all of the Mortgage Loans were originated in accordance with the underwriting criteria set forth in this prospectus supplement.

     Pursuant to the Sale and Servicing Agreement, upon the discovery by any of the holder of the Notes, the Seller, the Servicer, any Subservicer, the Note Insurer, the Collateral Agent or the Indenture Trustee that any of the representations and warranties contained in the Sale and Servicing Agreement have been breached in any material respect as of the closing date, with the result that the interests of the holders of the Notes in the related Mortgage Loan or the interests of the Note Insurer were materially and adversely affected (notwithstanding that such representation and warranty was made to the Seller's or the Originator's best knowledge and the Seller or the Originator lacked knowledge of such breach), the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the Sale and Servicing Agreement, within sixty (60) days of the earlier to occur of the Seller's or an Originator's discovery or its receipt of notice of any such breach, the Seller or the Originators will (a) promptly cure such breach in all material respects,
(b) remove each Mortgage Loan which has given rise to the requirement for action by the Seller or the Originators, substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced Mortgage Loans as of the date of substitution, deliver to the Trust as part of the amounts remitted by the Servicer on such Distribution Date the amount of such shortfall, or (c) purchase such Mortgage Loan at a price equal to the principal balance of such Mortgage Loan as of the date of purchase plus the greater of (i) all accrued and unpaid interest thereon and (ii) thirty (30) days' interest thereon computed at the mortgage interest rate, net of the Servicing Fee if ABC is the Servicer, plus the amount of any unreimbursed Servicing Advances made by the Servicer, and deposit such purchase price into the Distribution Account on the next succeeding Servicer Distribution Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans and being held in the Distribution Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan; provided, however, that any substitution of one or more Qualified Substitute Mortgage Loans for a deleted Mortgage Loan in Pool II pursuant to clause (b) preceding must be effected not later than two (2) years after the closing date unless the Indenture Trustee and the Note Insurer receive an opinion of counsel that such substitution would not constitute a prohibited transaction for purposes of the REMIC provisions of the Code. In addition, the Seller and the Originators shall be obligated to indemnify the Indenture Trustee, the Collateral Agent, the holders of the Notes and the Note Insurer for any third-party claims arising out of a breach by the Seller or the Originators of representations or warranties regarding the Mortgage Loans. The obligation of the Seller and the Originators to cure such breach or to substitute or purchase any Mortgage Loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the Notes, the Indenture Trustee, the Collateral Agent and the
Note Insurer.

Payments on the Mortgage Loans

     The Sale and Servicing Agreement provides that the Servicer, for the benefit of the holders of the Notes, shall establish and maintain a Collection Account (the "Collection Account"), which will generally be (i) an account maintained with a depository institution or trust company whose long term unsecured debt obligations are rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein or (ii) trust accounts maintained with a depository institution acceptable to each Rating Agency and the Note Insurer (any such account, an "Eligible Account"). The Sale and Servicing Agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more Permitted Investments that mature, unless payable on demand, no later than the business day preceding the date on which the Servicer is required to transfer the Servicer Remittance Amount from the Collection Account to the Distribution Account, as described below.

     The Servicer is obligated to deposit or cause to be deposited in the Collection Account on a daily basis, amounts representing the following payments received and collections made by it after the Cut-Off Date (other than in respect of Monthly Payments on the Mortgage Loans due on each Mortgage Loan up to and including any Due Date occurring on or prior to the Cut-Off Date): (i) all payments on account of principal, including prepayments of principal ("Principal Prepayments"); (ii) all payments on account of interest on the Mortgage Loans; (iii) all Liquidation Proceeds and all Insurance Proceeds to the extent such proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices; (iv) all Net REO Proceeds; (v) all other amounts required to be deposited in the Collection Account pursuant to the Sale and Servicing Agreement; and (vi) any amounts required to be deposited in connection with net losses realized on investments of funds in the Collection Account.

     The Indenture Trustee will be obligated to set up an account with respect to each class of Notes (each, a "Distribution Account", and collectively with the Collection Account, the Pre-Funding Account and the Capitalized Interest Account, the "Accounts"), which is required to be an Eligible Account, into which the Servicer will deposit or cause to be deposited the Servicer Remittance Amount on the 20th day of each month (the "Servicer Distribution Date").

     The "Servicer Remittance Amount" for a Servicer Distribution Date is equal to the sum, without duplication, of (i) all collections of principal and interest on the Mortgage Loans (including Principal Prepayments, Net REO Proceeds and Liquidation Proceeds, if any) collected by the Servicer during the prior calendar month, (ii) all Periodic Advances made by the Servicer with respect to payments due to be received on the Mortgage Loans on the related Due Date and (iii) any other amounts required to be placed in the Collection Account by the Servicer pursuant to the Sale and Servicing Agreement, but excluding the following:

     (a) amounts received on particular Mortgage Loans, with respect to which the Servicer has previously made an unreimbursed Periodic Advance, as late payments of interest, or as Net Liquidation Proceeds, to the extent of such unreimbursed Periodic Advance;

     (b) amounts received on a particular Mortgage Loan with respect to which the Servicer has previously made an unreimbursed Servicing Advance, to the extent of such unreimbursed Servicing Advance;

     (c)  for such Servicer Distribution Date, the aggregate Servicing Fee;

     (d) all net income from Permitted Investments that is held in the Collection Account for the account of the Servicer;

     (e) all amounts actually recovered from the Servicer in respect of late fees, assumption fees, prepayment fees and similar fees;

     (f)  Net Foreclosure Profits; and

     (g) certain other amounts which are reimbursable to the Servicer, as provided in the Sale and Servicing Agreement.

     The amounts described in clauses (a) through (g) above may be withdrawn by the Servicer from the Collection Account on or prior to each Servicer Distribution Date.

Calculation of LIBOR

     On the second business day preceding each Distribution Date or, in the case of the December 28, 1998 Distribution Date, on the second business day preceding the closing date (each such date, an "Interest Determination Date"), the Indenture Trustee will determine the London interbank offered rate ("LIBOR") for one-month U.S. dollar deposits for the next Accrual Period for the Class A-2 Notes on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display designated as page

3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or under common control with, the Servicer or the Indenture Trustee.

     On each Interest Determination Date, LIBOR for the related Accrual Period for the Class A-2 Notes will be established by the Indenture Trustee as follows:

     (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Class A-2 Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

     (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Class A-2 Notes shall be the higher of (x) LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Indenture Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

     The establishment of LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Class A-2 Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Over-collateralization Provisions

     Over-collateralization Resulting from Cash Flow Structure. The Indenture requires that, starting with the second Distribution Date, the Excess Interest with respect to a pool of Mortgage Loans, if any, that is not used to make cross-collateralization payments will be applied on each Distribution Date as an accelerated payment of principal on the related class of Notes, but only to the limited extent hereafter described. The application of Excess Interest as a payment of principal has the effect of accelerating the amortization of a class of Notes relative to the amortization of the related pool of Mortgage Loans. The "Excess Interest" for a Distribution Date and a pool of Mortgage Loans is equal to the excess of (x) the amount on deposit in the related Distribution Account (exclusive of the amount of any Insured Payment and the Servicing Fee) on such Distribution Date (such amount being the "Available Amount" for such Distribution Date and such pool of Mortgage Loans) over (y) the sum of (i) the related Distribution Amount (calculated for this purpose without regard to any Over-collateralization Increase Amount or portion thereof included therein),
(ii) any Reimbursement Amount or other amounts owed to the Note Insurer and
(iii) the Indenture Trustee's Fees and the Collateral Agent's Fees. The Excess Interest from a pool of Mortgage Loans will be used (w) to reimburse the Note Insurer for any amounts due to it, (x) as needed to make cross-collateralization payments in respect of the other pool of Mortgage Loans, (y) as a payment of principal to the related class of Notes until the Distribution Date on which the amount of over-collateralization has reached the required level, and (z) as needed to fund the Cross-collateralization Reserve Account relating to the other pool of Mortgage Loans. Notwithstanding the foregoing, in the event certain tests set forth in the Indenture are violated, all available Excess Interest will be used as a payment of principal to the related class of Notes to accelerate the amortization of such Notes.

     With respect to any Distribution Date and a pool of Mortgage Loans, the excess, if any, of (x) the sum of the aggregate principal balances of the Mortgage Loans in such pool as of the close of business on the last day of the preceding calendar month over (y) the aggregate principal balance of the related class of Notes as of such Distribution Date (and following the making of all distributions on such Distribution Date (other than with respect to any Over-collateralization Increase Amount for such Distribution Date)) is the "Over-collateralized Amount" for such pool as of such Distribution Date. The Indenture requires that, starting with the second Distribution Date, Excess Interest from a pool of Mortgage Loans that is not used to make cross-collateralization payments will be applied as an accelerated payment of principal on the related class of Notes until the Over-collateralized Amount has increased to the level required by the Indenture. After such time, if it is necessary to re-establish the required level of over-collateralization, Excess Interest of a pool of Mortgage Loans that is not used to make cross-collateralization payments will again be applied as an accelerated payment of principal on the related class of Notes. Notwithstanding the foregoing, in the event certain tests set forth in the Indenture are violated, all available Excess Interest from a pool of Mortgage Loans will be used as a payment of principal to accelerate the amortization of the related class of Notes. Any amount of Excess Interest actually applied as an accelerated payment of principal is an "Over-collateralization Increase Amount." The required level of the Over-collateralized Amount with respect to a Distribution Date is the "Specified Over-collateralized Amount" with respect to such Distribution Date. Initially, the Over-collateralized Amount of each pool of Mortgage Loans will be an amount equal to approximately 1.0% of the sum of (x) the aggregate principal balance of the Mortgage Loans in each pool on the closing date and (y) with respect to Pool I, the original amount on deposit in the Pre-Funding Account on the closing date.

     In the event that the required level of the Specified Over-collateralized Amount with respect to a pool of Mortgage Loans is permitted to decrease or "step down" on a Distribution Date in the future, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the related class of Notes on such Distribution Date shall instead be distributed in the priority set forth herein under "--Flow of Funds." This has the effect of decelerating the amortization of such class of Notes relative to the amortization of such pool of Mortgage Loans, and of reducing the Over-collateralized Amount. With respect to any pool of Mortgage Loans and Distribution Date, the difference, if any, between (a) the Over-collateralized Amount that would apply on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of related Over-collateralization Reduction Amounts as described in this sentence) and (b) the Specified Over-collateralized Amount is the "Excess Over-collateralized Amount" with respect to such pool of Mortgage Loans and such Distribution Date. If, on any Distribution Date, the Excess Over-collateralized Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the Over-collateralized Amount is or would be greater than the related Specified Over-collateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the related class of Notes on such Distribution Date shall instead be distributed in the priority set forth herein under "--Flow of Funds", in an amount equal to the lesser of (x) the Excess Over-collateralized Amount and (y) the amount available for distribution on account of principal with respect to the related class of Notes on such Distribution Date; such amount being the "Over-collateralization Reduction Amount" with respect to such pool of Mortgage Loans for such Distribution Date.

         The Indenture provides that, on any Distribution Date, all amounts collected on account of principal (other than any such amount applied to the payment of an Over-collateralization Reduction

Amount) with respect to a pool of Mortgage Loans during the prior calendar month (the related "Due Period") will be distributed to the holders of the related class of Notes on such Distribution Date. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Due Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Liquidated Loan Loss." In addition, the Sale and Servicing Agreement provides that the principal balance of any Mortgage Loan which becomes a Liquidated Mortgage Loan shall then equal zero. The Sale and Servicing Agreement does not contain any rule which requires that the amount of any Liquidated Loan Loss be distributed to the holders of the related class of Notes on the Distribution Date which immediately follows the event of loss; i.e., the Sale and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Over-collateralized Amount with respect to such pool of Mortgage Loans, which, to the extent that such reduction causes the Over-collateralized Amount to be less than the Specified Over-collateralized Amount applicable to the related Distribution Date, will require the payment of an Over-collateralization Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent Distribution Dates, until the Over-collateralized Amount equals the related Specified Over-collateralized Amount). The effect of the foregoing is to allocate losses to the holders of the related Trust Certificates by reducing, or eliminating entirely, payments of Excess Interest and of Over-collateralization Reduction Amounts which such holders would otherwise receive.

     Over-collateralization and the Note Insurance Policy. The Indenture defines an "Over-collateralization Deficit" with respect to a Distribution Date to be the amount, if any, by which (x) the aggregate principal balance of the Notes as of such Distribution Date, and following the making of all distributions to be made on such Distribution Date (except for any payment to be made as to principal from proceeds of the Note Insurance Policy), exceeds (y) the sum of
(i) aggregate principal balance of the Mortgage Loans, as of the close of business on the last day of the related Due Period, (ii) the amount on deposit in the Pre-Funding Account, and (iii) and funds on deposit in the Cross-collateralization Reserve Accounts, after application of all amounts due on such Distribution Date. The Indenture requires the Indenture Trustee to make a claim for an Insured Payment under the Note Insurance Policy not later than the third business day prior to any Distribution Date as to which the Indenture Trustee has determined that an Over-collateralization Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the holders of the related class of Notes on such Distribution Date. The Note Insurer has the option on any Distribution Date to make a payment of principal, including in respect of Liquidated Loan Losses, up to the amount that would have been payable to the holders of the Notes if sufficient funds were available thereof. Additionally, under the terms of the Indenture, the Note Insurer will have the option to cause Excess Interest to be applied without regard to any limitation upon the occurrence of certain trigger events, or in the event of an "event of default" under the Insurance Agreement. However, investors in the Notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

Cross-collateralization Provisions

         Cross Collateralization Payments. On each Distribution Date, available Excess Interest from a pool of Mortgage Loans, if any, will be paid to the holders of the class of Notes relating to the other pool of Mortgage Loans to the extent of the Shortfall Amount for such other pool. The "Shortfall Amount" for a pool of Mortgage Loans and any Distribution Date equals the sum of (x) any shortfall in the amount of the Interest Distribution Amount for such pool actually distributed to the holders of the related class of Notes, (y) the aggregate amount of Liquidated Loan Losses incurred in respect of such pool during the immediately preceding Due Period and (z) any shortfall in the payment of any amounts owed the Note Insurer.

     The cross-collateralization provisions of the transaction are limited to the payment of credit losses, certain interest shortfalls and any amounts due the Note Insurer. Excess Interest from one pool of Mortgage Loans will not be used to build over-collateralization with respect to the other pool of Mortgage Loans or be used to pay Available Funds Carry-Forward Amounts.

     Cross-collateralization Reserve Account. Each class of Notes will have the benefit of a Cross-collateralization Reserve Account. On each Distribution Date, available Excess Interest from a pool of Mortgage Loans, if any, will be paid into the Cross-collateralization Reserve Account relating to the other pool of Mortgage Loans, until the amount of funds on deposit therein equals the Specified Reserve Amount for such other pool. The "Specified Reserve Amount" for a pool of Mortgage Loans and any Distribution Date equals the difference between
(x) the Specified Over-collateralized Amount for such pool and such Distribution Date and (y) the Over-collateralized Amount for such pool on such Distribution Date. If the amount on deposit in the Cross-collateralization Reserve Account for a pool of Mortgage Loans on any Distribution Date exceeds the Specified Reserve Amount for such pool and such Distribution Date, the amount of such excess shall be distributed in the priority set forth herein under "--Flow of Funds."

     Funds on deposit in a Cross-collateralization Reserve Account will be used on any Distribution Date to make payments in respect of the Shortfall Amount for either pool after the Over-collateralized Amount for such pool of Mortgage Loans has been reduced to zero, to the extent that there is no Excess Interest available therefor on such Distribution Date.

Flow of Funds

         On each Distribution Date, the Indenture Trustee (based solely on the information received from the Servicer in the Servicer Remittance Report prior to such Distribution Date) shall make payments in respect of each pool of Mortgage Loans to the holders of the related class of Notes and reimbursement to the Note Insurer under the Insurance Agreement, to the extent of funds, including any Insured Payments, on deposit in the related Distribution Account, as follows:

     (a) (i) to the Indenture Trustee, an amount equal to the fees then due to it with respect to the related class of Notes (the "Indenture Trustee's Fees"); and

          (ii) to the Collateral Agent, an amount equal to the fees then due to it with respect to the related class of Notes (the "Collateral Agent's Fees");

     (b) from amounts then on deposit in the related Distribution Account (excluding any Insured Payments) to the Note Insurer the lesser of (x) the excess of (i) the amount then on deposit in the Distribution Account over (ii) the Insured Distribution Amounts for such pool and such Distribution Date and (y) the amount of all Insured Payments and other amounts due to the Note Insurer for such pool pursuant to the Insurance Agreement (including the premium amount) which have not been previously paid (the "Reimbursement Amount") as of such Distribution Date;

     (c) from amounts then on deposit in the related Distribution Account, the Interest Distribution Amount for the related class of Notes;

     (d) from amounts then on deposit in the related Distribution Account, the Principal Distribution Amount for the related class of Notes, until the principal balance of such class of Notes is reduced to zero;

     (e) with respect to the Class A-1 Notes only, from amounts then on deposit in the Distribution Account relating to such class, to the holder of the Class A-1 Notes, the amount of any Class A-1 Mortgage Loan Interest Shortfalls;

     (f) from amounts then on deposit in the related Distribution Account, to the holders of the other class of Notes, the Shortfall Amount for such other class;

     (g) from amounts then on deposit in the related Distribution Account, to the Cross-collateralization Reserve Account relating to the other class of Notes, the amount necessary for the balance of such account to equal the Specified Reserve Amount;

     (h) with respect to the Class A-2 Notes only, from amounts then on deposit in the Distribution Account relating to such class, to the holders of the Class A-2 Notes, the Available Funds Carry-Forward Amount; and

     (i) following the making by the Indenture Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the related Distribution Account, to the holders of the related Trust Certificates, the amount remaining on such Distribution Date, if any.

Definitions

     "Available Amount" for any pool of Mortgage Loans and any Distribution Date is the amount on deposit in the related Distribution Account (exclusive of the amount of any Insured Payment and the Servicing Fee) on such Distribution Date.

     "Carry-Forward Amount" for the Pool II Mortgage Loans and any Distribution Date equals the sum of (a) the amount, if any, by which (i) the Class A-2 Interest Distribution Amount as of the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the holders of the Class A-2 Notes on such Distribution Date on account of interest and (b) thirty (30) days' interest on such amount at the Class A-2 Formula Note Rate.

     "Class A-1 Interest Distribution Amount" for any Distribution Date will be an amount equal to the sum of the Current Interest for the Class A-1 Notes on such Distribution Date, less the amount of any Class A-1 Mortgage Loan Interest Shortalls relating to such Distribution Date.

     "Class A-1 Mortgage Loan Interest Shortfalls" for any Distribution Date will be the aggregate of the Mortgage Loan Interest Shortfalls in Pool I, if any, for such Distribution Date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the Servicer as Compensating Interest

     "Class A-2 Interest Distribution Amount" for any Distribution Date will be an amount equal to the sum of the Current Interest for the Class A-2 Notes on such Distribution Date, reduced by an amount equal to the aggregate of the Mortgage Loan Interest Shortfalls, if any, for such Distribution Date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the Servicer as Compensating Interest, plus any related Carry-Forward Amount.

     "Current Interest" for any pool of Mortgage Loans and any Distribution Date is the interest that will accrue on the related class of Notes at the applicable Note Rate on the aggregate outstanding principal balance of such class during the related Accrual Period.

     "Excess Interest" for any pool of Mortgage Loans and any Distribution Date is equal to the excess of (x) the Available Amount for such pool and such Distribution Date over (y) the sum of (i) the Interest

Distribution Amount for such pool and such Distribution Date and Principal Distribution Amount for such pool and such Distribution Date (calculated for this purpose without regard to any Over-collateralization Increase Amount or portion thereof included therein), (ii) any Reimbursement Amount or other amount owed to the Note Insurer relating to such pool and (iii) the Indenture Trustee's Fees and Collateral Agent's Fees for such pool and such Distribution Date .

     "Foreclosure Profits" as to any Servicer Distribution Date, are the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such Servicer Distribution Date over (ii) the sum of such unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the Due Date to which interest was last paid by the mortgagor.

     "Insurance Proceeds" are proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related mortgagor. "Insurance Proceeds" do not include "Insured Payments."

     "Insured Distribution Amount" for any pool of Mortgage Loans and any Distribution Date, is the sum of (i) the Interest Distribution Amount for such pool and such Distribution Date, (ii) the amount of the Over-collateralization Deficit applicable to such pool and such Distribution Date, if any, and (iii) with respect to the Distribution Date which is a final stated maturity date, the aggregate outstanding principal balance for the related class of Notes.

     "Insured Payment" for any pool of Mortgage Loans and any Distribution Date will equal the amount by which the Insured Distribution Amount for such pool and such Distribution Date exceeds the Available Amount for such pool and such Distribution Date, less the Indenture Trustee's Fees and Collateral Agent's Fees for such pool and such Distribution Date.

     "Interest Distribution Amount" means the Class A-1 Interest Distribution Amount or the Class A-2 Interest Distribution Amount, as applicable.

     "Liquidation Expenses" as to any Liquidated Mortgage Loan are all expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed Servicing Advances. In no event may Liquidation Expenses with respect to a Liquidated Mortgage Loan exceed the related Liquidation Proceeds.

     "Liquidated Loan Loss" as to any Liquidated Mortgage Loan is the excess, if any, of (i) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor over (ii) the sum of the Net Liquidation Proceeds and the amount of any previously unreimbursed Periodic Advances in respect of such Mortgage Loan.

     "Liquidation Proceeds" are amounts (other than Insurance Proceeds) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or
(ii) the liquidation of a defaulted Mortgage Loan through a sale, foreclosure sale, REO Disposition or otherwise.

     "Mortgage Loan Interest Shortfalls" means Civil Relief Act Interest Shortfalls and Prepayment Interest Shortfalls.

     "Net Foreclosure Profits" as to any Servicer Distribution Date, are the excess, if any, of (i) the aggregate Foreclosure Profits with respect to such Servicer Distribution Date over (ii) Liquidated Loan Losses with respect to such Servicer Distribution Date.

     "Net Liquidation Proceeds" as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances made by the Servicer.

     "Net REO Proceeds" as to any REO Property, are REO Proceeds net of any related expenses of the Servicer.

     "Over-collateralization Deficit" for any Distribution Date, is the amount by which the aggregate outstanding principal balance of the Notes exceeds the sum of (i) the aggregate principal balance of the Mortgage Loans, (ii) any amount on deposit in the Pre-Funding Account on such Distribution Date, and
(iii) any amounts on deposit in the Cross-collateralization Reserve Accounts on such Distribution Date, after application of all amounts due on such Distribution Date.

     "Over-collateralization Increase Amount" for any pool of Mortgage Loans and any Distribution Date is the amount of Excess Interest to be applied as an accelerated payment of principal on the related class of Notes until the over-collateralization for such pool reaches the Specified Over-collateralized Amount. Such payment is limited to the extent of the Available Amount as described in the definition of "Principal Distribution Amount."

     "Over-collateralization Reduction Amount" with respect to any pool of Mortgage Loans and any Distribution Date, is the difference, if any, between (a) the Over-collateralized Amount for such pool that would apply on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of related Over-collateralization Reduction Amounts as described in this sentence) and (b) the Specified Over-collateralized Amount for such pool and such Distribution Date to the extent of principal available for distribution.

     "Principal Distribution Amount" for any pool of Mortgage Loans and any Distribution Date will be the lesser of:

     (a) the excess of (i) the sum, as of such Distribution Date, of (A) the Available Amount for such pool and (B) any Insured Payment with respect to the related class of Notes over (ii) the sum of Interest Distribution Amount for such pool, the Indenture Trustee's Fees, the Collateral Agent's Fees and the Reimbursement Amount allocable to the related class of Notes; and

     (b)  the sum, without duplication, of:

          (i) all principal in respect of the Mortgage Loans in such pool actually collected during the related Due Period;

          (ii) the principal balance of each Mortgage Loan that either was repurchased by the Seller or purchased by the Servicer on the related Servicer Distribution Date from such pool, to the extent such principal balance is actually received by the Indenture Trustee;

          (iii) any Substitution Adjustments delivered by the Seller on the related Servicer Distribution Date in connection with a substitution of a Mortgage Loan in such pool, to the extent such Substitution Adjustments are actually received by the Indenture Trustee;

          (iv) the Net Liquidation Proceeds actually collected by the Servicer of all Mortgage Loans in such pool during the prior calendar month (to the extent such Net Liquidation Proceeds relate to principal);

          (v) with respect to Pool I and the December 1998, January 1999 or February 1999 Distribution Dates, moneys released from the Pre-Funding Account, if any;

          (vi) with respect to Pool II, the proceeds received by the Indenture Trustee upon the exercise by the Servicer of its option to call the Class A-2 Notes (to the extent such proceeds relate to principal);

          (vii) the amount of any Over-collateralization Deficit with respect to such pool for such Distribution Date;

          (viii) the proceeds received by the Indenture Trustee on any termination of the Trust (to the extent such proceeds relate to principal) allocable to such pool;

          (ix) the amount of any Over-collateralization Increase Amount with respect to such pool for such Distribution Date, to the extent of any Excess Interest for such pool available for such purpose, exclusive of the amount of Excess Interest for such pool necessary to make the payment of (A) with respect to Pool I only, any Class A-1 Mortgage Loan Interest Shortfalls and (B) the Shortfall Amount for such pool and such Distribution Date;

          (x) if the Note Insurer shall so elect, an amount of principal (including Liquidated Loan Losses) that would have been payable pursuant to clauses (i) through (ix) above if sufficient funds were available therefor;

                                    minus

          (xi) the amount of any Over-collateralization Reduction Amount for such pool for such Distribution Date.

     In no event will the Principal Distribution Amount for a pool with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate principal balance for the Notes.

     "REO Proceeds" are monies received in respect of any REO Property (including, without limitation, proceeds from the rental of the related mortgaged property).

     "Specified Over-collateralized Amount" with respect to a pool of Mortgage Loans and any Distribution Date will be the amount of Over-collateralization which the Note Insurer requires with respect to such pool and such Distribution Date.

Events of Default

     Upon the occurrence of an Event of Default, the Indenture Trustee, upon the direction of the majority holders (which shall be the Note Insurer in the absence of a default by the Note Insurer under the Insurance Agreement), shall declare (or, with respect to an Event of Default described in clauses

(iii) through (vi), the occurrence shall result in the automatic declaration of) the aggregate outstanding principal balance of all the Notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the Trust. An "Event of Default", wherever used herein, means any one of the following events:

       (i) the Trust shall fail to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the holders of the Notes, on any Distribution Date, all or part of any Interest Distribution Amount due on the Notes on such Distribution Date and, with respect to Pool I, all or a part of any Class A-1 Mortgage Loan Interest Shortfalls due on the Class A-1 Notes on such Distribution Date;

       (ii) the Trust shall fail to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the holders of the Notes, (x) on any Distribution Date an amount equal to the principal due on the outstanding Notes on such Distribution Date, to the extent that sufficient funds are on deposit in the Collection Account or (y) on the final stated maturity date for any class of Notes, the aggregate outstanding principal balance of the related class of Notes.

       (iii) the Trust shall consent to the appointment of a custodian, receiver, trustee or liquidator (or other similar official) of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the Trust is generally not paying its debts as they come due, or the Trust shall make a general assignment for the benefit of creditors;

       (iv) the Trust shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegation of a petition filed against the Trust in any such proceeding, or the Trust shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors;

       (v) an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent (express or legally implied) of the Trust, a custodian, receiver, trustee or liquidator (or other similar official) of the Trust or any substantial part of its property, or sequestering any substantial part of its respective property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety
              (90) days after the date of entry thereof; or

       (vi) a petition against the Trust in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be stayed, withdrawn or dismissed within ninety (90) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the Trust, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Trust or any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of ninety
              (90) days.

Reports to Noteholders

     Pursuant to the Indenture, on each Distribution Date the Indenture Trustee will deliver to the Servicer, the Note Insurer, the Depositor and each holder of a Note or a Trust Certificate a written report (the "Indenture Trustee's Remittance Report") containing information including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of the Notes as of such Distribution Date, the amount of any Insured Payment included in such distributions on such Distribution Date and such other information as required by the Indenture.

Amendment

     The Indenture may be amended from time to time by the Trust and the Indenture Trustee by written agreement, upon the prior written consent of the
Note Insurer, without notice to, or consent of, the holder of the Notes, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided, that such action shall not, as evidenced by an opinion of counsel delivered to, but not obtained at the expense of, the Indenture Trustee, adversely affect in any material respect the interests of any holder of the Notes; provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Note without the consent of the holder of such Note, or change the rights or obligations of any other party to the Indenture without the consent of such party.

     The Indenture may be amended from time to time by the Trust and the Indenture Trustee with the consent of the Note Insurer, and the holders of the majority of the percentage interest of the Notes and Trust Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders; provided, however, that no such amendment shall be made unless the Indenture Trustee receives an opinion of counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the sub-trust of the Trust consisting of the Pool II Mortgage Loans as a REMIC or cause a tax to be imposed on the REMIC; provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Note without the consent of the holder of such Note or reduce the percentage for each class whose holders are required to consent to any such amendment without the consent of the holders of 100% of each class of Notes affected thereby.

     The Unaffiliated Seller's Agreement and the Sale and Servicing Agreement contain substantially similar restrictions regarding amendment.

                         SERVICING OF THE MORTGAGE LOANS

The Servicer

     ABC will act as the Servicer of the Mortgage Loan pools. Upland and NJMIC will act as Subservicers with respect to a portion of the Mortgage Loans. See "The Originators, the Seller, the Servicer and the Subservicer" herein.

Servicing Fees and Other Compensation and Payment of Expenses

     As compensation for its activities as Servicer under the Sale and Servicing Agreement, the Servicer shall be entitled with respect to each Mortgage Loan to the Servicing Fee, which shall be payable monthly from amounts on deposit in the Collection Account. The "Servicing Fee" shall be an amount equal to interest at one-twelfth of the Servicing Fee Rate for such Mortgage Loan on the outstanding principal balance of such Mortgage Loan. The "Servicing Fee Rate" with respect to each Mortgage Loan will be 0.50% per annum. In addition, the Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees, prepayment fees or similar items. The Servicer shall also be entitled to withdraw from the Collection Account any net interest or other income earned on deposits therein. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided in the Sale and Servicing Agreement.

Periodic Advances and Servicer Advances

     Periodic Advances. Subject to the Servicer's determination that such action would not constitute a Nonrecoverable Advance, the Servicer is required to make advances ("Periodic Advances") with respect to delinquent payments of interest (at a rate equal to the interest rate on the related mortgage note, less the Servicing Fee). Such Periodic Advances by the Servicer are reimbursable to the Servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the Notes, plus an additional amount intended to maintain a specified level of over-collateralization and to pay the Indenture Trustee's Fees, the Collateral Agent's Fees and the premium due the Note Insurer. Notwithstanding the Servicer's good faith determination that a Periodic Advance was recoverable when made, if such Periodic Advance becomes a Nonrecoverable Advance, the Servicer will be entitled to reimbursement therefor from the Trust Estate. See "Description of the Notes -- Payments on the Mortgage Loans" herein.

     Servicing Advances. Subject to the Servicer's determination that such action would not constitute a Nonrecoverable Advance and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related Mortgage Loan, the Servicer is required to advance amounts with respect to the Mortgage Loans ("Servicing Advances") constituting "out-of-pocket" costs and expenses relating to (a) the preservation and restoration of the mortgaged property, (b) enforcement proceedings, including foreclosures, (c) expenditures relating to the purchase or maintenance of a first lien not included in the Trust Estate on the mortgaged property, and (d) certain other customary amounts described in the Sale and Servicing Agreement. Such Servicing Advances by the Servicer are reimbursable to the Servicer subject to certain conditions and restrictions. In the event that, notwithstanding the Servicer's good faith determination at the time such Servicing Advance was made, that it would not be a Nonrecoverable Advance, such Servicing Advance becomes a Nonrecoverable Advance, the Servicer will be entitled to reimbursement therefor from the Trust Estate.

     Recovery of Advances. The Servicer may recover Periodic Advances and Servicing Advances to the extent permitted by the Sale and Servicing Agreement or, if not recovered from the mortgagor on whose behalf such Servicing Advance or Periodic Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Mortgage Loan. In the event a Periodic Advance or a Servicing Advance becomes a Nonrecoverable Advance, the Servicer may be reimbursed for such advance from the Distribution Account.

     The Servicer shall not be required to make any Periodic Advance or Servicing Advance which it determines would be a nonrecoverable Periodic Advance or nonrecoverable Servicing Advance (a "Nonrecoverable Advance"). A Periodic Advance or Servicing Advance is "nonrecoverable" if in the good faith judgment of the Servicer, such Periodic Advance or Servicing Advance would not ultimately be recoverable.

Prepayment Interest Shortfalls

     Not later than the close of business on the 20th day of each month (each, a "Servicer Distribution Date"), the Servicer is required to remit to the Indenture Trustee an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from principal prepayments in full during the related Due Period and (b) its aggregate Servicing Fees received in the related Due Period (such lesser amount, the "Compensating Interest"), and shall not have the right to reimbursement therefor. With respect to any Distribution Date, the "Prepayment Interest Shortfall" will be an amount equal to the excess, if any, of (a) thirty (30) days' interest on the outstanding principal balance of such Mortgage Loans at a per annum rate equal to the related mortgage interest rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Civil Relief Act, any reduction as a result of a bankruptcy proceeding (a "Deficient Valuation") and/or any reduction by a court of the monthly payment due on such Mortgage Loan (a "Debt Service Reduction")), minus the rate at which the Servicing Fee is calculated, over (b) the amount of interest actually remitted by the related mortgagor in connection with such principal prepayment in full, less the Servicing Fee for such Mortgage Loan in such month. Insured Payments do not cover Prepayment Interest Shortfalls.

Civil Relief Act Interest Shortfalls

     The reduction, if any, in interest payable on the Mortgage Loans in Pool II attributable to the application of the Civil Relief Act ("Civil Relief Act Interest Shortfalls") will reduce the amount of Current Interest due to the holders of the Class A-2 Notes and will not be covered by payments from the Servicer, the Note Insurance Policy or otherwise. Conversely, Civil Relief Act Interest Shortfalls relating to Pool I will not reduce the amount of Current Interest due to the holders of the Class A-1 Notes. However, in the event the full amount of Current Interest is not available on any Distribution Date due to Civil Relief Act Interest Shortfalls in Pool I, the amount of such shortfall will not be covered by the Note Insurance Policy. Such shortfalls in Current Interest will be paid from the Excess Interest, if any, otherwise payable in respect of over-collateralization, cross-collateralization or to the holder of the Trust Certificate relating to Pool I. See "Risk Factors -- Legal Considerations" herein.

Optional Purchase of Defaulted Mortgage Loans

     The Seller, or any affiliate of the Seller, has the option, but is not obligated, to purchase from the Trust any Mortgage Loan ninety (90) days or more delinquent at a purchase price equal to the outstanding principal balance thereof as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the related mortgage interest rate (net of the related Servicing Fee, if ABC is the Servicer) plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan in accordance with the provisions specified in the Sale and Servicing Agreement.

Servicer Reports

     On each Servicer Distribution Date, the Servicer is required to deliver to the Note Insurer, the Indenture Trustee, and the Collateral Agent, a report (the "Servicer Remittance Report") setting forth the information necessary for the Indenture Trustee to make the distributions set forth under "--Flow of Funds" herein and containing the information to be included in the Indenture Trustee's Remittance Report for such Distribution Date.

     The Servicer is required to deliver to the Note Insurer, the Indenture Trustee, the Collateral Agent, S&P and Moody's, not later than April 30th of each year an officer's certificate stating that (i) the Servicer has fully complied with the servicing provisions of the Sale and Servicing Agreement, (ii) a review of the activities of the Servicer during the preceding calendar year and of performance under the Sale and Servicing Agreement has been made under such officer's supervision, and (iii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Sale and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default. The first such officer's certificate shall be delivered by the Servicer in 1999.

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     Not later than April 30th of each year, the Servicer, at its expense, is required to cause to be delivered to the Note Insurer, the Indenture Trustee, the Collateral Agent, S&P and Moody's from a firm of independent certified public accountants (who may also render other services to the Servicer) a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans during the preceding calendar year (or such longer period from the closing date to the end of the following calendar year) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with the Sale and Servicing Agreement except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac require it to report, in which case such exceptions and errors shall be so reported.

Collection and Other Servicing Procedures

     The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows with respect to loans which are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any late payment charge and (ii) arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the Sale and Servicing Agreement.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each Mortgage Loan may not be decreased. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- 'Due-on-Sale' Clauses" in the accompanying prospectus.

Hazard Insurance

     The Servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the lesser of (a) the maximum insurable value of such mortgaged property or (b) the principal balance of such Mortgage Loan plus the outstanding balance of any mortgage loan senior to such Mortgage Loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer thereunder. As set forth above, all amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the Servicer's normal servicing procedures), to the extent they constitute Net Liquidation Proceeds or Insurance Proceeds, will ultimately be deposited in the related Distribution Account. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the Servicer by a borrower. The Sale and Servicing Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be

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maintained by maintaining a blanket policy issued by an insurer acceptable to the Rating Agencies insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer is obligated to deposit in the related Distribution Account the sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the Mortgage Loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

     The Servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing such of the Mortgage Loans as come into default when, in the opinion of the Servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with the Servicer's general loan servicing activities and the Sale and Servicing Agreement; provided, that the Servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless such foreclosure, correction or restoration is determined to increase Net Liquidation Proceeds. Any mortgaged property so acquired by the Trust and relating to Pool II is required to be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the sub-trust of the Trust consisting of the Pool II Mortgage Loans as a REMIC.

Removal and Resignation of the Servicer

     The Note Insurer may, pursuant to the Sale and Servicing Agreement, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (g), (h) or (i) below and the Indenture Trustee, only at the direction of the Note Insurer or the majority holders of Notes, with the consent of the Note Insurer (in the case of any direction of the majority holders), may remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (a), (b), (c), (d), (e) or (f) below. Each of the following constitutes a "Servicer Event of Default":

     (a) any failure by the Servicer to remit to the Indenture Trustee any payment required to be made by the Servicer under the terms of the Sale and Servicing Agreement (other than Servicing Advances covered by clause (b) below) which continues unremedied for one (1) business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer and the
          Note Insurer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Note Insurer or the holders of Notes evidencing percentage interests of at least 25%;

     (b) the failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by any holder of a Note or the Note Insurer;

     (c) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Sale and Servicing Agreement, or the failure of any representation and warranty set forth in the Sale and Servicing Agreement, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust or the Indenture Trustee, or to the Servicer and the Indenture Trustee by any holder of a Note or the Note Insurer;

     (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

     (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

     (f) the Servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

     (g) the delinquency or loss experience of the Mortgage Loans exceeds certain levels specified in the Sale and Servicing Agreement;

     (h) the Note Insurer shall notify the Indenture Trustee of any "event of default" under the Insurance Agreement; or

     (i)  the occurrence of an Event of Default under the Indenture.

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

     The Servicer may not assign its obligations under the Sale and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, ABC (if ABC is not the Servicer), the
Note Insurer, the Collateral Agent and the Indenture Trustee, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer without the incurrence, in the reasonable judgment of the Note Insurer, of unreasonable expense. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Sale and Servicing Agreement.

     Upon removal or resignation of the Servicer, the Indenture Trustee will be the successor servicer (the "Successor Servicer"). The Indenture Trustee, as Successor Servicer, will be obligated to make Periodic Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Indenture Trustee is unwilling or unable to act as Successor Servicer, or if the majority holders (with the consent of the Note Insurer) or the Note Insurer so requests, the Indenture Trustee shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Sale and Servicing Agreement and subject to the approval of the Note Insurer, any established mortgage loan servicing institution acceptable to the Note Insurer having a net worth of not less than $15,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

     Pursuant to the Sale and Servicing Agreement, the Servicer covenants and agrees to act as the Servicer for an initial term from the closing date to March 31, 1999, which term will be extendable by the Note Insurer by notice to the Indenture Trustee for successive terms of three (3) calendar months each, until the termination of the Trust Estate. The Servicer will, upon its receipt of each such notice of extension (a "Servicer Extension Notice"), become bound for the duration of the term covered by such Servicer Extension Notice to continue as the Servicer subject to and in accordance with the other provisions of the Sale and Servicing Agreement. If as of the fifteenth (15th) day prior to the last day of any term of the Servicer the Indenture Trustee shall not have received any Servicer Extension Notice from the Note Insurer, the Indenture Trustee will, within five (5) days thereafter, give written notice of such non-receipt to the
Note Insurer and the Servicer. The Note Insurer has agreed to extend each three
(3) month term of the Servicer, in the absence of an Event of Default under the Sale and Servicing Agreement.

     The Indenture Trustee and any other Successor Servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the Servicer. See "--Servicing and Other Compensation and Payment of Expenses" herein.

Optional Clean-up Call on the Class A-2 Notes

     The Servicer may, at its option, call the Class A-2 Notes on any Distribution Date (the first date on which such event occurs, the "Class A-2 Clean-up Call Date") on which the aggregate outstanding principal balance of the Class A-2 Notes is equal to or less than 10% of the aggregate original principal balance of the Class A-2 Notes by depositing an amount equal to the aggregate outstanding principal balance of the Class A-2 Notes on such Distribution Date, plus accrued and unpaid interest thereon, and any unpaid amounts due the Note Insurer in respect of the Class A-2 Notes into the related Distribution Account (such call, the "Class A-2 Clean-up Call").

Termination; Purchase of Mortgage Loans

     The Indenture will terminate upon notice to the Indenture Trustee of either: (a) the later of the distribution to Noteholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last

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Mortgage Loan and the remittance of all funds due under the Indenture and the payment of all amounts due and payable to the Note Insurer, the Collateral Agent and the Indenture Trustee or (b) mutual consent of the Servicer, the Note Insurer and all holders in writing; provided, however, that in no event will the Trust terminate later than twenty-one (21) years after the death of the last surviving lineal descendant of the person named in the Trust Agreement.

     Subject to provisions in the Indenture concerning adopting a plan of complete liquidation, the Servicer may, at its option and at its sole cost and expense, terminate the Indenture on any date on which the aggregate principal balance of the Mortgage Loans is less than 10% of the sum of (x) the aggregate original principal balance of the Mortgage Loans purchased on the closing date and (y) the original amount on deposit in the Pre-Funding Account, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (a) 100% of the principal balance of each outstanding Mortgage Loan and each REO Property, (b) the greater of (i) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and (ii) thirty (30) days' accrued interest thereon computed at a rate equal to the mortgage interest rate, in each case net of the Servicing Fee, (c) any unreimbursed amounts due to the Note Insurer under the Indenture, the Sale and Servicing Agreement, the Insurance Agreement and, without duplication, accrued and unpaid Insured Payments, and (d) the Indenture Trustee's Fees and the Collateral Agent's Fees. Any such purchase shall be accomplished by depositing into each Distribution Account the portion of the purchase price specified above which relates to such class of Notes. No such termination is permitted without the prior written consent of the Note Insurer if it would result in a draw on the Note Insurance Policy.

                            THE NOTE INSURANCE POLICY

     The following summary of the terms of the Note Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Note Insurance Policy. A form of the Note Insurance Policy may be obtained, upon request, from the Seller.

     Simultaneously with the issuance of the Notes, the Note Insurer will deliver the Note Insurance Policy to the Indenture Trustee, for the benefit of the holders of the Notes. Under the Note Insurance Policy, the Note Insurer will irrevocably and unconditionally guarantee payment on each Distribution Date to the Indenture Trustee, for the benefit of the holders of the Notes, of the Insured Distribution Amounts with respect to the related class of Notes calculated in accordance with the original terms of the Notes when issued and without regard to any amendment or modification of the Notes or the Indenture except amendments or modifications to which the Note Insurer has given its prior written consent. The Insured Distribution Amounts for each Distribution Date and each class of Notes will be the sum of (i) the Interest Distribution Amount with respect to such Distribution Date and such class, (ii) the Over-collateralization Deficit, if any, for such Distribution Date and such class, and (iii) with respect to the Distribution Date which is a final stated maturity date for a class of Notes, the aggregate outstanding principal balance of such class of Notes (without duplication to the amount specified in clause
(ii)). In addition, with respect to any Distribution Date occurring on a date when an event of default under the Insurance Agreement (as described below) has occurred and is continuing or a date on or after the first date on which a claim is made under the Note Insurance Policy, the Note Insurer at its sole option, may pay any or all of the outstanding principal balance of the Notes. Mortgage Loan Interest Shortfalls and Available Funds Carry-Forward Amounts will not be covered by payments under the Note Insurance Policy.

     Payment of claims under the Note Insurance Policy will be made by the Note Insurer following Receipt by the Note Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon,

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New York City time, on the second business day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

     If any payment of an amount guaranteed by the Note Insurer pursuant to the
Note Insurance Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law the Note Insurer will pay such amount out of the funds of the Note Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth business day following Receipt by the Note Insurer from the Indenture Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder is required to return principal or interest distributed with respect to a Note during the term of the Note Insurance Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of the holder(s) that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the holder(s), in such form as is reasonably required by the Note Insurer and provided to the holder(s) by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the holder(s) relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Note Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four (4) business days prior to such date of Receipt, the Note Insurer shall have Received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or Indenture Trustee in bankruptcy named in the Order and not to the Indenture Trustee or any holder directly (unless a holder has previously paid such amount to the receiver, conservator, debtor-in-possession or Indenture Trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such holder upon proof of such payment reasonably satisfactory to the Note Insurer).

     The terms "Receipt" and "Received," with respect to the Note Insurance Policy, means actual delivery to the Note Insurer and to its fiscal agent appointed by the Note Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding business day. If any notice or certificate given under the Note Insurance Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Note Insurer or the fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

     Under the Note Insurance Policy, "Business Day" means any day other than
(i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York or the State of New York, are authorized or obligated by law or executive order to be closed. The Note Insurer's obligations under the
Note Insurance Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Note Insurance Policy, whether or not such funds are properly applied by the Indenture Trustee.

     The Note Insurer shall be subrogated to the rights of each holder to receive payments of principal and interest, as applicable, with respect to distributions on the Notes to the extent of any payment by the Note Insurer under the Note Insurance Policy. To the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the holders of Notes, the Note Insurer will be subrogated to the rights of the holders, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder for purposes of payment.

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     Claims under the Note Insurance Policy will rank equally with any other unsecured debt and unsubordinated obligations of the Note Insurer except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. Claims against the Note Insurer under the
Note Insurance Policy constitute pari passu claims against the general assets of the Note Insurer. The terms of the Note Insurance Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Insurance Policy is governed by the laws of the State of New York. The Note Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     To the fullest extent permitted by applicable law, the Note Insurer agrees under the Note Insurance Policy not to assert, and waives, for the benefit of each holder, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Note Insurer to avoid payment of its obligations under the Note Insurance Policy in accordance with the express provisions of the Note Insurance Policy.

     Pursuant to the terms of the Indenture, unless a Note Insurer Default exists, the Note Insurer shall be deemed to be the holder of the Notes for all purposes (other than with respect to payment on the Notes), will be entitled to exercise all rights of the holders thereunder, without the consent of such holders, and the holders may exercise such rights only with the prior written consent of the Note Insurer. In addition, the Note Insurer will, as a third-party beneficiary to the Indenture, the Sale and Servicing Agreement and the Unaffiliated Seller's Agreement, have, among others, the following rights:
(i) the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement in the event of a Servicer Event of Default and to institute proceedings against the Servicer; (ii) the right to consent to or direct any waivers of defaults by the Servicer; (iii) the right to remove the Indenture Trustee pursuant to the Indenture; (iv) the right to direct the actions of the Indenture Trustee during the continuation of a Servicer default; (v) the right to require the Seller to repurchase Mortgage Loans for breach of representation and warranty or defect in documentation; (vi) the right to direct foreclosures upon the failure of the Servicer to do so in accordance with the Sale and Servicing Agreement; (vii) the right to direct all matters relating to a bankruptcy or other insolvency proceeding involving the Seller; and (viii) the right to direct the Indenture Trustee to investigate certain matters. The Note Insurer's consent will be required prior to, among other things, (x) the removal of the Indenture Trustee,
(y) the appointment of any successor Indenture Trustee or Servicer or (z) any amendment to the Indenture or the Sale and Servicing Agreement.

     The Trust, the Depositor, the Seller, the Servicer, the Originators and the
Note Insurer will enter into the Insurance Agreement pursuant to which the Servicer will agree to reimburse, with interest, the Note Insurer for amounts paid pursuant to claims under the Note Insurance Policy. The Servicer will further agree to pay the Note Insurer all reasonable charges and expenses which the Note Insurer may pay or incur relative to any amounts paid under the Note Insurance Policy or otherwise in connection with the transaction and to indemnify the Note Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust Estate. An "event of default" under the Insurance Agreement will constitute an Event of Default under the Indenture and a Servicer Event of Default under the Sale and Servicing Agreement and allow the Note Insurer, among other things, to direct the Indenture Trustee to terminate the Servicer. An "event of default" under the Insurance Agreement includes (i) the Originators', the Seller's, the Depositor's or the Servicer's failure to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) the inaccuracy or incompleteness in any material respect of any representation or warranty of the Originators, the Seller, the Depositor or the Servicer in the Insurance Agreement, the Sale and Servicing Agreement, the Indenture or certain other documents, (iii) the Originators', the Seller's, the Depositor's or the Servicer's failure to perform or to comply with any covenant or agreement in the Insurance Agreement,

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

the Sale and Servicing Agreement, the Indenture and certain other documents,
(iv) a finding or ruling by a governmental authority or agency that the Insurance Agreement, the Sale and Servicing Agreement, the Indenture or certain other documents are not binding on the Originators, the Seller, the Depositor or the Servicer, (v) the Originators', the Seller's, the Depositor's or the Servicer's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Seller or the Servicer, and (vi) the occurrence of certain "performance test violations" designed to measure the performance of the Mortgage Loans.

                                THE NOTE INSURER

     The following information has been obtained from Financial Security Assurance Inc. (hereinafter in this section, the "Note Insurer" or "Financial Security") and has not been verified by the Seller, the Originators, the Servicer, the Depositor or the Underwriter. No representation or warranty is made by the Seller, the Originators, the Servicer, the Depositor or the Underwriter with respect thereto.

The Note Insurer

     Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

     Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd. and EXEL Limited. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

     The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

Ratings

     Financial Security's insurance financial strength is rated "Aaa" by Moody's and Financial Security's insurer financial strength is rated "AAA" by S&P and Standard & Poor's (Australia) Pty. Ltd. Financial Security's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

Capitalization

     The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1998, as well as such capitalization as adjusted to give effect to certain transactions entered into during November 1998:

                                                                                     September 30, 1998
                                                                           -------------------------------------
                                                                                Actual           As Adjusted (1)
                                                                           ---------------       ---------------
                                                                                         (Unaudited)
                                                                                       (In thousands)

Deferred Premium Revenue (net of prepaid reinsurance premiums)...........  $       480,089       $       480,089
                                                                           ---------------       ---------------
Surplus Notes............................................................           50,000               130,000
                                                                           ---------------       ---------------
Minority Interest........................................................           --                    20,000
                                                                           ---------------       ---------------

Shareholder's Equity:
     Common Stock........................................................           15,000                15,000
                                                                           ---------------       ---------------
     Additional Paid-In Capital..........................................          614,787               684,787
                                                                           ---------------       ---------------
     Accumulated other Comprehensive Income (net of deferred
         income taxes)...................................................           41,923                41,923
                                                                           ---------------       ---------------
     Accumulated Earnings................................................          326,145               326,145
                                                                           ---------------       ---------------
Total Shareholder's Equity...............................................  $       997,855       $     1,067,855
                                                                           ---------------       ---------------

Total Deferred Premium Revenue, Surplus Notes, Minority Interest and
Shareholder's Equity.....................................................  $     1,527,944       $     1,697,944
                                                                           ---------------       ---------------

-------------------
(1) Adjusted to give effect to the November 1998 (a) purchase by Holdings of $80 million of surplus notes from Financial Security in connection with the formation of a new indirect Bermuda subsidiary of Financial Security, initially capitalized with $100 million, including a $20 million minority interest owned by EXEL Limited, and (b) contribution by Holdings to the capital of Financial Security of approximately $70 million, representing a portion of the proceeds from the sale by Holdings of $100 million of 6.950% Senior Quarterly Income Debt Securities due 2098.

     For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Financial Security financial statements are included as exhibits to the annual report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Commission by Holdings and may be reviewed at the EDGAR website maintained by the Commission and at Holdings's website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

Insurance Regulation

     Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The weighted average life of, and, if purchased at other than par, the yield to maturity on, a Note will be directly related to the rate of payment of principal of the Mortgage Loans, including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions for Mortgage Loans by ABC or an affiliate of ABC as required or permitted under the Indenture, the Sale and Servicing Agreement or the Unaffiliated Seller's Agreement.

     The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the Mortgage Loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments on Mortgage Loans that the Trust Estate will experience.

     As indicated above, if purchased at other than par, the yield to maturity on a Note will be affected by the rate of the payment of principal on the related Mortgage Loans. If the actual rate of payments on the related Mortgage Loans is slower than the rate anticipated by an investor who purchases a Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the related Mortgage Loans is faster than the rate anticipated by an investor who purchases a Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     The final stated maturity date is expected to be January 25, 2030 for the Class A-1 Notes and January 25, 2030 for the Class A-2 Notes (each, a "Final Stated Maturity Date"). Each such Final Stated Maturity Date was calculated using the assumption that such Final Stated Maturity Date is thirteen (13) months after the final stated maturity date of the Mortgage Loan having the latest maturity date in each pool and assuming a Subsequent Mortgage Loan having a final stated maturity date of December 31, 2028 is purchased by the Trust and included in Pool I. The weighted average life of the Notes is likely to be shorter than would be the case if payments actually made on the related Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to any class of the Notes could occur significantly earlier than the Final Stated Maturity Date because (i) prepayments (including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like) on Mortgage Loans are likely to occur, (ii) thirteen (13) months have been added to obtain the Final Stated Maturity Date above, (iii) the over-collateralization provisions of the transaction result in the application of Excess Interest to the payment of principal; (iv) the Servicer may cause a liquidation of the Trust Estate when the aggregate outstanding principal amount of the Mortgage Loans is less than 10% of the sum of (a) the aggregate principal balance of the Mortgage Loans purchased on the closing date and (b) the original amount on deposit in the Pre-Funding Account; and (v) the Servicer may, at its option, call the Class A-2 Notes when the aggregate outstanding principal balance of the Class A-2 Notes is equal to or less than 10% of the aggregate original principal balance of the Class A-2 Notes.

     "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the Notes will be influenced by the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes liquidations due to default).

     Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The model used in this prospectus supplement ("Home Equity Prepayment" or "HEP") is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 25% HEP assumes a constant prepayment rate of 2.5% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 2.5% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of the Mortgage Loans, 25% HEP assumes a constant prepayment rate of 25% per annum. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The following table has been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"): (i) The Mortgage Loans prepay at the indicated percentage of the Prepayment Assumption, (ii) distributions on the Notes are received in cash on the 25th day of each month commencing in December 1998, (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the Mortgage Loans occur, (iv) scheduled payments are assumed to be received on the last day of each month commencing in November 1998 (or as set forth in the following table) and prepayments represent payments in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in November 1998 (or as set forth in the following table) and include thirty (30) days' interest thereon, (v) the Class A-2 Note Rate remains constant at 6.177% per annum, (vi) the Notes are purchased on December 7, 1998,
(vii) the Specified Over-collateralized Amount is as set forth in the Indenture,
(viii) on each Distribution Date, all Excess Interest for each pool is applied to build up over-collateralization necessary to satisfy the Specified Over-Collateralized Amount for each pool (except for the first Distribution Date, on which the amount of Excess Interest applied to build up over-collateralization is zero), (ix) the Mortgage Loans in Pool I consist of eight (8) Mortgage Loans having the following characteristics:


    Principal           Mortgage          Net Mortgage      Original Amortizing   Remaining Amortizing    Remaining Term to
   Balance ($)      Interest Rate (%)   Interest Rate (%)     Term (in months)      Term (in months)     Maturity (in months)
-----------------   -----------------   -----------------   -------------------   --------------------   --------------------
$ 6,826,127.18           11.833              11.333                 167                   167                    167
  4,350,270.89           10.740              10.240                 240                   239                    239
 19,343,557.21           10.751              10.251                 359                   359                    359
 14,480,044.72           11.161              10.661                 340                   340                    215
  3,033,834.30(1)        11.833              11.333(2)              167                   167                    167
  1,933,453.73(1)        10.740              10.240(2)              240                   240                    240
  8,597,136.54(1)        10.751              10.251(2)              359                   359                    359
  6,435,575.43(1)        11.161              10.661(2)              340                   340                    215

--------------
(1) Assumes transfer to the Trust in January 1999 of Mortgage Loans with the characteristics set forth above. The actual characteristics of such Mortgage Loans may vary from such assumptions. Scheduled payments are assumed to be received on the last day of each month commencing in January 1999. Prepayments are assumed to be received on the last day of each month commencing in January 1999 and include 30 days' interest thereon.
(2) During the first Due Period, interest is assumed to be available for payment to the Notes at the assumed Note Rate (6.60%).

     (x) The Mortgage Loans in Pool II consists of three (3) Mortgage Loans having the following characteristics:

    Principal           Mortgage          Net Mortgage      Original Amortizing   Remaining Amortizing    Remaining Term to
   Balance ($)      Interest Rate (%)   Interest Rate (%)     Term (in months)      Term (in months)     Maturity (in months)
-----------------   -----------------   -----------------   -------------------   --------------------   --------------------
 $1,203,932.96           10.684             10.184                 180                    180                    180
  7,723,230.61           10.705             10.205                 346                    346                    346
  6,072,836.43           11.673             11.173                 336                    336                    203

     The foregoing Modeling Assumptions are assumptions and are not necessarily indicative of actual performance.

     Based upon the foregoing Modeling Assumptions, the tables below indicate the weighted average life and earliest retirement date of the Notes assuming that the related Mortgage Loans prepay according to the indicated percentages of the Prepayment Assumption.

                             Weighted Average Lives

Class A-1 Notes

            Prepayment         Weighted Average             Earliest
         Assumption (HEP)     Life in Years(1)(2)      Retirement Date(2)
         ----------------     -------------------      ------------------
                0%                   16.2                    5/25/26
               15%                    5.0                    9/25/11
               20%                    3.9                   11/25/08
               25%                    3.2                   11/25/06
               30%                    2.7                    7/25/05
               35%                    2.3                    7/25/04

Class A-2 Notes

            Prepayment         Weighted Average             Earliest
         Assumption (HEP)   Life in Years(1)(2)(3)   Retirement Date(2)(3)
         ----------------   ----------------------   ---------------------
                0%                   16.7                    8/25/25
               15%                    5.1                    8/25/11
               20%                    3.9                    8/25/08
               25%                    3.2                    9/25/06
               30%                    2.6                    4/25/05
               35%                    2.3                    4/25/04

------------------
(1) The weighted average life of each class of Notes is determined by (a) multiplying the amount of each principal payment used to retire the related class of Notes by the number of years from the closing date to the final Distribution Date when the related class of Notes is fully retired; (b) adding the results; and (c) dividing the sum by the original principal balance of such class.
(2) Determined assuming early termination of the Trust Estate occurs as stated herein.
(3) Determined assuming the call of the Class A-2 Notes occurs as stated herein.

                             ----------------------

     There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of HEP.

     The Indenture provides that none of the Note Insurer, the Trust, the Indenture Trustee, the Seller, the Depositor, the Originators or the Servicer will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the applicable Note Rate, with respect to any holder of Notes upon reinvestment of the funds received in connection with any premature repayment of principal on the Notes, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such Mortgage Loan, or any repurchase of or substitution for any Mortgage Loan by the Seller or the Servicer.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion of certain of the material federal income tax consequences of the purchase, ownership and disposition of the Notes is to be considered only in connection with "Certain Federal Income Tax Consequences" in the accompanying prospectus. The discussion herein and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

Treatment of the Class A-1 Notes

     The Originators, the Seller, the Depositor and the Trust agree, and the holders of the Class A-1 Notes will agree by their purchase of the Notes, to treat the Class A-1 Notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purpose of securities with terms substantially the same as the Class A-1 Notes. In general, whether instruments such as the Class A-1 Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining if for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the propriety. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewy Ballantine LLP, tax counsel to the Depositor ("Tax Counsel"), is of the opinion that, for federal income tax purposes, the Class A-1 Notes will be treated as indebtedness, and not as an ownership interest in the Mortgage Loans, or an equity interest in the sub-trust of the Trust consisting of the Pool I Mortgage Loans or in a separate association taxable as a corporation or other taxable entity. Further, Tax Counsel is of the opinion that sub-trust of the Trust consisting of the Pool I Mortgage Loans will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. See "Certain Federal Income Tax Consequences -- Debt Securities" in the accompanying prospectus.

     If the Class A-1 Notes are characterized as indebtedness, interest paid or accrued on a Class A-1 Note will be treated as ordinary income to holders of the Class A-1 Notes and principal payments on a Class A-1 Note will be treated as a return of capital to the extent of the holder's basis in the Class A-1 Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Class A-1 Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to the holders of the Class A-1 Notes of record and the IRS with respect to the interest paid and original issue discount, if any, accrued on the Class A-1 Notes to the extent required by law.

     Possible Alternative Characterizations of the Class A-1 Notes. Although, as described above, it is the opinion of Tax Counsel that for federal income tax purposes, the Class A-1 Notes will be characterized as indebtedness, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the Class A-1 Notes did not represent debt for federal income tax purposes, holders of the Class A-1 Notes would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the holders of the Class A-1 Notes were treated as owing an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deduction for a holder of a Class A-1 Note would differ if the Class A-1 Notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the Class A-1 Notes as indebtedness for federal income tax purpose, none of the Servicer, the Indenture Trustee or the Owner Trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Class A-1 Notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Class A-1 Notes.

     Special Tax Attributes. The Class A-1 Notes will not represent "real estate assets" for purposes of Section 865(c)(4)(A) of the Code or "[l]oans ... primarily secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code.

     Discount and Premium. It is not anticipated that the Class A-1 Notes will be issued with any original issue discount. See "Certain Federal Income Tax Consequences -- Discount and Premium -- Original Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is the Prepayment Assumption. See "Prepayment and Yield Considerations" herein. In addition, a subsequent purchaser who buys a Class A-1 Note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Certain Federal Income Tax Consequences -- Discount and Premium -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a Class A-1 Note for more than its principal amount may be subject to the "market premium" rules of the

Code. See "Certain Federal Income Tax Consequences -- Discount and Premium -- Securities Purchased at a Premium" in the accompanying prospectus.

     Sale or Redemption of the Class A-1 Notes. If a Class A-1 Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the Class A-1 Note. See "Certain Federal Income Tax Consequences -- Debt Securities -- Sale or Exchange" in the accompanying prospectus.

     Other Matters. For a discussion of backup withholding and taxation of foreign investors in the Class A-1 Notes, see "Certain Federal Income Tax Consequences -- Backup Withholding" and " --Foreign Investors -- Grantor Trust, REMIC Regular and Debt Securities" in the accompanying prospectus.

Treatment of the Class A-2 Notes

     An election will be made to treat the sub-trust of the Trust consisting of the Pool II Mortgage Loans as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. Qualification as a REMIC requires ongoing compliance with certain conditions. Tax Counsel will deliver its opinion that, assuming the REMIC election is made and compliance with the Trust Agreement and the Indenture, the sub-trust of the Trust consisting of the Pool II Mortgage Loans will be treated as a REMIC for federal income tax purposes. The Class A-2 Notes will be designated as "regular interests" in the REMIC constituted by the sub-trust of the Trust consisting of the Pool II Mortgage Loans and the Trust Certificate relating to Pool II will be designated as the sole "residual interest" in such REMIC.

     For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Holders of Class A-2 Notes that otherwise report income under a cash method of accounting will be required to report income with respect to such Class A-2 Note under the accrual method. See "Certain Federal Income Tax Consequences -- REMIC Securities" in the accompanying prospectus.

     Discount and Premium. It is not anticipated that the Class A-2 Notes will be issued with any original issue discount. See "Certain Federal Income Tax Consequences -- Discount and Premium -- Original Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is the Prepayment Assumption. See "Prepayment and Yield Considerations" herein. No representation is made that any of the Mortgage Loans will prepay at such rates or any other rate. In addition, a subsequent purchaser who buys a Class A-2 Note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Certain Federal Income Tax Consequences -- Discount and Premium -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a Class A-2 Note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Certain Federal Income Tax Consequences -- Discount and Premium -- Securities Purchased at a Premium" in the accompanying prospectus.

     Special Tax Attributes. The Class A-2 Notes possess certain special tax attributes by virtue of the REMIC provisions of the Code. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Special Tax Attributes" in the accompanying prospectus.

     Sale or Redemption of the Class A-2 Notes. If a Class A-2 Note is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the Class A-2 Note. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Sales of REMIC Securities" in the accompanying prospectus.

     Other Matters. For a discussion of backup withholding and taxation of foreign investors in the Class A-2 Notes, see "Certain Federal Income Tax Consequences -- Backup Withholding" and " --Foreign Investors -- Grantor Trust, REMIC Regular and Debt Securities" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Section 406 of ERISA prohibits Plans from engaging in certain transactions involving the assets of such Plans with Parties in Interest with respect to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under
Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on Plan fiduciaries and Parties-in-Interest (or Disqualified Persons) that engage in "prohibited transactions" involving assets of a Plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and Disqualified Persons with respect to such arrangements and plans, also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA.

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Seller believes that the Class A-1 Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part on the traditional debt features of the Class A-1 Notes, including the reasonable expectation of purchasers of the Class A-1 Notes that the Class A-1 Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Class A-1 Notes could change if the Trust incurs losses. However, even if the Class A-1 Notes are treated as debt for such purposes, the acquisition or holding of Class A-1 Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes a Party in Interest or a Disqualified Person with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a Plan which acquires the Class A-1 Notes, or to whom the Class A-1 Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Class A-1 Notes will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

     Because the Class A-2 Notes may be treated as an "equity interest" under the Plan Asset Regulations, in the absence of an exemption, the purchase, sale or holding of any Class A-2 Note by a Plan subject to Section 406 of ERISA or
Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

     On June 6, 1990, the DOL issued to Prudential Securities Incorporated an individual administrative exemption, Prohibited Transaction Exemption 90-32 (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by a Plan of REMIC notes issued by pass-through trusts that meet the conditions and requirements of the Exemption. Among the conditions that must be satisfied for the Exemption to apply are the following:

     (a) The Acquisition of the Class A-2 Notes by a Plan is on terms (including the price for the Class A-2 Notes) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (b) The rights and interests evidenced by the Class A-2 Notes acquired by the Plan are not subordinated to the rights and interests evidenced by other notes of the Trust Estate;

     (c) The Class A-2 Notes acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of S&P, Moody's, Fitch IBCA, Inc. ("Fitch IBCA"), or Duff & Phelps Credit Rating Co. ("DCR");

     (d) The sum of all payments made to the Underwriter in connection with the distribution of the Class A-2 Notes represents not more than reasonable compensation for underwriting the Class A-2 Notes. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Sale and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

     (e) The Indenture Trustee is not an affiliate of any other member of the Restricted Pool (as defined below); and

     (f) The Plan investing in the Class A-2 Notes is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Trust Estate also must meet the following requirements:

     (i) the corpus of the Trust Estate must consist solely of assets of the type which have been included in other investment pools;

     (ii) notes in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, DCR or Fitch IBCA for at least one year prior to the Plan's acquisition of notes; and

     (iii) notes evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A-2 Notes.

     In order for the Exemption to apply to certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire Class A-2 Notes, the Exemption requires, among other matters, that: (i) in the case of an acquisition in connection with the initial issuance of Notes, at least fifty percent (50%) of each class of notes in which Plans have invested is acquired by persons independent of the Restricted Pool and at least fifty percent (50%) of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Pool (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the Trust Estate; (iii) the Plan's investment in Class A-2 Notes does not exceed twenty-five percent (25%) of all of the notes outstanding at the time of the acquisition and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in notes representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Exemption does not apply to certain prohibited transactions in the case of Plans sponsored by the Underwriter, the Indenture Trustee, the Servicer, any obligor with respect to more than five percent (5%) of the fair market value of the Mortgage Loans included in the Trust Estate, any entity deemed to be a "sponsor" of the Trust Estate as such term is defined in the Exemption, or any affiliate of any such party (the "Restricted Pool").

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     The sale of Notes to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular ERISA Plan. Any fiduciary of an ERISA Plan considering whether to purchase a Note should carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. Before purchasing a Class A-2 Note, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption and whether the conditions of such Exemption will be applicable to the Class A-2 Notes.

                                LEGAL INVESTMENT

     The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement dated October 16, 1998 (the "Underwriting Agreement") between the Depositor and Prudential Securities Incorporated (the "Underwriter"), the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Notes. The Depositor is obligated to sell, and the Underwriter is obligated to purchase, all of the Notes offered hereby if any are purchased.

     The Underwriter has advised the Depositor that it proposes to offer the Notes purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Notes for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Notes purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter and any profit on the resale of Notes by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with the offering of the Notes, the Underwriter and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Notes for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

     For further information regarding any offer or sale of the Notes pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the accompanying prospectus.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

     Prudential Securities Incorporated is an affiliate of the Depositor.

                                     EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     RATINGS

     It is a condition to the original issuance of the Notes that they will receive ratings of "AAA" by S&P and "Aaa" by Moody's. The ratings assigned to the Notes will take into account the claims-paying ability of the Note Insurer. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's Rating Services, 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Notes.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Notes will be passed upon for the Originators, the Seller and the Servicer by Blank Rome Comisky & McCauley LLP, Philadelphia, Pennsylvania, for the Trust by Prickett, Jones, Elliot, Kristol & Schnee, Wilmington, Delaware, and for the Depositor and the Underwriter by Dewey Ballantine LLP, New York, New York.


                        INDEX OF PRINCIPAL DEFINED TERMS


ABC................................................16          Due Period.........................................55
ABFS...............................................34          Eligible Account...................................51
Accounts...........................................52          ERISA..............................................80
Accrual Period......................................2          Euroclear..........................................43
Available Amount...............................53, 57          Euroclear Operator.................................45
Available Funds Carry-Forward Amount................3          Euroclear Participants.............................45
Available Funds Note Rate...........................1          European Depositaries..............................43
Balloon Loans......................................11          Event of Default...................................61
Bank Alliance Program..............................34          Excess Interest.............................2, 53, 57
Business Day.......................................70          Excess Over-collateralized Amount..................54
Capitalized Interest Account........................6          Exemption..........................................81
Carry-Forward Amount...............................57          Final Stated Maturity Date.........................75
Cede...............................................43          Financial Intermediary.............................43
CEDEL..............................................43          Financial Security.................................72
CEDEL Participants.................................45          First Liens........................................19
Chase..............................................43          Fitch IBCA.........................................81
Civil Relief Act...................................14          Foreclosure Profits................................58
Civil Relief Act Interest Shortfalls...............64          HEP................................................75
Class A-1 Interest Distribution Amount.............57          Holdings...........................................72
Class A-1 Mortgage Loan Interest Shortfalls........57          Home Equity Prepayment.............................75
Class A-1 Notes.....................................1          Indenture..........................................17
Class A-2 Clean-up Call............................68          Indenture Trust Office.............................42
Class A-2 Clean-up Call Date.......................68          Indenture Trustee..............................16, 42
Class A-2 Formula Note Rate.........................1          Indenture Trustee's Fees...........................56
Class A-2 Interest Distribution Amount.............57          Indenture Trustee's Mortgage File..................48
Class A-2 Notes.....................................1          Indenture Trustee's Remittance Report..............61
CLTV...............................................18          Indirect Participants..............................44
Code................................................7          Insurance Agreement................................17
Collateral Agent...................................16          Insurance Proceeds.................................58
Collateral Agent's Fees............................56          Insured Distribution Amount........................58
Collection Account.................................51          Insured Payment....................................58
Cooperative........................................45          Interest Determination Date........................52
Cross-collateralization Reserve Account.............5          Interest Distribution Amount.......................58
Current Interest...................................57          IRS................................................77
Current Interests...................................2          LIBOR..............................................52
Cut-Off Date.......................................17          Liquidated Loan Loss...........................55, 58
DCR................................................81          Liquidation Expenses...............................58
Debt Service Reduction.............................64          Liquidation Proceeds...............................58
Deficient Valuation................................64          LTV................................................49
Definitive Note....................................43          Modeling Assumptions...............................75
Depositor..........................................16          Moody's............................................16
Depository.........................................43          Mortgage Loan Interest Shortfalls...............2, 58
Distribution Account...............................52          Mortgage Loans......................................1
Distribution Date...................................2          Net Foreclosure Profits............................59
DTC................................................43          Net Liquidation Proceeds...........................59


Net REO Proceeds...................................59          Restricted Pool....................................82
NJMIC..............................................16          Rules..............................................44
Nonrecoverable Advance.............................63          S&P................................................16
Note Insurance Policy...........................5, 16          Sale and Servicing Agreement.......................17
Note Insurer................................5, 16, 72          Second Liens.......................................19
Note Rate...........................................1          Securities Act.....................................83
Notes...............................................1          Seller.............................................16
Order..............................................70          Servicer........................................6, 16
Originators........................................16          Servicer Distribution Date.....................52, 63
Over-collateralization Deficit.................55, 59          Servicer Event of Default..........................67
Over-collateralization Increase Amount.........54, 59          Servicer Extension Notice..........................68
Over-collateralization Reduction Amount........54, 59          Servicer Remittance Amount.........................52
Over-collateralized Amount.........................54          Servicer Remittance Report.........................64
Owner Trust Office.................................42          Servicing Advances.................................63
Owner Trustee..................................16, 42          Servicing Fee......................................62
Participants.......................................43          Servicing Fee Rate.................................62
Periodic Advances..................................63          Shortfall Amount...................................55
Permitted Investments..............................42          Similar Law........................................82
Plan...............................................80          SMMEA..............................................82
Plan Assets Regulation.............................80          Specified Over-collateralized Amount...........54, 60
Pool I..............................................1          Specified Reserve Amount...........................56
Pool II.............................................1          Statistical Calculation Date.......................17
Pre-Funding Account.................................6          Statistical Calculation Date Aggregate
Pre-Funding Period.................................47            Principal Balance................................10
Prepayment Assumption..............................75          Subsequent Mortgage Loans..........................18
Prepayment Interest Shortfall......................64          Subsequent Transfer Date...........................34
Principal Distribution Amount......................59          Subservicer........................................16
Principal Prepayments..............................51          Substitution Adjustment............................49
PTCE...............................................80          Successor Servicer.................................68
Qualified Substitute Mortgage Loan.................49          Tax Counsel........................................78
Rating Agencies....................................16          Telerate Page 3750.................................52
Receipt............................................70          Terms and Conditions...............................45
Received...........................................70          Trust...........................................1, 16
Record Date.........................................2          Trust Agreement....................................17
Reference Banks....................................53          Trust Certificates..................................1
Reimbursement Amount...............................56          Trust Estate........................................1
REMIC...........................................7, 79          Unaffiliated Seller's Agreement....................17
REO Proceeds.......................................60          Underwriter........................................82
REO Property.......................................41          Underwriting Agreement.............................82
Reserve Interest Rate..............................53          Upland.............................................16

================================================================================

       No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriter. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus.
                               ------------------

                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT



                                                                  Page
                                                                 ------
Table of Contents ............................................   S-iii
Summary ......................................................     S-1
Risk Factors .................................................     S-8
Transaction Overview .........................................    S-16
The Mortgage Loan Pools ......................................    S-17
The Originators, the Seller and the Servicer .................    S-34
The Owner Trustee ............................................    S-42
The Indenture Trustee ........................................    S-42
Description of the Notes and the Trust Certificates ..........    S-42
Servicing of the Mortgage Loans ..............................    S-62
The Note Insurance Policy ....................................    S-69
The Note Insurer .............................................    S-72
Prepayment and Yield Considerations ..........................    S-74
Certain Federal Income Tax Considerations ....................    S-77
ERISA Considerations .........................................    S-80
Legal Investment .............................................    S-82
Underwriting .................................................    S-82
Experts ......................................................    S-83
Ratings ......................................................    S-83
Legal Matters ................................................    S-84
Index of Principal Defined Terms .............................    S-84

                           PROSPECTUS
Reports ......................................................       3
Available Information ........................................       3
Incorporation of Certain Information By Reference ............       3
Summary of Prospectus ........................................       4
Risk Factors .................................................      12
The Trust Funds ..............................................      17
Description of the Notes .....................................      29
Credit Support ...............................................      43
Prepayment and Yield Considerations ..........................      49
Use of Proceeds ..............................................      53
The Depositor ................................................      53
Underwriting Guidelines ......................................      54
Servicing of the Mortgage Loans and Contracts ................      55
The Pooling and Servicing Agreement ..........................      66
Certain Legal Aspects of the Mortgage Loans
  and Contracts ..............................................      69
Certain Federal Income Tax Consequenses ......................      84
ERISA Considerations .........................................      97
Legal Investment .............................................     101
Plan of Distribution .........................................     102
Legal Matters ................................................     103
Rating .......................................................     103
Additional Information .......................................     103
Index of Significant Definitions .............................     104

================================================================================

================================================================================

                                  $79,200,000

                        ABFS Mortgage Loan Trust 1998-4
                                    Issuer


                          American Business Financial
                                Services, Inc.
                                    Sponsor


                        American Business Credit, Inc.
                                   Servicer


                             Prudential Securities
                         Secured Financing Corporation
                                   Depositor



                                  $64,350,000
                                Class A-1 Notes


                                  $14,850,000
                                Class A-2 Notes


                            Mortgage Backed-Notes,
                                 Series 1998-4




                          -----------------------------
                             PROSPECTUS SUPPLEMENT
                          -----------------------------




                             Prudential Securities
                                 Incorporated




                               December 4, 1998


================================================================================